UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Tellurian Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, TX 77002
August 27, 2024
Dear Stockholder:
We cordially invite you to attend a special meeting, which we refer to as the “special meeting,” of the stockholders of Tellurian Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” “Tellurian” or the “Company,” to be held on Thursday, October 3, 2024 at 8:30 a.m. Central Time at the Hyatt Regency Houston Downtown, located at 1200 Louisiana Street, Second Floor, Arboretum 1-2 Room, Houston, Texas 77002.
On July 21, 2024, the Company entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” with Woodside Energy Holdings (NA) LLC, a Delaware limited liability company, which we refer to as “Parent,” and Woodside Energy (Transitory) Inc., a Delaware corporation and wholly owned subsidiary of Parent, which we refer to as “Merger Sub,” providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent, which we refer to as the “merger.” Parent and Merger Sub are wholly owned subsidiaries of Woodside Energy Group Ltd, a global energy company headquartered in Australia.
If the merger is consummated, each share of Company common stock, par value $0.01 per share, which we refer to as “Company common stock,” issued and outstanding immediately prior to the effective time of the merger will, other than excluded shares and dissenting shares (each as defined in the accompanying proxy statement), be converted into the right to receive $1.00 in cash, without interest, and subject to deduction for any required tax withholding. If the merger is consummated, each share of Company Series C convertible preferred stock, par value $0.01 per share, which we refer to as “Company preferred stock,” issued and outstanding immediately prior to the effective time of the merger will, other than excluded shares and dissenting shares, be converted into the right to receive $8.16489 in cash, without interest, and subject to deduction for any required tax withholding, in accordance with the terms of the certificate of designations of the Company preferred stock. We refer to Company common stock and Company preferred stock collectively as “Company stock.”
At the special meeting, you will be asked to consider and vote on the following matters:
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a proposal to approve the adoption of the merger agreement (which we refer to as the “merger agreement proposal”);

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a proposal to approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger (which we refer to as the “nonbinding merger-related compensation proposal”); and

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a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal (which we refer to as the “adjournment proposal”).

The board of directors of the Company, which we refer to as the “Board,” has unanimously declared advisable, adopted and approved the merger agreement and recommended that the Company’s stockholders vote in favor of the merger agreement proposal. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Your vote is very important, regardless of the number of shares that you own. The merger cannot be completed unless the holders of a majority of the voting power of the outstanding shares of Company common stock and Company preferred stock (voting on an as-converted to Company common stock basis) entitled to vote thereon as of the record date, voting together as a single class, vote in favor of the merger agreement proposal.
The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission, which we refer to as the “SEC,” by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information.”
If you have any questions or need assistance submitting a proxy to have your shares of Company stock voted at the special meeting, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, by calling toll free at (877) 750-8338, or for banks and brokers, collect at (212) 750-5833.
Thank you in advance for your cooperation and continued support.
Sincerely,

Martin J. Houston Executive Chairman	Daniel A. Belhumeur President
The accompanying proxy statement is dated August 27, 2024. The notice of meeting, the proxy statement and the form of proxy card are being mailed to our stockholders on or about September 3, 2024.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER AGREEMENT OR THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT AT THE MEETING WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU HOLD YOUR SHARES OF COMPANY STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE. AS A BENEFICIAL OWNER OF SHARES OF COMPANY STOCK HELD IN “STREET NAME,” YOU HAVE THE RIGHT TO DIRECT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE ON HOW TO VOTE THE SHARES IN YOUR ACCOUNT. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY STOCK AT THIS TIME. IF THE MERGER AGREEMENT PROPOSAL IS APPROVED AND THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER ANY STOCK CERTIFICATES.

TELLURIAN INC.
1201 Louisiana Street, Suite 3100
Houston, TX 77002
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Time and Date:	8:30 a.m. Central Time on Thursday, October 3, 2024
Place:	Hyatt Regency Houston Downtown 1200 Louisiana Street, Second Floor, Arboretum 1-2 Room Houston, Texas 77002
Items of Business:
To consider and vote on:
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a proposal to approve the adoption of the Agreement and Plan of Merger, dated as of July 21, 2024, as it may be amended from time to time, which we refer to as the “merger agreement,” a copy of which (i) is attached as Annex A to the accompanying proxy statement and is incorporated in its entirety into this notice and made a part hereof and (ii) includes as Exhibit 1 thereto the form of certificate of incorporation of the surviving corporation of the merger (as defined below) by and among Tellurian Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” “Tellurian,” or the “Company,” Woodside Energy Holdings (NA) LLC, a Delaware limited liability company, which we refer to as “Parent,” and Woodside Energy (Transitory) Inc., a Delaware corporation and wholly owned subsidiary of Parent, which we refer to as “Merger Sub” (which we refer to as the “merger agreement proposal”);

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a proposal to approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger (which we refer to as the “nonbinding merger-related compensation proposal”); and

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a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal (which we refer to as the “adjournment proposal”).

Record Date:	You may vote if you were a stockholder of record at the close of business on August 26, 2024.
Proxy Voting:
Your vote is very important, regardless of the number of shares of Company stock you own. The merger of Merger Sub with and into the Company, with the Company surviving the merger, which we refer to as the “merger,” and other transactions contemplated by the merger agreement cannot be consummated unless the merger agreement proposal is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock, par value $0.01 per share, which we refer to as “Company common stock,” and Company Series C convertible preferred stock, par value $0.01 per share, which we refer to as “Company preferred stock,” (voting on an as-converted to Company common stock basis) entitled to vote thereon as of the record date, voting together as a single class. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock and Company preferred stock, which we refer to collectively as “Company stock,” will be represented and voted at the special meeting if you are unable to attend. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares of Company stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.

If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of Company stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares of Company stock in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares of Company stock in person at the special meeting, unless you request and obtain a valid proxy from your bank, brokerage firm or other nominee.

Recommendation:
The board of directors of the Company, which we refer to as the “Board,” has unanimously declared advisable, adopted and approved the merger agreement and recommended that the Company’s stockholders approve the merger agreement proposal. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Attendance:
Only stockholders of record or their duly authorized proxies have the right to vote at and attend the special meeting. Beneficial owners of shares are invited to attend the special meeting. If your shares are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company stock. Beneficial owners who wish to vote in person at the meeting should obtain a valid proxy from their bank, broker or other nominee. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

Appraisal Rights:
If the merger is completed, the Tellurian stockholders of record and beneficial owners of Company stock who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, as amended, and all rules and regulations promulgated thereunder, which we refer to as the “DGCL,” but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL. This means that you may be entitled to have the fair value of your shares of Company common stock or Company preferred stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration or preferred stock merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The amount you ultimately receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement. See “Appraisal Rights” beginning on page 83 and Annex C of the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT AT THE MEETING WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU HOLD YOUR SHARES OF COMPANY STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU SHOULD FOLLOW THE PROCEDURES PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE IN ORDER TO VOTE. AS

A BENEFICIAL OWNER OF SHARES OF COMPANY STOCK HELD IN “STREET NAME,” YOU HAVE THE RIGHT TO DIRECT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE ON HOW TO VOTE THE SHARES IN YOUR ACCOUNT.
By order of the Board of Directors,
Meredith S. Mouer
General Counsel and Corporate Secretary
August 27, 2024
Houston, TX

i

ii

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the board of directors of the Company, which we refer to as the “Board,” for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about September 3, 2024 to our stockholders who owned shares of Company common stock, par value $0.01 per share, which we refer to as “Company common stock,” and Company Series C convertible preferred stock, par value $0.01 per share, which we refer to as “Company preferred stock,” as of the close of business on August 26, 2024.
SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain additional information about the Company without charge by following the instructions under “Where You Can Find More Information” beginning on page 89.
Parties to the Merger (Page 24)
The parties to the merger agreement and the merger are the following:
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Tellurian Inc., which we refer to as “we,” “us,” “our,” “Tellurian” or the “Company,” aims to generate shareholder value by establishing a competitive, liquefied natural gas, or “LNG,” enterprise, effectively supplying natural gas to customers worldwide. Headquartered in Houston, Texas, Tellurian is actively developing Driftwood LNG, an approximately 27.6 million tonnes per annum, or “mtpa,” LNG export facility, which we refer to as the “Driftwood terminal,” and associated pipeline network. We refer to the Driftwood terminal and the associated pipeline network collectively as the “Driftwood Project.” Tellurian’s common stock is publicly traded on the NYSE American LLC, or “NYSE American,” under the symbol “TELL.” The principal executive offices of Tellurian are located at 1201 Louisiana Street, Suite 3100, Houston, TX 77002, and our telephone number is (832) 320-9548.

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Woodside Energy Holdings (NA) LLC, which we refer to as “Parent,” is a Delaware limited liability company, and a wholly owned subsidiary of Woodside Energy Group Ltd, which we refer to as “Woodside.” Woodside is a global energy company, headquartered in Perth and founded in Australia more than 70 years ago. Its securities are listed on the Australian Stock Exchange (ASX: WDS), the New York Stock Exchange (NYSE: WDS) and the London Stock Exchange (LSE: WDS). Upon completion of the merger, the Company will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 1500 Post Oak Boulevard, Houston, TX 77056, and its telephone number is (713) 961-8500.

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Woodside Energy (Transitory) Inc., which we refer to as “Merger Sub,” is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the “surviving corporation.” The principal executive offices of Merger Sub are located at 1500 Post Oak Boulevard, Houston, TX 77056, and its telephone number is (713) 961-8500.

The Special Meeting (Page 19)
Time, Place and Purpose of the Special Meeting (Page 19)
The special meeting of the stockholders of the Company, which we refer to as the “special meeting,” will be held on Thursday, October 3, 2024, starting at 8:30 a.m. Central Time at the Hyatt Regency Houston Downtown, located at 1200 Louisiana Street, Second Floor, Arboretum 1-2 Room, Houston, Texas 77002.

At the special meeting, holders, which we refer to as “stockholders,” of Company common stock and of Company preferred stock will be asked to consider and vote on:
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a proposal to approve the adoption of the merger agreement (which we refer to as the “merger agreement proposal”);

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a proposal to approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with the merger (which we refer to as the “nonbinding merger-related compensation proposal”); and

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a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement (which we refer to as the “adjournment proposal”).

We refer to Company common stock and Company preferred stock collectively as “Company stock.”
Record Date and Quorum (Page 19)
You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock or Company preferred stock as of the close of business on August 26, 2024, which is the date we have set as the record date for the special meeting, and which we refer to as the “record date.” You will have one vote for each share of Company common stock or Company preferred stock that you owned on the record date. As of the record date, there were 893,878,455 shares of Company common stock and 6,123,782 shares of Company preferred stock outstanding and entitled to vote at the special meeting. A quorum is necessary to transact business at the special meeting, including the approval of the merger agreement proposal and approval of the nonbinding merger-related compensation proposal. The holders of 33 1∕3% in voting power of the total number of shares issued and outstanding and entitled to be voted at the special meeting, present in person or by proxy, constitutes a quorum for the purposes of the special meeting. The Company’s amended and restated bylaws, which we refer to as our “bylaws,” provide that a special meeting may be adjourned whether or not a quorum is present.
Vote Required (Page 19)
Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock and Company preferred stock (voting on an as-converted to Company common stock basis), entitled to vote thereon as of the record date, voting together as a single class.
Under our bylaws, approval of the nonbinding merger-related compensation proposal requires the affirmative vote of the holders of a majority of the votes cast with respect to the proposal.
Under our bylaws, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast with respect to the proposal.
Shares Owned by Our Directors and Executive Officers (Page 21)
As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 23,576,415 shares of Company common stock, representing approximately 2.6% of the outstanding shares of Company common stock on the record date and 2.6% of the outstanding shares of Company stock on the record date.
All of the directors and executive officers entitled to vote on the proposals have informed the Company that they currently intend to vote all of their shares of Company common stock (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.
Proxies and Revocation (Page 21)
Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Company stock in “street name,” please contact your bank, brokerage firm or other nominee for the instructions of such bank, brokerage firm or other nominee on how to vote your shares. Please note that if you are a beneficial owner of shares of Company stock held in “street name” and wish to vote in person at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee at the special meeting.
If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company stock will not be voted on the merger agreement proposal, which will have the same effect as a vote “AGAINST” the merger agreement proposal, and your shares of Company stock will not have an effect on the nonbinding merger-related compensation proposal or the adjournment proposal.
If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary at Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, which must be delivered to the Corporate Secretary by certified mail, return receipt requested, by the close of business on the day prior to the special meeting, or by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke your proxy.
The Merger (Page 25)
The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger, which we refer to as the “merger,” and will continue to do business following the merger. As a result of the merger, the Company will become a direct, wholly owned subsidiary of Parent and will no longer be a public company. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.
Conversion of Shares (Page 60)
In the merger, each share of Company common stock, other than as provided below, will be converted into the right to receive $1.00 in cash, without interest, and subject to deduction for any required tax withholding. We refer to this consideration per share of Company common stock as the “merger consideration.” In the merger, each share of Company preferred stock, other than as provided below, will be converted into the right to receive $8.16489 in cash, without interest, and subject to deduction for any required tax withholding, in accordance with the certificate of designations of the Company preferred stock. We refer to this consideration per share of Company preferred stock as the “preferred stock merger consideration.” The following shares of Company common stock or Company preferred stock will not be converted into the right to receive the merger consideration or preferred stock merger consideration in connection with the merger:
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shares held by any of our stockholders who have not voted to approve the merger agreement proposal or consented thereto in writing, and have perfected and not withdrawn a demand for appraisal of such shares in accordance with the General Corporation Law of the State of Delaware, as amended, and all rules and regulations promulgated thereunder, which we refer to as the “DGCL.” We sometimes refer to the shares described in the foregoing sentence, collectively, as the “dissenting shares”; and

•
shares held directly by Parent or Merger Sub, or by the Company as treasury stock. We sometimes refer to the shares described in the foregoing sentence, collectively, as the “excluded shares.”

Reasons for the Merger; Recommendation of the Board of Directors (Page 35)
After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the Board, by a unanimous vote of all directors:
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determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and its stockholders;

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approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger;

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approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger;

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resolved to recommend approval and adoption of the merger agreement by the Company’s stockholders; and

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directed that the merger agreement be submitted to the Company’s stockholders for their approval and adoption.

The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.
Opinion of Lazard Frères & Co. LLC (Page 39)
In connection with the merger, on July 21, 2024, the Company’s financial advisor, Lazard Frères & Co. LLC, which we refer to as “Lazard,” rendered its oral opinion to the Board, and subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid to holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement is fair, from a financial point of view, to the holders of Company common stock (other than excluded shares and dissenting shares).
The full text of Lazard’s written opinion, dated July 21, 2024, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The summary of Lazard’s opinion included in the section entitled “The Merger — Opinion of Lazard Frères & Co. LLC” is qualified in its entirety by reference to the full text of the written opinion. We encourage you to read Lazard’s written opinion and that section carefully and in their entirety. Lazard’s opinion was directed to the Board for the information and assistance of the Board in connection with its evaluation of the merger and only addressed the fairness, from a financial point of view, to the holders of Company common stock (other than excluded shares and dissenting shares) of the merger consideration to be paid to the holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement as of the date of Lazard’s opinion. Lazard’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger. Lazard’s opinion did not address any other aspect of the merger and was not intended to and does not constitute a recommendation to any holder of Company common stock as to how such holder should vote or act with respect to the merger or any matter relating thereto.
Financing of the Merger (Page 46)
Completion of the merger is not subject to a financing condition. Parent and Merger Sub have represented in the merger agreement that, as of the closing date of the merger, Parent will have available sufficient cash and other sources of immediately available funds to pay the merger consideration, the preferred stock merger consideration, and all other cash amounts payable pursuant to the merger agreement.
Guaranty (Page 46)
On July 21, 2024, Woodside Energy (USA) Inc., which we refer to as “Guarantor/Lender,” provided a guaranty in favor of the Company, which we refer to as the “guaranty.” The guaranty guarantees, among other things, the performance of Parent’s and Merger Sub’s obligations under the merger agreement, including the payment of the merger consideration, any termination fee and certain other obligations of Parent and Merger Sub pursuant to the merger agreement, subject to a cap of $250,000,000. Guarantor/Lender is a Delaware corporation and an affiliate of Parent.

Bridge Loan Agreement (Page 46)
On July 21, 2024, in connection with the execution of the merger agreement, Tellurian and certain of its subsidiaries, as subsidiary guarantors, which we refer to as the “loan parties,” entered into a Bridge Loan Agreement, which we refer to as the “bridge loan agreement,” with Guarantor/Lender, pursuant to which the Company may borrow from Guarantor/Lender up to $230,000,000.
See “The Merger — Bridge Loan Agreement” beginning on page 46 for additional information.
Interests of Company Directors and Executive Officers in the Merger (Page 47)
In considering the recommendation of the Board with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair, advisable and in the best interests of the Company and its stockholders, and in making the Board’s recommendation regarding the approval of the merger agreement proposal as described in “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 35. These interests include:
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accelerated vesting and payment of cash incentive awards related to the Company’s Driftwood liquefied natural gas liquefaction facility and equity awards;

•
the possible post-closing employment and compensation arrangements for certain executive officers of the Company;

•
in the event of certain terminations of employment, the payment of cash severance and the provision of other termination amounts or benefits; and

•
the continued indemnification and liability insurance for directors and officers following completion of the merger.

Certain Material U.S. Federal Income Tax Consequences of the Merger (Page 54)
The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger”). A U.S. holder that exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) such U.S. holder’s adjusted tax basis in such shares. The U.S. federal income tax consequences of the merger to a holder of Company common stock will depend on such holder’s own tax situation.
You should read “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 for a more detailed discussion of certain U.S. federal income tax consequences of the merger, including with respect to a holder of Company common stock that is a non-U.S. holder (as defined therein). You should also consult your own tax advisor for a complete analysis of the particular tax consequences of the merger to you in light of your own particular circumstances.
The Merger Agreement (Page 59)
Conversion of Shares (Page 60)
If the merger is completed, each share of Company common stock, other than the excluded shares and dissenting shares, will be converted into the right to receive $1.00 in cash, without interest, and subject to deduction for any required tax withholding. If the merger is completed, each share of Company preferred stock, other than the excluded shares and dissenting shares, will be converted into the right to receive $8.16489 in cash, without interest, and subject to deduction for any required tax withholding, in accordance with the terms of the certificate of designations of the Company preferred stock.

Pursuant to the merger agreement, at the effective time of the merger, each warrant to purchase Company common stock will automatically be converted into a warrant exercisable for the merger consideration unless it is repurchased pursuant to the terms of the warrant upon timely notice.
Treatment of Company Equity-Based Awards (Page 62)
Pursuant to the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of Company common stock granted under the Company equity plans or otherwise, which we refer to as a “Company option,” will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable taxes, equal to the product of (i) the amount by which the merger consideration exceeds the exercise price of such Company option and (ii) the aggregate number of shares issuable upon the exercise of such Company option. Any Company option with an exercise price that is equal to or greater than the merger consideration will be canceled without the payment of consideration.
At the effective time of the merger, shares of Company restricted stock, restricted stock units and tracking units will be converted into the right to receive a lump-sum amount in cash, without interest, equal to the merger consideration, subject in some cases to continuing vesting requirements, as set forth in the merger agreement.
See “The Merger Agreement — Treatment of Company Equity and Equity-Based Awards” beginning on page 62 for additional information.
Covenants Relating to the Interim Operations of the Company’s Business, Restrictions on Solicitation of Other Acquisition Proposals, and Restrictions on Changes of Recommendation to Company Stockholders (Page 66)
The merger agreement contains customary representations, warranties and covenants made by each of Tellurian, Parent and Merger Sub, including, among others, the obligation of Tellurian to conduct its business in the ordinary course, consistent with past practice and to refrain from taking certain specified actions without the consent of Parent. In addition, the merger agreement contains covenants that require Tellurian to call and hold a special meeting of the stockholders and use reasonable best efforts to solicit the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company common stock and Company preferred stock (voting on an as-converted to Company common stock basis) entitled to vote thereon as of the record date, voting as a single class, which we refer to as the “Company stockholder approval,” except to the extent that the Board has made a change of recommendation as permitted by the merger agreement.
Tellurian is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (i) solicit alternative acquisition proposals from third parties; (ii) subject to certain exceptions, engage or participate in discussions or negotiations regarding alternative acquisition proposals; (iii) subject to certain exceptions, furnish to any person non-public information in connection with an alternative acquisition proposal; (iv) approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal; (v) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or duly execute any other similar agreement (whether binding or not) (other than a confidentiality agreement not less restrictive to the counterparty than the confidentiality agreement between the Company and Woodside) with respect to any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or requiring the Company to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement; (vi) unless the Board, or any committee thereof, concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Board to the stockholders of the Company under applicable law, amend or grant any waiver, release or modification under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or (vii) agree to do any of the foregoing.
Prior to the receipt of the Company stockholder approval, the Board may, upon receipt of a superior offer (as more fully described under the heading “The Merger Agreement — Restrictions on Solicitation of Other Acquisition Proposals” beginning on page 68) or in response to an intervening event, change its recommendation that Tellurian’s stockholders approve the merger agreement proposal, subject to complying with certain notice requirements and other specified conditions, including giving Parent the opportunity to propose changes to the merger agreement in response to such superior offer or intervening event.
Conditions to the Merger (Page 75)
Consummation of the merger is subject to the satisfaction or waiver of certain conditions, including (i) the approval of the merger agreement proposal by the Company stockholders, (ii) the absence of any law, order or agreement with any governmental entity prohibiting or preventing the consummation of the merger,(iii) the receipt of a regulatory approval from the Committee on Foreign Investment in the United States, which we refer to as “CFIUS,” and (iv) the receipt of each of the required consents from the applicable governmental entity. The obligation of each of Tellurian and Parent to consummate the merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and material compliance by the other party with pre-closing covenants.
Parent’s and Merger Sub’s obligations to consummate the merger are also subject to the satisfaction or waiver of certain additional conditions, including (i) the Company receiving certain specified regulatory approvals from the Department of Energy, which we refer to as the “DOE,” and (ii) the absence of orders or judgments terminating or invalidating certain permits granted by the Federal Energy Regulatory Commission, which we refer to as “FERC,” or DOE authorizations.
Termination (Page 76)
Subject to the additional terms and conditions set forth in the merger agreement, either Tellurian or Parent may terminate the merger agreement if, among other things, (i) the merger has not closed by December 15, 2024, which date may be extended until December 31, 2024 if all of the conditions to closing, other than the condition relating to obtaining to CFIUS approval, have been satisfied or waived (and we refer to such date, as so extended, as the “end date”); (ii) a final, non-appealable injunction or other law has been issued, entered, enacted, promulgated or become effective permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger; (iii) the Company stockholder approval has not been obtained at the conclusion of a duly convened special meeting of Tellurian’s stockholders called for such purpose; or (iv) a CFIUS turndown (as defined under the heading “The Merger Agreement — Termination” beginning on page 76) has occurred.
Parent may terminate the merger agreement (a) prior to the Company stockholder approval, in the event the Board changes its recommendation to the Company stockholders to vote for the merger agreement proposal, the Company willfully breaches its non-solicitation obligations set forth in the merger agreement in a manner that materially impedes, interferes with or hinders the consummation of the merger on or before the end date, or (b) if the Company breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the closing date, would result in a failure of a closing condition and (ii) by its nature, cannot be cured prior to the end date or, if such breach or failure is capable of being cured by the end date, is not cured by the Company within 15 business days after receiving written notice from Parent describing such breach or failure in reasonable detail (provided, that Parent or Merger Sub is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).
Tellurian may terminate the merger agreement (a) at any time prior to obtaining the Company stockholder approval, if (i) the Company receives a superior offer and (ii) the Board authorizes the Company to enter into a definitive agreement to consummate such superior offer in order to accept such superior offer and enter into a definitive agreement to consummate such superior offer substantially concurrently with such termination; provided that, prior to or concurrently with (and as a condition to) such termination, the Company pays or causes to be paid a termination fee of $36,055,000 or (b) if Parent or Merger Sub breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the closing date, would result in a failure of a closing condition and (ii) by its nature, cannot be cured prior to the end date or, if such breach or failure is capable of being cured by the end date, is not cured by Parent or Merger Sub, as applicable, within 15 business days after receiving written notice from the Company describing such breach or failure in reasonable detail (provided, that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).
Termination Fees (Page 77)
Upon termination of the merger agreement under specified circumstances, Tellurian will be required to pay Parent a termination fee of $36,055,000, including upon (i) the termination by Parent (x) if the Board makes a change of recommendation prior to the Company stockholder approval or (y) if there is a willful breach by Tellurian of the non-solicitation provisions of the merger agreement in a manner that materially impedes, interferes with or hinders the consummation of the merger on or before the end date or (ii) the termination by the Company if, prior to obtaining the Company stockholder approval, the Company has received a superior offer, and the Board has authorized the Company to enter into a definitive agreement to consummate such superior offer in order to accept such superior offer and enter into a definitive agreement to consummate such superior offer substantially concurrently with such termination.
Additionally, Parent will be required to pay Tellurian a termination fee of $31,548,000 if the merger agreement is terminated because a CFIUS turndown occurs and is primarily a result of any material breach by Parent or Merger Sub of certain of its obligations under the Merger Agreement.
Appraisal Rights (Page 83)
If the merger is completed, the Tellurian stockholders of record and beneficial owners of Company common stock or Company preferred stock who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Section 262 of the DGCL, but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 83 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex C). This means that you may be entitled to have the fair value of your shares of Company common stock or Company preferred stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration or preferred stock merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The amount you ultimately receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the merger agreement proposal at the special meeting (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your right to appraisal) and you must not vote (either virtually or by proxy) in favor of the adoption of the merger agreement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 83 and the text of the DGCL appraisal rights statute is reproduced in its entirety as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety. In view of the complexity of the DGCL relating to appraisal rights, Tellurian stockholders of record or beneficial owners of Company common stock or Company preferred stock who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex C.
Delisting and Deregistration of Company Common Stock (Page 88)
If the merger is consummated, the Company common stock will be delisted from the NYSE American and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Accordingly, following the consummation of the merger, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC,” on account of the Company common stock.
Conduct of Our Business if the Merger is Not Completed (Page 88)
In the event that the merger agreement proposal is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or Merger

Sub for their shares of Company common stock. Instead, we would remain an independent public company, shares of Company common stock would continue to be listed and traded on the NYSE American and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of Company common stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including as a result of impacts on our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the merger agreement or Parent may be required to pay to the Company a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement — Termination Fees” beginning on page 77. In addition, amounts borrowed under the bridge loan agreement would have to be repaid within 30 days after any valid termination of the merger agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain additional information about the Company without charge by following the instructions under “Where You Can Find More Information” beginning on page 89.
Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. If the merger agreement proposal is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from the NYSE American and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock.

Q.
What will holders of Company common stock receive if the merger is consummated?

A.
Upon completion of the merger, you will be entitled to receive the merger consideration of $1.00 in cash, without interest, and subject to deduction for any required tax withholding, for each share of Company common stock that you own, unless you are entitled to appraisal rights under the DGCL and fully comply with the requirements of Section 262 of the DGCL. For example, if you own 1,000 shares of Company common stock, you will receive $1,000 in cash in exchange for your shares of Company common stock, without interest, and subject to deduction for any required tax withholding. You will not receive any shares of the capital stock in the surviving corporation.

Q.
How does the merger consideration compare to the market price of Company common stock prior to announcement of the merger?

A.
The merger consideration of $1.00 per share of Company common stock represents (i) an approximately 75% premium to the $0.57 closing share price of Company common stock on July 19, 2024, the last full trading day prior to the announcement of the Company’s entry into the merger agreement, and (ii) an approximately 48% premium to the 30-day volume-weighted average closing share price of Company common stock through that same date.

Q.
What will holders of Company preferred stock receive if the merger is consummated?

A.
Pursuant to the merger agreement, at the effective time of the merger, each then-outstanding share of Company preferred stock, other than excluded shares and dissenting shares, will be canceled and converted automatically into the right to receive $8.16489 per share in cash, without interest, and subject to deduction for any required tax withholding, in accordance with the terms of the certificate of designations of the Company preferred stock.

Q.
What will holders of Company stock awards receive if the merger is consummated?

A.
Pursuant to the merger agreement, at the effective time of the merger:

•
each then-outstanding and unexercised Company option will be canceled and converted into the right to receive an amount in cash, without interest, and subject to deduction for any required tax withholding, equal to the product of (i) the amount by which the merger consideration exceeds the exercise price of such Company stock option and (ii) the aggregate number of shares issuable upon the exercise of such Company stock option, without interest and subject to applicable taxes. Any Company stock option with an exercise price that is equal to or greater than the merger consideration will be canceled without the payment of consideration; and

•
each then-outstanding share of Company restricted stock, restricted stock units and tracking units will be converted into the right to receive the merger consideration, subject in some cases to continuing requirements as set forth in the merger agreement.

Q.
What will holders of warrants to purchase shares of Company common stock receive if the merger is consummated?

A.
Pursuant to the merger agreement, at the effective time of the merger, each warrant to purchase shares of Company common stock that is then unexercised and outstanding will automatically be converted into a substantially similar surviving company warrant exercisable for the merger consideration or may be repurchased pursuant to the terms of the warrant.

Q.
How does the Board recommend that I vote?

A.
The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Q.
Why is the Board recommending that I vote “FOR” approval of the merger agreement proposal?

A.
After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 35, the Board, by a unanimous vote of all directors:

•
determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and its stockholders;

•
approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger;

•
approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger;

•
resolved to recommend approval and adoption of the merger agreement by the Company’s stockholders; and

•
directed that the merger agreement be submitted to the Company’s stockholders for their approval and adoption.

Q.
When do you expect the merger to be consummated?

A.
We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the CFIUS approval and the approval by our stockholders of the merger agreement proposal, we currently anticipate that the merger will be consummated during the fourth quarter of 2024. However, we cannot guarantee that the merger will be completed in a timely fashion or at all.

Q.
What happens if the merger is not consummated?

A.
If the merger agreement proposal is not approved by the stockholders of the Company or if the merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Company stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be listed and traded on the NYSE American. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the merger agreement or Parent may be required to pay to the Company a fee with respect to the termination of the merger agreement, as described in the section entitled “The Merger Agreement — Termination Fees” beginning on page 77. In addition, amounts borrowed under the bridge loan agreement would have to be repaid within 30 days after any valid termination of the merger agreement.

Q.
Is the merger expected to be taxable to me?

A.
The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes to U.S. holders (as defined in “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger”). A U.S. holder that exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) such U.S. holder’s adjusted tax basis in such shares. The U.S. federal income tax consequences of the merger to a holder of Company common stock will depend on such holder’s own tax situation. You should read “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 for a more detailed discussion of certain U.S. federal income tax consequences of the merger, including with respect to a holder of Company common stock that is a non-U.S. holder (as defined therein).

Q.
Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board with respect to the merger agreement proposal, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement proposal be approved by the stockholders of the Company. See “The Merger — Interests of Company Directors and Executive Officers in the Merger” beginning on page 47.

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board for use at the special meeting because you owned shares of Company stock as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company stock with respect to such matters.

Q.
When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on Thursday, October 3, 2024 at 8:30 a.m. Central Time at the Hyatt Regency Houston Downtown, located at 1200 Louisiana Street, Second Floor, Arboretum 1-2 Room, Houston, Texas 77002.

Q.
What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on:

•
a proposal to approve the adoption of the merger agreement;

•
a proposal to approve, on a nonbinding advisory basis, the compensation that will or may become payable to our named executive officers in connection with the merger; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement.

Q.
What vote is required for the Company’s stockholders to approve the merger agreement proposal?

A.
The approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock and Company preferred stock (voting on an as-converted to Company common stock basis) entitled to vote thereon as of the record date, voting together as a single class.

Because the affirmative vote required to approve the merger agreement is based upon the total number of outstanding shares of Company stock, if you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the merger agreement proposal.
Q.
What vote is required for the Company’s stockholders to approve the nonbinding merger-related compensation proposal and the adjournment proposal?

A.
Approval of the nonbinding merger-related compensation proposal requires the affirmative vote of the holders of a majority of the votes cast with respect to the proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast with respect to the proposal, whether or not a quorum is present.
If you vote “ABSTAIN” on the nonbinding merger-related compensation proposal or the adjournment proposal, this will have no effect on these proposals. If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company stock will not be voted on these proposals, and thus will have no effect on these proposals.
Q.
Why am I being asked to cast a nonbinding advisory vote to approve merger-related compensation that the Company’s named executive officers will or may receive in connection with the merger?

A.
The SEC’s rules require us to seek a nonbinding advisory vote with respect to certain payments that will or may be made to our named executive officers in connection with the merger.

Q.
What will happen if stockholders do not approve the nonbinding merger-related compensation proposal at the special meeting?

A.
Approval of merger-related compensation that our named executive officers will or may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to merger-related compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the nonbinding merger-related compensation proposal, if the merger agreement proposal is approved by the stockholders and the merger is completed, the compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of the plans, contracts, or other legal arrangements governing such compensation.

Q.
Who can vote at the special meeting?

A.
All of our holders of Company stock of record as of the close of business on August 26, 2024, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company stock that such holder owned as of the record date.

Q.
What is a “broker non-vote”?

A.
Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the merger agreement proposal, the nonbinding merger-related compensation proposal and the adjournment proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company stock on non-discretionary matters, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the special meeting is a routine matter for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and would have no effect on the nonbinding merger-related compensation proposal and the adjournment proposal.

Q.
What constitutes a quorum for the special meeting?

A.
A quorum is necessary to transact business at the special meeting, including the approval of the merger agreement proposal and approval of the nonbinding merger-related compensation proposal. The holders of 33 1∕3% in voting power of the total number of shares issued and outstanding and entitled to vote at the special meeting, present in person or by proxy, shall constitute a quorum for the purposes of the special meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present. The special meeting may be adjourned whether or not a quorum is present.

Q.
How do I vote?

A.
If you are a stockholder of record, you may vote your shares of Company stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:

•
in person — you may attend the special meeting and cast your vote there;

•
by proxy — stockholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:

•
over the Internet — the website for Internet proxy submission is on your proxy card;

•
by using a toll-free telephone number noted on your proxy card; or

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of Company stock in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Company stock held in “street name” and wish to vote in person at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee at the special meeting.
A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Q.
What is the difference between holding shares as a stockholder of record and in “street name”?

A.
If your shares of Company stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares of Company stock, as the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company stock, the stockholder of record. As the beneficial owner of shares of Company stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company stock by following the instructions of such bank, brokerage firm or other nominee for voting.
Q.
If my shares of Company stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company stock, your shares of Company stock will not be voted and the effect will be the same as a vote “AGAINST” the merger agreement proposal and your shares of Company stock will not have an effect on approval of the nonbinding merger-related compensation proposal or the adjournment proposal.
Q.
How can I change or revoke my proxy?

A.
If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary at Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, which must be delivered to the Corporate Secretary by certified mail, return receipt requested, by the close of business on the day prior to special meeting, or by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke your proxy. If your stock is held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the special meeting, and must follow the instructions provided to you by your broker, bank or other nominee to revoke or change your voting instructions.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company stock is called a “proxy card.” The Board has designated Daniel Belhumeur and Meredith Mouer, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.
If a stockholder gives a proxy, how will its shares of Company stock be voted?

A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company stock should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.
Q.
How are votes counted?

A.
With respect to the merger agreement proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes (if any) will have the same effect as votes “AGAINST” the merger agreement proposal.

With respect to the nonbinding merger-related compensation proposal and the adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes (if any) will have no effect on these proposals.
Because each of the proposals presented to the stockholders of the Company will be considered non-discretionary, we do not anticipate any broker non-votes at the special meeting.
Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of Company stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company stock are voted.

Q.
What happens if I sell my shares of Company stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the merger consideration or preferred stock merger consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights, if available, with respect to such shares in connection with the merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, which we refer to as “Innisfree,” to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Innisfree a fee of approximately $50,000, plus certain per holder charges for any calls made to holders of Company stock. The Company will also reimburse Innisfree for certain out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages, and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding soliciting materials to beneficial owners of Company stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company stock in your own name as the stockholder of record, please submit a proxy for your shares of Company stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot at the meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company stock held in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. A letter of transmittal will be mailed to you promptly, and in any event within three business days, after the effective time of the merger, describing how you should surrender your shares of Company stock for the merger consideration or preferred stock merger consideration. If your shares of Company stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company stock in exchange for the merger consideration or preferred stock merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
What should I do if I have lost my stock certificate?

A.
If you have lost your stock certificate, please contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at (866) 321-8106, to obtain replacement certificates.

Q.
May I exercise appraisal rights instead of receiving the merger consideration or preferred stock merger consideration for my shares of Company stock?

A.
Tellurian stockholders of record or beneficial owners of Company common stock or Company preferred stock who do not vote in favor of the adoption of the merger agreement are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if they take certain actions and meet certain conditions. For additional information, see “Appraisal Rights” beginning on page 83. For the full text of Section 262 of the DGCL, please see Annex C of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you wish to exercise your appraisal rights, we encourage you to seek the advice of legal counsel.
Q.
Are there any other risks to me from the merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the merger. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18.

Q.
Who can help answer my other questions?

A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, our proxy solicitor, by calling toll free at (877) 750-8338, or for banks and brokers, collect at (212) 750-5833.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the pending merger, the expected timing of the closing of the merger and other statements that concern Tellurian’s expectations, intentions or strategies regarding the future. There can be no assurance that the merger will in fact be consummated. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to: (i) the risk that the merger may not be completed on the anticipated timeline or at all, including the possibility that a condition to closing may not be satisfied due to a pending legal proceeding challenging the FERC Section 7 Certificate for the Line 200/Line 300 pipeline system; (ii) the failure to satisfy any of the conditions to the consummation of the merger, including the risk that required approvals from Tellurian’s stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring Tellurian to pay a termination fee and repay amounts borrowed under the bridge loan agreement; (iv) the effect of the announcement or pendency of the merger on Tellurian’s business relationships, operating results and business generally; (v) risks that the merger disrupts Tellurian’s current plans and operations; (vi) Tellurian’s ability to retain and hire key personnel and maintain relationships with key business partners, customers and others with whom it does business; (vii) the diversion of management’s or employees’ attention during the pendency of the merger from Tellurian’s ongoing business operations and other opportunities; (viii) the amount of costs, fees, charges or expenses resulting from the merger; (ix) potential litigation relating to the merger; (x) the risk that the price of the Company common stock may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed; (xi) the risk that Tellurian might default under the bridge loan agreement, which could lead to an acceleration of the obligations under the bridge loan agreement and a foreclosure on the collateral securing the bridge loan, which includes substantially all of the assets of the Driftwood Project; (xii) the risk that Guarantor/Lender could fail or refuse to fund requested bridge loans, which could magnify Tellurian’s significant liquidity issues; and (xiii) other risks described in Tellurian’s filings with the SEC, including in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the SEC on February 23, 2024, Item 1A of Part II of the Quarterly Report on Form 10-Q of Tellurian for the fiscal quarter ended June 30, 2024, filed by Tellurian with the SEC on August 8, 2024, and other Tellurian filings with the SEC. The forward-looking statements in this proxy statement speak as of the date hereof. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by applicable securities laws.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on Thursday, October 3, 2024, starting at 8:30 a.m. Central Time at the Hyatt Regency Houston Downtown, located at 1200 Louisiana Street, Second Floor, Arboretum 1-2 Room, Houston, Texas 77002, or at any adjournment or postponement thereof. At the special meeting, holders of Company stock will be asked to approve the merger agreement proposal, to approve the nonbinding merger-related compensation proposal and to approve the adjournment proposal.
Our stockholders must approve the merger agreement proposal in order for the merger to be consummated. If our stockholders fail to approve the merger agreement proposal, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date and Quorum
We have fixed the close of business on August 26, 2024 as the record date for the special meeting, and only holders of record of Company common stock or Company preferred stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock or Company preferred stock at the close of business on the record date. On the record date, there were 893,878,455 shares of Company common stock and 6,123,782 shares of Company preferred stock outstanding and entitled to vote. As set forth in the certificate of designations of the Company preferred stock, the Company preferred stock votes with the Company common stock (on an as-converted to Company common stock basis) on all matters presented to the stockholders for their action or consideration. The holders of Company preferred stock and the holders of Company common stock will vote together as a single class on each of the proposals to be considered at the special meeting. As of the record date, each share of Company preferred stock was convertible into one share of Common Stock, and therefore, the holders of Company common stock and Company preferred stock each have one vote per share of Company common stock or Company preferred stock, as applicable.
The holders of 33 1∕3% in voting power of the total number of shares issued, outstanding and entitled to be voted at the special meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Shares of Company stock represented at the special meeting but not voted, including shares of Company stock for which a stockholder directs voting “ABSTAIN,” will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting, including the approval of the merger agreement proposal and approval of the nonbinding merger-related compensation proposal. The special meeting may be adjourned whether or not a quorum is present. Once a share of Company stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned from time to time in accordance with applicable law by either the person presiding at the special meeting or the stockholders so present, by a majority in voting power thereof.
Attendance
Only stockholders of record or their duly authorized proxies or beneficial owners with proof of ownership have the right to attend the special meeting. If your shares of Company stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.
Vote Required
Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock and Company preferred stock (voting on an as-converted to Company common stock basis) entitled to vote thereon as of the record date, voting together as a single class. For the merger agreement proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the merger agreement proposal but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the merger agreement proposal.
Approval of the nonbinding merger-related compensation proposal and approval of the adjournment proposal require the affirmative vote of the holders of a majority of the votes cast with respect to the respective proposals. For the nonbinding merger-related compensation proposal and the adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of each of these proposals, if you fail to submit a proxy or to vote in person at the special meeting, or if you have given a proxy and vote “ABSTAIN,” the shares of Company stock will not be counted in respect of, and will not have any effect on, the proposal.
If your shares of Company stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares of Company stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.
If your shares of Company stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company stock, the stockholder of record. As the beneficial owner of shares of Company stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following the instructions of such bank, brokerage firm or other nominee for voting. If you hold your shares of Company stock in “street name,” please contact your bank, brokerage firm or other nominee for the instructions of such bank, brokerage firm or other nominee on how to vote your shares. Please note that if you are a beneficial owner of shares of Company stock held in “street name” and wish to vote in person at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee at the special meeting.
Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the merger agreement proposal, the nonbinding merger-related compensation proposal and the adjournment proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company stock on non-discretionary matters, which we refer to generally as “broker non-votes.”
If you are a stockholder of record, you may vote your shares of Company stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:
•
in person — you may attend the special meeting and cast your vote there; or

•
by proxy — stockholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:

•
over the Internet — the website for Internet proxy submission is on your proxy card;

•
by using a toll-free telephone number noted on your proxy card; or

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of Company stock held in “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company stock held in “street name” and wish to vote in person at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. Following the consummation of the merger, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the merger consideration or the preferred stock merger consideration, as applicable.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of Company stock should be voted on a matter, the shares of Company stock represented by your properly signed proxy will be voted (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.
If you have any questions or need assistance voting your shares, please contact Innisfree, our proxy solicitor, by calling toll free at (877) 750-8338, or for banks and brokers, collect at (212) 750-5833.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.
Shares Owned by Our Directors and Executive Officers
As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 23,576,415 shares of Company common stock, representing approximately 2.6% of the outstanding shares of Company common stock on the record date and 2.6% of the outstanding shares of Company stock on the record date.
All of the directors and executive officers entitled to vote on the proposals have informed the Company that they currently intend to vote all of their shares of Company common stock (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.
Proxies and Revocation
Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company stock will not be voted on the merger agreement proposal, which will have the same effect as a vote “AGAINST” the merger agreement proposal.
If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary by certified mail, return receipt requested, which must be received by the Company at 1201 Louisiana Street, Suite 3100, Houston, TX 77002 by the close of business the day prior to the special meeting, or by attending the special meeting and voting in person. Attendance at the special meeting alone will not revoke your proxy. If your stock is held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the special meeting, and must follow instructions provided to you by your broker, bank or other nominee to revoke or change your voting instructions.
Adjournments and Recesses
Although it is not currently expected, the special meeting may be adjourned or recessed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.
Appraisal Rights
If the merger is completed, the Company’s stockholders of record and beneficial owners of Company common stock or Company preferred stock who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Section 262 of the DGCL, but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 83 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex C). This means that you may be entitled to have the fair value of your shares of Company common stock or Company preferred stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration or preferred stock merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The amount you ultimately receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on adoption of the merger agreement at the special meeting (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your right to appraisal) and you must not vote (including virtually or by proxy) in favor of the adoption of the merger agreement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 83 and the text of the DGCL appraisal rights statute is reproduced in its entirety as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety. In view of the complexity of the law pertaining to appraisal rights under the DGCL, stockholders of record and beneficial owners who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex C.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company has engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Innisfree a fee of approximately $50,000, plus certain per holder charges for any calls made to holders of Company stock. The Company will also reimburse Innisfree for certain out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding soliciting materials to beneficial owners of Company stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, our proxy solicitor, by calling toll free at (877) 750-8338, or for banks and brokers, collect at (212) 750-5833.

PARTIES TO THE MERGER
THE COMPANY
Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, TX 77002
(832) 320-9548
Tellurian is a Houston-based company that aims to generate shareholder value by establishing a competitive LNG enterprise, effectively supplying natural gas to customers worldwide. Headquartered in Houston, Texas, Tellurian is actively developing Driftwood LNG, an approximately 27.6 mtpa LNG export facility and associated pipeline network.
Tellurian is a Delaware corporation originally formed in 1967 and formerly known as Magellan Petroleum Corporation. Shares of Company common stock are traded on the NYSE American under the symbol “TELL.” The principal executive offices of Tellurian are located at 1201 Louisiana Street, Suite 3100, Houston, TX 77002, and its telephone number is (832) 320-9548.
For more information about the Company, see “Where You Can Find More Information” beginning on page 89.
PARENT
Woodside Energy Holdings (NA) LLC
1500 Post Oak Boulevard
Houston, TX 77056
(713) 961-8500
Woodside Energy Holdings (NA) LLC is a Delaware limited liability company and a wholly owned subsidiary of Woodside Energy Group Ltd, which we refer to as “Woodside.” Woodside is a global energy company, headquartered in Perth and founded in Australia more than 70 years ago. Its securities are listed on the Australian Stock Exchange (ASX: WDS), the New York Stock Exchange (NYSE: WDS) and the London Stock Exchange (LSE: WDS). Upon completion of the merger, the Company will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 1500 Post Oak Boulevard, Houston, TX 77056, and its telephone number is (713) 961-8500.
MERGER SUB
Woodside Energy (Transitory) Inc.
1500 Post Oak Boulevard
Houston, TX 77056
(713) 961-8500
Woodside Energy (Transitory) Inc., which we refer to as “Merger Sub,” is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation of the merger, which we refer to as the “surviving corporation.” The principal executive offices of Merger Sub are located at 1500 Post Oak Boulevard, Houston, TX 77056, and its telephone number is (713) 961-8500.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will become a privately held company and will cease to be listed on any public market. You will not own any shares of the capital stock of the surviving corporation.
Overview of the Merger
The Company, Parent and Merger Sub entered into the merger agreement on July 21, 2024. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. In connection with the merger, (i) each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares and dissenting shares) will be automatically converted into the right to receive the merger consideration, without interest, and subject to deduction for any required tax withholding, and (ii) each share of Company preferred stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares and dissenting shares) will be automatically converted into the right to receive the preferred stock merger consideration, without interest, and subject to deduction for any required tax withholding, in accordance with the terms of the certificate of designations of the Company preferred stock.
Following and as a result of the merger:
•
Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•
shares of Company common stock will no longer be listed on the NYSE American, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•
the registration of shares of Company common stock under the Exchange Act will be terminated.

Directors and Officers of the Surviving Corporation
The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.
Background of the Merger
The following is a summary of the principal events, meetings, negotiations and actions among the parties leading to the execution and public announcement of the merger agreement. This summary does not purport to describe every interaction among Tellurian, Woodside or other parties or their respective representatives.
Tellurian is developing a portfolio of LNG marketing and infrastructure assets that includes the Driftwood terminal and related pipelines. Since its merger with privately held Tellurian Investments, Inc. in 2017 (after which its name was changed from Magellan Petroleum Corporation to Tellurian Inc.), Tellurian has been principally engaged in the development, construction and financing of the Driftwood Project. Following the completion of that merger, Tellurian acquired certain upstream natural gas properties in the Haynesville Shale in Louisiana to support the development of the Driftwood Project. In January 2020, the Company commenced an at-the-market common stock sales program to fund ongoing general and administrative expenses. Since 2020, the Company has issued approximately 456.6 million shares representing approximately $824.6 million of gross proceeds pursuant to its at-the-market common stock sales programs. As described below, declines in the trading price of Tellurian’s common stock in 2023 and 2024 made it more difficult for Tellurian to use these programs to finance its obligations and thereby contributed to the Company’s liquidity problems during that period.

Tellurian currently estimates the total cost of all phases of the Driftwood Project to be approximately $25.0 billion, including owners’ costs, transaction costs and contingencies but excluding interest costs incurred during construction and other financing costs. In 2021 and 2022, Tellurian secured long term LNG sale and purchase agreements with three counterparties for LNG offtake equal to 100% of the expected available liquefaction production capacity of the first phase of the Driftwood Project, which we refer to as the “2021 – 22 offtake agreements.” Shortly thereafter, Tellurian launched a process intended to secure the equity and debt capital commitments necessary to issue a final investment decision, which we refer to as “FID,” to commence construction of the first phase of the Driftwood Project, which we refer to as “Phase 1.” Phase 1 includes two LNG plants with a capacity of up to 11 mtpa. Tellurian has secured all major permits required for construction and operation of the Driftwood Project and has purchased or leased approximately 1,200 acres of land for the project, including deepwater access for shipping.
In April 2022, although it had not secured sufficient financing to reach FID for Phase 1, Tellurian commenced the construction of Phase 1 on a limited notice to proceed basis. The Board recognized that beginning construction without sufficient funding for FID presented risks but concluded that the competitive, commercial and regulatory benefits of commencing construction on a limited notice to proceed basis outweighed those risks. To finance a portion of the construction costs and to meet its other obligations, Tellurian issued $500 million in convertible notes secured by the Company’s upstream assets in June 2022. The noteholder’s rights under the indenture governing those notes included a redemption right that could be exercised over time. Between September 2022 and August 2023, each of the 2021 – 22 offtake agreements was terminated by the purchaser due to delays and changing market conditions. After the termination of the 2021 – 22 offtake agreements, and following a decline in the trading price of the Company’s common stock, the holder of the convertible notes exercised its right to force Tellurian to redeem $166 million of the notes for cash, a redemption that occurred in March 2023.
In April 2023, the Company became aware of claims associated with outstanding loan agreements, which we refer to as the “Souki loans,” between UBS O’Connor LLC, which we refer as “UBS O’Connor,” Charif Souki, the Company’s co-founder and then-Executive Chairman, and certain entities related to Mr. Souki (which we refer to collectively “Souki”) included in a lawsuit filed in a New York state court by Souki against UBS O’Connor. In the lawsuit, Souki asserted claims for, among other things, breach of the duty of good faith and fair dealing and breach of contract in connection with UBS O’Connor’s foreclosure on certain assets of Souki held as collateral under the Souki loans, including shares of the Company’s stock. During some of the periods relevant to Mr. Souki’s lawsuit, UBS O’Connor had also been a lender to Tellurian. UBS O’Connor foreclosed upon Mr. Souki’s pledged shares and sold them in the market in 2023, putting significant downward pressure on the trading price of the Company’s stock. Additionally, two entities owned by Mr. Souki declared bankruptcy in July 2023. The Board formed a special committee to investigate these matters.
Following the termination of the 2021 – 22 offtake agreements, the Company launched a new marketing initiative in August 2023 intended to secure direct equity investments in the Driftwood Project and corresponding pro-rata long term LNG offtake agreements. Tellurian targeted large investment-grade energy companies with LNG trading expertise, seeking commitments of approximately $500 million per mtpa of LNG. As part of the new marketing initiative, members of Tellurian’s management team began contacting and discussing the new investment/LNG offtake proposal with potential counterparties. In July 2023, at the LNG 2023 Vancouver conference, members of the Tellurian management team, including Messrs. Souki and Martin Houston, the Company’s then-Vice Chairman, met with members of Woodside’s management, including Woodside’s Chief Executive Officer and Managing Director Meg O’Neill, to discuss Woodside’s potential participation in Tellurian’s initiative. In August 2023, Mr. Houston had a follow up meeting with Ms. O’Neill in Perth, Australia on the same subject. In September 2023, Mr. Houston met with a representative of Company A, a global investment fund focusing on energy infrastructure, to discuss Tellurian’s initiative.
In August 2023, Tellurian refinanced the remaining convertible notes through the issuance of new senior secured convertible notes with an aggregate principal amount of $83.3 million and new senior secured non-convertible notes with an aggregate principal amount of $250.0 million. While the refinancing of the convertible notes alleviated some short-term concerns, the partial redemption of the prior convertible notes, continued expenses associated with the construction of the Driftwood Project and declines in natural gas prices had significantly reduced the Company’s cash on hand. In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company disclosed that there was substantial doubt regarding its ability to continue as a going concern for the next 12 months. Tellurian entered into various amendments to the indentures governing the senior secured notes in the second half of 2023 and the first quarter of 2024 in order to, among other things, obtain relief from certain covenants and to reduce the principal amount of the related indebtedness in exchange for shares of Company common stock. Managing the Company’s liquidity and maintaining compliance with the indentures governing the senior secured convertible and non-convertible notes was very challenging throughout 2023. The Company’s management believed that Tellurian’s ability to refinance its debt, raise equity on more favorable terms and maintain adequate liquidity was dependent on its ability to secure long term LNG offtake agreements for the Driftwood Project. In addition, management and the Board were cognizant of the fact that some permits necessary for the construction and operation of the Driftwood Project could be subject to a risk of non-renewal if the Company failed to maintain sufficient liquidity to fund continued construction activities at the Driftwood Project.
In September 2023, representatives of Tellurian met with representatives of Company B, an energy-focused investment fund that held an interest in another LNG liquefaction project, to provide information regarding the development of the Driftwood Project.
In October 2023, Mr. Houston met Ms. O’Neill in London at an industry conference. Mr. Houston told Ms. O’Neill that he believed the Board would consider any transaction proposed by Woodside, including a sale of the Company. At the same conference, Octávio Simões, Tellurian’s Chief Executive Officer, met with representatives of Company A and discussed a potential investment by Company A in the Driftwood Project. On November 7, 2023, Simon Oxley, Tellurian’s Chief Financial Officer, and other members of Tellurian management met with representatives of Company A to discuss the potential investment and related matters.
Throughout November 2023, members of the Board met multiple times to discuss issues associated with Mr. Souki’s bankruptcy-related lawsuit, which was scheduled for trial on December 11, 2023. Among other things, the directors considered the impact of the trial on the trading price of the Company’s stock, potential financing transactions and its ongoing commercial discussions.
In late November 2023, Ms. O’Neill informed Mr. Houston that Woodside intended to partner with Company A in connection with any proposal it would make to Tellurian, which we refer to as the “Consortium.” Ms. O’Neill did not indicate at that time the type of investment or proposal the Consortium was considering but did state that any type of proposal from the Consortium would be dependent on the Consortium’s ability to negotiate a reduction in the cost of the engineering, procurement and construction contracts with Bechtel Oil, Gas and Chemicals, Inc., which we refer to as “Bechtel,” relating to the Driftwood Project.
On December 8, 2023, the Board removed Mr. Souki as Executive Chairman and appointed Mr. Belhumeur (previously the Company’s General Counsel), as President while retaining Octávio Simões as CEO.
On December 11, 2023, Mr. Houston, Tellurian Executive Vice President Samik Mukherjee, members of the Woodside management team, including Ms. O’Neill, and members of the Bechtel management team met in Washington DC. At this meeting, the Consortium explored the possibility of Bechtel reducing the cost of the Driftwood Project if the Consortium supported FID and the construction of Phase 1 of the Driftwood Project.
On December 13, 2023, members of the Woodside management team, representatives of Company A, and Mr. Mukherjee met to discuss preliminary due diligence matters.
In order to conduct more detailed due diligence investigations of the Driftwood Project, on December 20, 2023, Woodside entered into a confidentiality agreement with Bechtel and the Consortium commenced a joint technical due diligence review of the Driftwood Project.
At meetings held on December 19 and 20, 2023, the Board met and received an update on the Company’s liquidity challenges and potential financing options from Mr. Oxley and the “going concern” disclosure in the Company’s public filings from Khaled Sharafeldin, the Company’s Chief Accounting Officer. Management also provided an update on its discussions with potential LNG offtake counterparties, including Company C, a publicly traded pipeline company.
On January 4, 2024, Tellurian engaged Lazard with respect to various matters, including an analysis and review the Company’s management plan, a valuation analysis, a review of the Company’s financial and strategic positioning, and advice on sources of capital.

On January 5, 2024, the Board met with a representative of Lazard in attendance. Mr. Houston informed the Board that the Consortium had requested access to diligence materials regarding the Company’s upstream assets, potentially demonstrating an interest on its part in acquiring the Company. After discussion, the Board approved the Consortium’s request.
On January 15, 2024, the Board met with representatives of a consultant to the Company in attendance. At the meeting, the consultant presented a report that emphasized the importance of the Company making prompt progress on the commercialization of the Driftwood Project in light of various financing, competitive and regulatory factors.
The Board met on January 31, 2024 with representatives of Akin Gump Strauss Hauer & Feld LLP, Tellurian’s outside M&A counsel, which we refer to as “Akin,” and Lazard in attendance. Management provided the Board with an overview of its Driftwood Project financing and commercialization efforts and recent market and regulatory developments. Messrs. Houston and Oxley also provided an update on the Company’s difficult liquidity situation, including regarding discussions with the holder of the Company’s secured notes.
On February 1, 2024, representatives of the Company met with representatives of Company B. At this meeting, Company B indicated its potential interest in a combination of the LNG liquefaction project in which it had an interest with the Driftwood Project. The parties discussed, among other things, potential synergies associated with such a combination. The parties met again a week later to discuss related ideas, including the possibility of Company B entering into an LNG offtake agreement with Tellurian, Company B purchasing a portion of Tellurian’s currently outstanding debt and potential financing transactions. Company B commenced due diligence efforts shortly after this meeting.
During early February, the Consortium continued its technical due diligence of the Driftwood Project, including a site visit to the Driftwood Project on February 5, 2024.
On February 6, 2024, Tellurian issued a press release announcing that it was exploring a potential sale of its upstream assets and began a marketing process for the assets with Lazard’s assistance. The Company and Lazard reached out to 103 potential purchasers, resulting in confidentiality agreements with 28 of those parties and five bids.
On February 9, 2024, a senior member of Woodside management, three senior members of management from the other Consortium member, and Messrs. Houston, Belhumeur and Mukherjee attended a meeting in London to discuss the Consortium’s ideas for a potential transaction with Tellurian. At this meeting, the Consortium made clear that it was interested in advancing an enterprise-wide transaction with the Company but needed additional diligence materials before it could proceed further. The Consortium further indicated that it was open to Tellurian retaining or selling its upstream business and that the cost of construction of the Driftwood Project was a key factor in the ability of the Consortium to make an offer to Tellurian, which would require further due diligence and discussion. Mr. Houston responded that without a proposal regarding a transaction from the Consortium, Tellurian would not grant permission to the Consortium to engage directly with Bechtel, but that it would permit further corporate due diligence of Tellurian. Mr. Houston also indicated that Tellurian would need to receive a proposal from the Consortium before the Company would consider the Consortium’s concerns about the potential impact of Tellurian’s financing and operation of its business on a possible transaction. The Consortium agreed to consider the request for a formal transaction proposal and that it would revert back to the Company.
On February 12, 2024, the Board met and received an update from Messrs. Houston and Belhumeur regarding the status of discussions with the Consortium and Company B and other potential strategic alternatives.
On February 16, 2024, the Board met with representatives of Akin and Lazard in attendance. Lazard presented to the Board preliminary illustrative standalone valuation information regarding the Company.
On February 18, 2024, Mr. Houston met with representatives of the Consortium in Amsterdam with a representative of Woodside joining by videoconference to discuss the status of the Consortium’s proposal. At this meeting, Woodside indicated that any written proposal would be for an acquisition of Tellurian and informally indicated a purchase price of $700 million, assuming that the upstream assets were sold. Mr. Houston responded that he would discuss the matter with the Board and revert back. On February 19, 2024, the Board met, with representatives of Lazard in attendance, to discuss the preliminary proposal. In connection with a potential proposal from the Consortium, the Board asked Lazard to present a “response plan,” which would include a confidential outreach process to explore a broad spectrum of potential strategic opportunities, including alternative debt and equity financings, the sale of equity interests in the Driftwood Project or Tellurian, assistance in securing commercial partners and a potential sale of the Company. On February 25, 2024, Lazard launched the response plan and contacted over 40 strategic and financial counterparties as part of this process, including large integrated oil and gas majors, U.S. exploration and production firms, foreign national oil companies, LNG producers, midstream and utilities firms, and large financial sponsors that have shown interest in the sector and energy trading firms. Of this group, ten executed non-disclosure agreements and eight participated in management presentations over the course of the following 60 days.
On February 20, 2024, representatives of Tellurian met with representatives of Company B to discuss the terms of a potential LNG offtake agreement.
Company C initially declined to engage with Lazard as part of its process. However, it subsequently proposed a joint venture structure in which Tellurian, Company C and two upstream oil and gas companies would jointly own, and fund the development of, the Driftwood Project and would jointly market the LNG produced from the Driftwood terminal. Discussions with Company C continued until June 2024, when it indicated to Tellurian that it no longer saw a joint venture structure as viable.
On February 23, 2024, Mr. Houston contacted management of Woodside and Company A to respond to the Consortium’s preliminary proposal presented at the meeting on February 18, 2024 and to inform the Consortium that the Board did not believe that the Consortium’s proposal made sense for Tellurian.
On February 27, 2024, the Board met with a representative of Akin in attendance. At the meeting, management provided an update regarding discussions with the Consortium, the upstream sale process and the status of LNG offtake agreement discussions, and the Board appointed Mr. Houston to the role of Executive Chairman.
On February 28 and 29, 2024, Messrs. Houston, Belhumeur and Mukherjee, members of senior management representing the Consortium and Lazard met in the Hague to discuss the Consortium’s proposal and timeline. At this meeting, the Company and Lazard contended that the Company’s business supported a substantially higher valuation. The Consortium did not submit a written proposal at this meeting but did provide a timeline which covered financing matters, definitive agreement drafting and finalization, regulatory approvals and board approvals. Pursuant to this timeline, definitive agreements would be entered into by May 31, 2024. Mr. Houston summarized the results of this meeting for the Board at a meeting held on March 1, 2024.
On March 1, 2024, the Board elected not to renew Mr. Simões’s employment contract and Mr. Simões resigned from the role of CEO on March 15, 2024.
On March 15, 2024, Tellurian announced publicly that Lazard’s mandate had been expanded from the previously announced exploration of the sale of the Company’s upstream natural gas assets to include a broader spectrum of opportunities, including alternative debt and equity financings, the sale of equity interests in Driftwood or Tellurian, a potential sale of the Company, securing commercial partners and positioning Tellurian in the public markets and with other stakeholders, as well as providing other strategic guidance to the Board.
On March 16, 2024, the Consortium informed Mr. Houston that it expected to provide Tellurian with a letter proposing an acquisition of 100% of the Company’s shares in which each share of Company common stock would be converted into the right to receive Woodside equity with a value of $1.15/share. Mr. Houston communicated this proposal to the Board at a meeting held later that day.
On March 18, 2024, the Company announced the appointment of Mr. Mukherjee to the role of President of Tellurian Investments. In this new role, Mr. Mukherjee became responsible for the development of all Tellurian’s assets, including upstream, Driftwood LNG and pipeline, as well as permitting, safety and asset integrity. Mr. Belhumeur retained accountability for finance, investor relations, legal, public and government affairs and human resources. Tellurian’s commercial activities were jointly managed by Messrs. Mukherjee and Belhumeur.

Also on March 18, 2024, the Company received from the Consortium a non-binding written proposal consistent with the communication Mr. Houston had received on March 16. The proposal included numerous conditions and assumptions, including conditions relating to a reduction in the cost of construction of the Driftwood Project, interim financing, the maintenance and continued existence of key government project permits and the Consortium’s satisfaction with its due diligence, and assumptions regarding the change of control payments that would be made to current and former employees upon consummation of a transaction.
On March 19, 2024, the Board met and authorized members of Tellurian management to continue discussions and negotiations with the Consortium regarding other aspects of the proposal. On March 20, 2024, Messrs. Houston and Belhumeur met with Ms. O’Neill and other representatives of the Consortium to discuss the proposal, and Mr. Houston indicated Tellurian’s agreement to work towards a transaction as outlined in the proposal, subject to a later determination of the final purchase price. The parties discussed the need to commence and prioritize the work necessary to enter into definitive agreements to effect the proposed transactions.
On March 21, 2024, Tellurian gave Bechtel permission to discuss the Driftwood Project directly with Woodside, and Woodside and Bechtel had a series of meetings to discuss the cost of the Driftwood Project.
On April 4, 2024, Mr. Belhumeur met with representatives of the Consortium to discuss the assumptions regarding change of control payments for current and former employees set forth in the Consortium’s March 18 proposal. Mr. Belhumeur explained all outstanding incentive compensation arrangements in force for both current and former employees, including the Construction Incentive Program, which we refer to as “CIP,” which, as had previously been publicly disclosed by the Company, accounted for approximately $250 million of compensatory payments that would be paid or assumed by the Consortium in connection with a sale of the Company. At this meeting, the representatives of the Consortium indicated that they had significantly underestimated the cost of these arrangements and would need to revert to their respective organizations to understand the impact of the arrangements on the proposal. Following this meeting, the Consortium indicated that any amounts paid in excess of the assumptions included in the March 18 proposal would require a reduction to the purchase price.
On April 6, 2024, the Board met with representatives of Akin and Lazard in attendance. At the meeting, Mr. Houston provided an update on discussions with the Consortium, noting, among other things, that the Consortium was no longer interested in providing interim financing to the Company prior to the execution of definitive agreements and would prefer to focus on finalizing the definitive agreements, including agreements relating to financing. Mr. Houston also informed the Board of the issues associated with the CIP costs and the impact on the proposed purchase price. He further informed the Board that management was working on a plan to reduce the CIP obligations. He proposed that management continue to work on these issues and discuss them with the Consortium. Lazard and Mr. Houston then provided an update on the Company’s other strategic initiatives, including discussions with several parties regarding potential LNG offtake agreements and with two parties regarding potential direct investments in the Driftwood Project. The Board discussed the process for, and timing of, each of the Company’s strategic options, and how the Company’s limited liquidity could affect its ability to pursue those options.
On April 9, 2024, the Board met to discuss, among other things, the Company’s liquidity issues and plan to reduce the CIP payments. Mr. Oxley provided an update regarding the Company’s current capital needs and potential sources of funding. An update was provided to the Board regarding the CIP payment costs analysis, including that 80% of the total cost of the CIP was attributable to approximately 20 current and former employees. The Board concluded that any plans for reduction should be focused on these 20 individuals.
The Board met on April 12, 2024, and, at the meeting, management provided a summary of a proposed LNG offtake agreement, the key terms of the proposed agreement and its anticipated effect on the potential Consortium transaction and other strategic alternatives. Management and certain external advisors also discussed the potential investor reaction if such an agreement were entered into. The Board authorized management to continue discussions regarding the proposed LNG offtake agreement.
On April 15, 2024, Messrs. Houston, Belhumeur and Oxley and other representatives of Tellurian met with representatives of Company B. At this meeting, Company B expressed its interest in an LNG offtake agreement with Tellurian and a combination of the Driftwood Project with the LNG liquefaction project in which Company B held an interest.

On April 20, 2024, the Board met with representatives of Akin and Lazard in attendance. At Mr. Houston’s invitation, Lazard provided an overview of the bidding process for the Company’s upstream properties and summarized the bids received. The Board discussed the bids, the prospects for potentially improving them and the desired timeline for a transaction. Mr. Houston provided an update on the Company’s negotiations with potential LNG offtake counterparties and the Company’s receipt of a proposal from Company B pursuant to which the Driftwood Project would be combined with another LNG liquefaction project and Company B would make a significant equity investment in the Company. Mr. Houston indicated that Lazard would assist the Company with an evaluation of the proposal from Company B. Mr. Belhumeur then provided an update regarding discussions with the Consortium. Mr. Belhumeur communicated to the Board that Tellurian was experiencing significant delays in interacting with the Consortium and that he did not believe the Consortium would be able to complete its due diligence and enter into definitive agreements by May 31 as had been proposed. Mr. Belhumeur also indicated his belief that these delays resulted from the members of the Consortium negotiating agreements with each other. The Board emphasized the desirability of maintaining flexibility in the pursuit of the Company’s various potential strategic options. Mr. Belhumeur then discussed with the Board the Company’s liquidity issues.
On April 26, 2024, the Board met with representatives of Akin and Lazard in attendance. Lazard gave an update regarding the bidding process for the Company’s upstream assets, noting its expectation that some bidders could improve their offers. Management provided an update regarding discussions with potential LNG offtake counterparties and developments with the Consortium. It was reported that the Consortium’s due diligence was approximately 95% complete. On the same date, an entity affiliated with Mr. Souki sent Lazard a term sheet for a proposed investment in Tellurian pursuant to which the entity would purchase $100 – $200 million of newly issued Tellurian shares.
On May 3, 2024, Woodside’s counsel, Norton Rose Fulbright US LLP, which we refer to as “Norton Rose,” sent an initial draft of the merger agreement to the Company. This draft included, among other things, a “force the vote” provision pursuant to which Tellurian would be required to hold a stockholder meeting to approve the merger even if the Board changed its recommendation with respect to the merger because another party had proposed a transaction that the Board determined was more favorable to the Tellurian stockholders than the merger and constituted a superior offer. The draft merger agreement also contemplated that, although the consideration to be provided would consist of equity of Woodside Energy Group Ltd., the acquisition would be taxable to Tellurian stockholders. Additionally, the draft included certain conditions to closing that the Board considered not to be customary.
On May 3, 2024, the Board met to discuss concerns of management associated with the Consortium’s draft of the merger agreement, its understanding of the Consortium’s discussions with Bechtel and the adjusted Consortium timeline. Management informed the Board of its concerns about the Consortium’s ability to meet the anticipated timeline. The Board also considered the term sheet Mr. Souki had sent on April 26 and decided not to pursue it at that time due to concerns about the likelihood a transaction would be completed and potential regulatory issues.
On May 13, 2024, Norton Rose, Akin and representatives of Davis Graham & Stubbs LLP, the Company’s outside securities counsel, which we refer to as “Davis Graham,” discussed the draft merger agreement, with Akin and Davis Graham indicating, among other things, Tellurian’s unwillingness to agree to a force the vote provision. Akin circulated a revised draft of the merger agreement to Norton Rose on May 18, 2024, which, among other things, (i) deleted the force the vote provision, (ii) included a right of the Company to terminate the merger agreement and pay a termination fee if the Company received an alternative proposal that it determined to be a superior offer and the Board authorized the Company to enter into a definitive agreement to consummate such superior offer and (iii) proposed a termination fee of 2.5% of the equity value of the Company based on the implied transaction value, which fee would be payable by the Company in certain circumstances.
On May 20, 2024, Company A informed Tellurian that it would not be able to participate with Woodside in a revised proposal for a merger until it had received approval from one of its principal investors, and indicated it would not receive that approval for at least two months. Subsequently, Woodside indicated that it was interested in proceeding with the merger process without Company A’s involvement.

On May 28, 2024, two Tellurian subsidiaries entered into an agreement to sell the Company’s upstream properties to Aethon United BR LP and Aethon III BR LLC, which we refer to collectively as “Aethon,” for $260 million, subject to customary adjustments. On the same date, Tellurian entered into a non-binding heads of agreement, which we refer to as the “HOA,” with an affiliate of Aethon pursuant to which the affiliate would enter into a 20-year agreement with Tellurian to purchase LNG from the Driftwood Project. The Board selected the Aethon bid in part because of its competitive purchase price and in part because Aethon was willing to both close quickly and to agree to the HOA.
On June 4, 2024, Bloomberg published an article noting that Woodside, Company A and two Company A investors were contemplating an investment in Tellurian, after which the trading price of Tellurian stock rose 30% from $0.49 to an intraday high of $0.64, closing that day at $0.57.
On June 16, 2024, the Board met with representatives of Akin and Lazard present. With contributions from Akin and Lazard, management provided an update regarding discussions with the Consortium. Management also reviewed the Company’s liquidity challenges and potential options, including a sale of a Company real property asset, a financing transaction with Company B and a marketed private equity placement. The Board authorized Mr. Houston to pursue or forego the asset sale process, pending feedback from Woodside. Management also discussed potential LNG offtake agreements, and, after discussion, the Board rejected a proposal to approve one such agreement and instructed management to seek improved terms from the potential purchaser because the Board believed that the terms proposed could establish a precedent for discussions with other potential purchasers and thereby impede the further commercialization of the Driftwood Project. Management noted increased interest from potential LNG buyers following the announcement of the HOA with Aethon but also that new agreements were unlikely to be entered into in the near term.
On June 21, 2024, Woodside provided a letter to Mr. Houston proposing to acquire, on its own, 100% of the Tellurian stock for cash consideration of $0.94 per share of common stock. The letter indicated that this proposal superseded the Consortium proposal of March 18 and explained that the reduced value offered relative to that proposal resulted from additional Tellurian shares outstanding and the results of Woodside’s due diligence efforts. This letter also indicated that Woodside would be willing to provide a bridge loan in connection with a transaction, and assumed that Tellurian’s real property asset would be included in the assets acquired by Woodside. Following his receipt of this letter, Mr. Houston contacted Ms. O’Neill to indicate that he believed the Board would view the price offered as inadequate.
On June 24, 2024, the Board met with representatives of Akin and Lazard in attendance. Lazard presented to the Board preliminary valuation information regarding the Company. Mr. Belhumeur provided an update on various strategic alternatives and he and other members of management discussed with the Board the status of the upstream sale and discussions with Woodside, Company C and other parties. Mr. Houston discussed the need to clarify certain aspects of the latest Woodside offer. The Board discussed the offer and related considerations, including the Company’s liquidity issues, the prospects for new LNG offtake agreements and the extensiveness of Lazard’s outreach to potential counterparties. The Board noted the need to keep its options open to the extent possible.
On June 26, 2024, the Board met with representatives of Akin and Lazard in attendance. Management provided an update on the Company’s liquidity situation and the status of its relationship with its primary vendors. Lazard presented to the Board preliminary valuation information regarding the Company, and the Board discussed this information in relation to the Company’s liquidity situation, the Woodside proposal, the status of LNG offtake agreement discussions and the likely timeframe for entering into LNG offtake agreements. The Board also discussed the June 21, 2024 Woodside offer letter in detail and whether a superior alternative to such proposal was likely to be available.
On June 28, 2024, Woodside provided a revised offer letter to Mr. Houston that increased the consideration offered to Tellurian to $1.00 per share of common stock in cash. The letter also contemplated a bridge loan agreement that would be entered into contemporaneously with the execution of a merger agreement. Woodside indicated to Mr. Houston that the $1.00 per share offer price was the maximum amount it was willing to pay.
The upstream sale to Aethon was completed on June 28, 2024, and, pursuant to the terms of the applicable indenture, Tellurian used substantially all of the proceeds of the sale to redeem all of its outstanding senior secured non-convertible notes. As a result, while the sale did eliminate the Company’s need to satisfy the minimum liquidity requirements imposed under the senior secured indenture, the sale had a limited impact on the Company’s overall liquidity position.
On June 29, 2024, the Board met with representatives of Akin and Lazard in attendance. With the participation of its advisors, the Board discussed Woodside’s June 28 offer, including in relation to the timing of a potential transaction, the Company’s liquidity needs and potential financing transactions, the Company’s regulatory permits and debt covenant compliance, and valuation information Lazard provided. After this discussion, the Board authorized Mr. Houston to agree to the terms of Woodside’s June 28 offer on a non-binding basis. Later that day, each of the Company and Woodside signed a letter that contemplated, on a non-binding basis, an all-cash acquisition of the Company by Woodside on the same terms set forth in the June 28 letter.
On June 30, 2024, Mr. Belhumeur and representatives of Woodside met and discussed a potential resolution of the CIP issue pursuant to which, (i) prior to signing the merger agreement, Tellurian would enter into agreements with certain of its senior officers to reduce the CIP awards granted to each of those officers by 40% and (ii) Woodside would have a right to terminate the merger agreement if Tellurian were unable to enter into further CIP reduction agreements in a specified aggregate amount with former officers and employees.
On July 1, 2024, Mr. Houston and Ms. O’Neill met and discussed ways of potentially reducing Tellurian’s severance and related compensation obligations, including the CIP.
On July 2, 2024, Norton Rose circulated a draft merger agreement that included, among other things, (i) a force the vote provision, (ii) a condition pursuant to which Woodside would not be obligated to close the merger if it was dissatisfied with the results of the due diligence it conducted with respect to Tellurian, (iii) a termination fee of 5% of the equity value of the Company based on the transaction value and payable by the Company in certain enumerated circumstances and (iv) a right of either party to terminate the merger agreement if a “CFIUS turndown” (as defined in “The Merger Agreement — Termination”) occurred.
On July 3, 2024, Norton Rose sent to Akin and Tellurian an initial draft of the bridge loan agreement. This draft included a provision pursuant to which amounts borrowed under the agreement would be due on the earliest of the sale of any property securing such amounts, the termination of the merger agreement and December 31, 2024. Akin sent a revised draft of the bridge loan agreement to Norton Rose on July 10, 2024. Among other things, this draft amended the maturity date of the agreement to provide that amounts borrowed would not be due until the closing of the merger if the merger agreement was still in effect.
On July 4, 2024, Mr. Houston met with Ms. O’Neill. Ms. O’Neill indicated that Woodside would require a group of current Tellurian officers, including Mr. Belhumeur, to agree to a 70% reduction to their CIP awards and that the Company’s executive severance plan would also have to be amended to reduce amounts payable thereunder. Following this meeting, Messrs. Houston, Mukherjee and Belhumeur began discussing the proposed CIP reduction with other affected employees. Some of these employees agreed in principle, while others objected or suggested changes to the terms of the proposed reductions.
On July 5, 2024, Mr. Oxley met with representatives of Company B to discuss the other LNG liquefaction project in which Company B had an interest. Following this meeting, the Company concluded that the value to be provided to the Company and its stockholders through the various potential transactions it had discussed with Company B were insufficient to justify continued negotiations at that time.
On July 8, 2024, Akin circulated a revised draft of the merger agreement that, among other things, (i) deleted the force the vote provision, (ii) deleted the due diligence closing condition, (iii) added a right of the Company to terminate the merger agreement if the Company received an offer that the Board determined to be a superior offer, and the Board authorized the Company to enter into a definitive agreement to consummate such superior offer, (iv) deleted the proposal with respect to the amount of termination fee payable by the Company, (v) included a reverse termination fee of 5.5% of the equity value of the Company based on the implied transaction value, which fee would be payable by Woodside in certain circumstances and (vi) deleted the right of either party to terminate the merger agreement if a CFIUS Turndown occurred.
On July 9, 2024, the Board met with representatives of Akin and Lazard in attendance. The Board discussed, among other things, the need for stockholder approval of any merger transaction the Board proposed and the status of negotiations with Woodside, including the CIP reduction issue.

On July 11, 2024, Norton Rose circulated a draft of the merger agreement which largely reverted back to Woodside’s initial positions as reflected in the July 2 draft of the merger agreement and included the right of Woodside to terminate the merger agreement in the event that the Company was unable to reduce the CIP obligations due to current and former employees to a certain maximum, but undefined, threshold within the 10 business day period following execution of the merger agreement. On the same day, Mr. Oxley and two Tellurian directors met with Mr. Souki to discuss a potential arrangement pursuant to which Mr. Souki would raise approximately $100 million in order to make an equity investment in Tellurian.
On July 13, 2024, representatives of Tellurian and Woodside, and Norton Rose, Akin and Davis Graham, discussed the principal open issues with respect to the merger agreement and the bridge loan agreement. On July 14, 2024, Akin circulated a revised draft of the merger agreement to Norton Rose that, among other things, (i) deleted the force the vote provision, (ii) deleted the due diligence closing condition, (iii) added a provision permitting the Company to terminate the merger agreement if the Company received an alternative proposal that the Board determined to be a superior offer, and the Board authorized the Company to enter into a definitive agreement to consummate such superior offer, (iv) proposed that the termination fee payable by the Company would be 3.5% of the implied transaction value, (v) proposed a reverse termination fee payable by Woodside of 3.5% of the implied transaction value if the merger agreement was terminated by either party due to a CFIUS turndown that primarily resulted from a material breach by Woodside and (vi) limited the termination provision allowing Woodside to terminate the merger agreement if Tellurian was unable to reduce the CIP obligations.
The Board met on July 15, 2024 with representatives of Akin and Lazard in attendance. At the meeting, Mr. Belhumeur provided an update on discussions with Woodside, including with respect to the CIP reductions and the bridge loan agreement. Mr. Oxley provided an update regarding the Company’s liquidity issues. The Board discussed options to ensure adequate liquidity if negotiations with Woodside did not result in a signed merger agreement.
On July 16, 2024, Norton Rose circulated a revised draft of the merger agreement that, among other things, (i) included a modified force the vote provision that would allow Tellurian to terminate the agreement to accept a superior offer only if the offer met certain specified criteria, (ii) identified the “Parent” entity as Woodside Energy Holdings (NA) LLC and (iii) included a footnote stating that Woodside would not insist on the due diligence closing condition if it received all requested due diligence materials from the Company. Akin and Davis Graham discussed the revisions to the draft of the merger agreement with Norton Rose that evening, with Akin and Davis Graham stating that either the “Parent” entity would need to have the demonstrated financial capacity to pay the merger consideration at closing or Woodside would need to provide a guaranty with respect to Parent’s obligations under the merger agreement.
On July 17, 2024, Akin circulated a revised draft of the merger agreement, which, among other things, (i) included a provision that required Woodside Energy Group Ltd to provide a guaranty, which we refer to as the “parent guaranty,” on the signing date of the merger agreement in favor of the Company guaranteeing the performance by Woodside Energy Holdings (NA) LLC of its obligations under the merger agreement, including the payment of the merger consideration, (ii) deleted the due diligence closing condition and (iii) deleted the modified force the vote provision. On July 17, 2024, Akin also circulated an initial draft of the parent guaranty to Norton Rose.
On July 18, 2024, Norton Rose circulated a revised draft of the merger agreement, which, among other things, (i) deleted the provisions relating to the parent guaranty and (ii) increased the termination fee payable by the Company in certain circumstances to 5% of the implied transaction value.
Also on July 18, 2024, the Board met with representatives of Lazard and Akin in attendance. The Board and its advisors discussed the proposed merger agreement at length, including, among other things, the deletion of the provisions relating to the parent guaranty and the increased termination fee payable by the Company. Akin summarized the material terms of the merger agreement. All but a small number of the relevant Tellurian employees had by this time agreed to the CIP reduction requested by Woodside, and Akin circulated a revised draft of the merger agreement on July 18, 2024 that (i) deleted Woodside’s CIP-related termination right, (ii) included a provision that would require Woodside Energy (USA), Inc. to provide the parent guaranty and (iii) decreased the termination fee payable by the Company in certain circumstances to 4% of the implied transaction value. On the same date, Mr. Souki sent to Tellurian a term sheet for a proposed $100 million stock and warrant investment in Tellurian.
On July 19, 2024, following discussions between Woodside and Tellurian regarding the extent of the parent guaranty that Woodside was willing to provide, Akin circulated a revised version of the parent guaranty, which included a cap of $250 million.
On July 20, 2024, Norton Rose and Akin each circulated revised drafts of the merger agreement and the parent guaranty. The merger agreement, the parent guaranty and the bridge loan agreement were in final form on the morning of July 21, 2024 when the Board met to consider approval of the merger and the bridge loan agreement, with representatives of Lazard and Akin in attendance. Representatives of Akin discussed, among other things, the Board’s fiduciary duties in the context of the merger and the merger agreement and summarized the material terms of the merger agreement. Representatives of Lazard then reviewed with the Board its financial analyses of the proposed merger at the agreed upon merger price. Following discussion, Lazard rendered its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion, dated July 21, 2024, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of Tellurian common stock in the proposed merger was fair, from a financial point of view, to such holders. See the section entitled “— Opinion of Lazard Frères & Co. LLC” for more information. The Board also concluded that the merger was superior to the available alternatives, including the proposal received from Mr. Souki on July 18, 2024. The Board considered Mr. Souki’s proposal to be, among other things, highly speculative. The Board further noted that despite the extensive outreach effort it and Lazard had conducted, no party other than Woodside had made a definitive proposal to acquire the Company.
After considering the proposed terms of the transaction, and taking into consideration the matters discussed during that meeting and prior meetings of the Board, including the factors described above and under the section entitled “— Reasons for the Merger; Recommendation of the Board of Directors,” the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby (including the merger), are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby (including the merger), (iii) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (iv) resolved to recommend approval and adoption of the merger agreement by the Company’s stockholders and (v) directed that the merger agreement be submitted to the Company’s stockholders for its approval and adoption.
After the Board meeting on July 21, 2024, the Company and Woodside executed the merger agreement and the bridge loan agreement and Woodside Energy (USA), Inc. delivered the parent guaranty and at 6:30 p.m. Eastern Time, the proposed merger was publicly announced to the market.
Reasons for the Merger; Recommendation of the Board of Directors
At a meeting held on July 21, 2024, the Board, by a unanimous vote of all directors, (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and its stockholders; (b) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger; (c) approved the execution and delivery and, subject to the adoption of the merger agreement by the stockholders, the performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; (d) resolved to recommend approval and adoption of the merger agreement by the Company’s stockholders; and (e) directed that the merger agreement be submitted to the Company’s stockholders for its approval and adoption.
Before making its recommendation, the Board consulted with its outside legal and financial advisors and with the Company’s senior management team. In reaching its recommendation, the Board considered the following material factors that it believes support its decision to enter into the merger agreement and consummate the merger (which factors are not necessarily presented in order of relative importance):

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Most Favorable Alternative for Maximizing Shareholder Value.   The Board believed that receipt of the merger consideration of $1.00 per share in cash was more favorable to the Company stockholders than the likely value that would result from other potential transactions or remaining independent. This decision was based on, among other things, the Board’s assessment of the following:

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Capital Constraints.   Notwithstanding management’s recent progress in reducing indebtedness and costs and advancing commercialization of the Driftwood Project, the Company’s ability to secure a final investment decision by the Board with respect to the construction of Phase 1 of the Driftwood Project, which we refer to as “FID,” presented significant challenges and uncertainties. The Board considered the capital requirements of a go-it-alone strategy against the backdrop of a challenging commercial and capital-raising environment due, in part, to the current interest rate environment. Given these challenges, the Board considered the challenge of capturing value for stockholders in the near- and long-term.

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Business Considerations Affecting the Company’s Performance.   The Company’s ability to achieve FID is affected by a number of factors, including volatility in the energy markets, including with respect to natural gas and LNG; challenges in securing LNG offtake and other agreements with potential counterparties who may seek greater certainty from brownfield expansions or project developers with larger balance sheets; challenges in hiring and retaining highly qualified employees to match the Company’s anticipated needs for its growth; inflationary pressures, including with respect to borrowing and construction costs; geopolitical uncertainty; and the potential for adverse economic and regulatory conditions.

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Strategic Review Process and Range of Alternatives.   With the assistance of outside financial and legal advisors, the Board conducted a strategic review process spanning over six months directed at maximizing shareholder value. The Board considered a range of alternatives including continued operation of the Company on a standalone basis, the sale of the Company’s upstream and related midstream assets (which was completed on June 28, 2024), various joint venture structures, and the sale of the entire Company. Continued operation of the Company’s business would be subject to potential risks and uncertainties, including the market risks outlined above, financing risk, execution risk, and the various additional risks and uncertainties that are described in Item 1A of Part I of the Company’s most recent annual report on Form 10-K and other Tellurian filings with the SEC.

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Attractive Value and Certainty.   The Board concluded that the consideration of $1.00 per share represented the best combination of value and certainty for the Company’s stockholders. This decision was based on, among other things, the Board’s assessment of:

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Premium to Recent Trading Prices.   The $1.00 merger consideration represents (i) an approximately 75% premium to the $0.57 closing share price of Company common stock on July 19, 2024, the last full trading day prior to the announcement of the Company’s entry into the merger agreement, and (ii) an approximately 48% premium to the 30-day volume-weighted average closing share price of Company common stock through that same date.

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Comprehensive, Public Strategic Transaction Process.   In February 2024, the Company announced that it was exploring the sale of its upstream natural gas assets in the Haynesville Shale basin. In March 2024, the Company announced that its engagement with Lazard had been expanded from the previously announced exploration of the sale of the Company’s upstream natural gas assets to include a broader spectrum of opportunities, including alternative debt and equity financings, the sale of equity interests in Driftwood LNG or Tellurian, a potential sale of the Company, assisting in securing commercial partners, positioning Tellurian in the public markets and with other stakeholders, and providing other strategic guidance to the Board. The process involved direct outreach to potential financial and strategic partners and buyers as well as responses to inbound expressions of interest. With the assistance of Lazard, the Company was ultimately in contact with over 40 potential partners or buyers. Of the potential partners and buyers with whom the Company had contact:

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10 parties entered into non-disclosure agreements with the Company; and

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eight parties participated in management presentations with the Company.

The Board believed the public nature of the strategic transaction process and the number of parties with whom the Company had contact made it unlikely that other parties would express an interest in partnering with or acquiring the Company.
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Ability to Accept a Higher Offer.   The Board also considered the Company’s ability to consider and respond to unsolicited written acquisition proposals following execution of the merger agreement (as more fully described under the heading “The Merger Agreement —  Restrictions on Solicitation of Other Acquisition Proposals” beginning on page 68) and to terminate the merger agreement in order to enter into an agreement with respect to a superior offer, in each case under certain circumstances specified in the merger agreement.

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Certainty of Value.   The proposed consideration from Parent consists solely of cash, which provides immediate liquidity and certainty of value to the Company’s stockholders. The receipt of cash consideration also eliminates exposure to the risk of continued execution of the Company’s business on a stand-alone basis described above, including the risks associated with managing volatility in the energy markets; securing LNG offtake and other agreements; raising capital and maintaining adequate liquidity; achieving FID; and hiring and retaining highly qualified employees.

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Ability to Borrow Under the Bridge Loan Agreement.   As a condition to the Company’s willingness to enter into the merger agreement, Guarantor/Lender, an affiliate of Parent, agreed to provide bridge loan financing to the Company. The Board believed that Tellurian’s ability to borrow up to $230,000,000 under the bridge loan agreement for the development of the Driftwood Project, general and administrative expenses, and as otherwise contemplated in the loan parties’ budget was and remains critical to addressing the Company’s significant liquidity issues.

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Risks from Further Delay.   The Board believed that prolonging the strategic transaction process further could have resulted in the loss of an opportunity to consummate a transaction with Parent and exacerbated the Company’s significant liquidity issues.

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Receipt of Opinion from Lazard.   The Board considered the financial analyses reviewed and discussed with it by representatives of Lazard as well as the oral opinion of Lazard rendered to the Board on July 21, 2024 (which was subsequently confirmed in writing by delivery of Lazard’s written opinion addressed to the Board dated the same date) as to, as of July 21, 2024, the fairness, from a financial point of view, to the holders of Company common stock (other than excluded shares and dissenting shares) of the merger consideration to be received by the holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement.

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Business Reputation of Woodside.   The Board considered the business reputation, management and financial resources of Woodside with respect to the transaction. The Board believed these factors supported the conclusion that a transaction with affiliates of Woodside could be completed relatively quickly and in an orderly manner.

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Certain Prospective Financial Information.   The Board considered certain limited prospective forecasts for the Company prepared by Company management, which reflect an application of various commercial assumptions of Company management. The Board considered the inherent uncertainty of attaining management’s prospective forecasts, including those set forth in “— Certain Prospective Financial Information,” and that as a result the Company’s actual financial results in future periods could differ materially from management’s forecasted results.

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Likelihood of Completion.   The Board believed that the merger likely would be consummated, particularly in view of the terms of the merger agreement and the closing conditions. In that regard, the Board noted:

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Guarantor/Lender provided a guaranty in favor of the Company that guarantees, among other things, the performance of Parent’s and Merger Sub’s obligations under the merger agreement, including the payment of the merger consideration and other obligations of Parent and Merger Sub pursuant to the merger agreement, subject to a cap of $250,000,000;

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the merger is not subject to any financing-related condition;

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the merger is subject to a limited number of closing conditions;

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the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a $31,548,000 termination fee; and

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the requisite regulatory approvals are relatively likely to be obtained.

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Terms of Merger Agreement.   The Board assessed the terms and conditions of the merger agreement, including:

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the Company’s ability to consider and respond to, under certain circumstances specified in the merger agreement, an unsolicited acquisition proposal (as more fully described under the heading “The Merger Agreement — Restrictions on Solicitation of Other Acquisition Proposals” beginning on page 68), and

•
the Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior offer, subject to certain matching rights in favor of Parent and payment of a termination fee to Parent of $36,055,000, which is approximately 3.8% of the equity value of the Company based on the merger consideration, as described under “The Merger Agreement — Termination Fees” beginning on page 77.

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Required Stockholder Approval.   The merger agreement is subject to adoption by the Company’s stockholders, who are free to reject the merger agreement.

The Board also weighed the factors described above against the following factors and risks that generally weighed against entering into the merger agreement (which factors and risks are not necessarily presented in order of relative importance):
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No Stockholder Participation in Future Growth or Earnings.   The Company will no longer exist as an independent company, and accordingly, Company stockholders will no longer participate in any future growth the Company may have or any potential future increase in its value.

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Effect of Failure to Complete Transactions.   While the Company expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and thus it is possible that the merger may not be completed in a timely manner or at all. If the merger is not completed, (i) the Company will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer and supplier relationships, (ii) the trading price of shares of Company common stock would likely be adversely affected, (iii) the market’s perceptions of the Company’s prospects could be adversely affected, and (iv) amounts borrowed under the bridge loan agreement would have to be repaid within 30 days after any valid termination of the merger agreement.

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Closing Conditions.   Completion of the merger would require certain regulatory approvals, including from CFIUS, and the satisfaction of certain other closing conditions, including that no Company material adverse change has occurred, which conditions are not entirely within the Company’s control, and that there can be no assurances that any or all such conditions will be satisfied.

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Interim Restrictions on Business.   The Company’s management’s focus and resources may become diverted from other important business opportunities and operational matters while working to implement the merger, and the merger agreement imposes restrictions on the conduct of the Company’s business prior to the effective time of the merger, which could adversely affect the Company’s business.

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Risk of Litigation.   There is a risk of litigation arising in respect of the merger agreement or the transactions contemplated by the merger agreement.

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Taxable Consideration.   The merger will be a taxable transaction to the Company’s stockholders that are U.S. holders (as defined under the heading “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54) for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the merger.

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No Solicitation.   The terms of the merger agreement prohibit the Company and its representatives from soliciting third-party bids, and Parent has the right to match an unsolicited third-party bid if made, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.
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Termination Fee.   If the merger is not consummated, subject to certain limited exceptions, we will be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby and, under certain circumstances, to pay Parent a termination fee of $36,055,000 in connection with the termination of the merger agreement.

The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes certain of the material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Board considered all of the foregoing factors and any other factors as a whole and based its recommendation on the totality of the information presented.
The Board unanimously recommends that you vote (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.
Opinion of Lazard Frères & Co. LLC
The Company retained Lazard to act as financial advisor to the Company and to render an opinion to the Board as to the fairness, from a financial point of view, to holders of Company common stock (other than excluded shares and dissenting shares) of the merger consideration to be paid to the holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement. On July 21, 2024, Lazard rendered its oral opinion to our board of directors, and subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid to holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of Company common stock (other than excluded shares and dissenting shares).
The full text of Lazard’s written opinion, dated July 21, 2024, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Lazard’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex B. We encourage you to read Lazard’s written opinion and this section carefully and in their entirety.
Lazard’s opinion was directed to the Board for the information and assistance of the Board in connection with its evaluation of the merger and did not address any terms or other aspects (other than the merger consideration to the extent expressly specified in Lazard’s opinion) of the merger, and only addressed the fairness, from a financial point of view, to holders of Company common stock (other than excluded shares and dissenting shares) of the merger consideration to be paid to the holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement as of the date of Lazard’s opinion. The Company did not request Lazard to consider, and Lazard’s opinion did not address, the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger. Lazard’s opinion was not intended to and does not constitute a recommendation to any holder of Company common stock as to how such holder should vote or act with respect to the merger or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the price at which shares of Company common stock may trade at any time subsequent to the announcement of the merger.

The following is a summary of Lazard’s opinion. We encourage you to read Lazard’s written opinion carefully in its entirety.
In connection with its opinion, Lazard:
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Reviewed the financial terms and conditions of the draft of the merger agreement dated July 20, 2024;

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Reviewed the financial terms and conditions of the draft guaranty dated July 20, 2024, between Guarantor/Lender and the Company;

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Reviewed certain publicly available historical business and financial information relating to the Company;

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Reviewed various financial forecasts and other data provided to Lazard by the Company relating to the business of the Company;

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Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

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Reviewed historical stock prices and trading volumes of the Company common stock; and

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Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and Lazard was not furnished with such valuation or appraisal. Management of the Company had advised Lazard that it believed that the financial forecasts most recently provided to Lazard by the Company reflected the best currently available estimates and judgments of such management as to the future financial performance of the Company. Accordingly, at the Board’s direction, for purposes of Lazard’s analyses in connection with its opinion, Lazard utilized solely such forecasts and not any other forecasts prepared by management of the Company relating to the business of the Company. With respect to the financial forecasts and related probability weightings utilized in Lazard’s analysis, Lazard assumed, with the consent of the Company, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company and the likelihood of achieving FID (including any related probability weighting) with respect to the Company’s LNG development projects. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based (including any related probability weighting).
In rendering its opinion, Lazard assumed, with the consent of the Company, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Without limiting the generality of the foregoing, Lazard noted that notwithstanding the fact that Guarantor/Lender, a subsidiary of Woodside, was providing a guarantee of all of Parent’s obligations under the merger agreement that was capped at $250 million, Lazard assumed, at the direction of the Company, that Parent had sufficient capital to fund the total merger consideration and would satisfy all of its obligations under the merger agreement in accordance with its terms. Lazard also assumed, with the consent of the Company, that obtaining the necessary regulatory or third-party approvals and consents for the merger would not have an adverse effect on the Company or the merger. Lazard’s opinion did not express any opinion as to any tax or other consequences that might result from the merger, nor did the opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Company obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in Lazard’s opinion), including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger (including the terms of the preferred stock merger consideration and the bridge loan agreement to be entered into among the Company, certain of the Company’s subsidiaries and an affiliate of Parent). Lazard further assumed, with the consent of the Company, that adjustments (if any) to the merger consideration were not to be material in any respect to Lazard’s analyses or opinion. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the consideration payable to holders of Company preferred stock or the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The brief summary of Lazard’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Considering selected portions of the analyses and reviews or the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.
In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews. Accordingly, Lazard believes that its analyses and factors summarized below must be considered as a whole and in context. Lazard further believes that selecting portions of its analyses and factors, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.
For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. An evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty and should not be taken as the views of Lazard regarding the actual values of the Company. Lazard did not recommend that any specific consideration constituted the only appropriate consideration in the merger. The type and amount of merger consideration payable in the merger was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by the Board. The decision to enter into the merger agreement was solely that of the Board. Lazard’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the merger and the merger consideration and should not be viewed as determinative of the views of the Board or management with respect to the merger or the merger consideration payable in the merger.
The summary of the financial analyses described in the section entitled “— Financial Analyses” is a summary of the material financial analyses provided by Lazard in connection with its opinion, dated July 21, 2024, to the Board. The summary set forth below is not a comprehensive description of all analyses undertaken by Lazard in connection with its opinion, nor does the order of the analyses in the summary below indicate that any analysis was given greater weight than any other analysis.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 21, 2024 and is not necessarily indicative of current market conditions.
Financial Analyses
Using the Financial Projections (as defined under the heading “The Merger — Certain Prospective Financial Information” beginning on page 43), Lazard performed a useful life levered discounted cash flow analysis of the Company’s interests in its Driftwood Project and an unlevered discounted cash flow analysis for purposes of estimating the net present value of corporate expenses.
A levered discounted cash flow analysis is a valuation methodology used to derive a valuation of a company by calculating the present value of the company’s estimated future levered cash flows, as adjusted to reflect debt service and similar costs. A company’s “estimated future levered cash flows” are its projected levered free cash flows, and “present value” refers to the value today or as of an assumed date of the future cash flows or amounts and is obtained by discounting the estimated future levered cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.
The useful life levered discounted cash flow analysis assumes that there is a range of probabilities that each phase of the Driftwood Project is able to achieve FID. For purposes of this analysis, at the direction of management of the Company, Lazard utilized both 50% and 75% probability of each phase of the project achieving FID. Lazard discounted the levered, after-tax free cash flows through the final project phase back to June 30, 2024. It also discounted the unlevered, after-tax free cash flows through the same period with respect to corporate expenses. Lazard used discount rates ranging from 16.0% to 19.0%, which were chosen by Lazard based upon its analysis of the Company’s weighted average cost of capital (based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for the Company and a comparable group of companies, market risk and tax rates). For purposes of the analysis, the Financial Projections assumed that the Company would own and fund 35% of the Driftwood Project and that a strategic partner or partners would own and fund the remaining 65%. In addition, the Financial Projections assumed that all project-related expenses, including selling, general, and administrative costs, are incurred at the project level, and all corporate expenses are borne by the Company. The Company’s 35% share of levered cash flows forecasted for each of Phase 1 and Phases 2-4 were multiplied by the percentage/probability that those cash flows are realized. Corporate expenses were assumed to be incurred prior to Phase 1 FID. After Phase 1, corporate expenses were probability weighted in the same manner as the Driftwood Project cash flows. The present value of the levered cash flows were adjusted to reflect the impact of net debt (based on historical amounts), net working capital (based on historical amounts), and the net present value of projected construction incentive plan payments through the estimated end of the projects’ useful lives as estimated by management. The results of this analysis indicated an implied per share equity value reference range of (i) ($0.71) to ($0.55) based on 50% probability of FID and (ii) ($0.85) to ($0.62) based on 75% probability of FID, in each case, rounded to the nearest $0.01 and as compared to the proposed merger consideration of $1.00 per share of Company common stock. In its presentation, Lazard noted that per share values could not be below zero as a practical matter.
Other Analyses and Reviews
Lazard observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for reference purposes, including, among other things, the following:
•
Levered Discounted Cash Flow Analysis — 100% Probability.   Lazard also performed a useful life levered discounted cash flow analysis of the Company utilizing 100% probability of the projects achieving FID and the same range of discount rates. The results of this useful life levered discounted cash flow analysis indicated an implied per share equity value reference range of ($1.02) to ($0.69) rounded to the nearest $0.01, compared to the proposed merger consideration of $1.00 per share of Company common stock.

•
Last Twelve Months Low/High.   Lazard analyzed the range of trading prices for the Company common stock for the 52-week period ended July 11, 2024. Lazard observed that, during this period, the closing prices of the Company common stock ranged from $0.36 per share (with fully diluted shares outstanding equal to ~793 million) to $1.72 per share (with fully diluted shares outstanding equal to ~603 million), compared to the proposed merger consideration of $1.00 per share of Company common stock (with fully diluted shares outstanding estimated at ~900 million).

•
Analyst Price Targets.   Lazard reviewed research analyst price targets for the Company included in equity research from three investment banks. Such price targets indicated a per share equity value of $0.25, $1.00 and $2.60, respectively, compared to the proposed merger consideration of $1.00 per share of Company common stock.

Lazard noted that it did not utilize a comparable companies analysis or a precedent transaction analysis in connection with its opinion given the absence of publicly traded companies and transactions involving companies that were, in each case, sufficiently relevant given the development state and financial performance of the Company. Lazard also considered a liquidation analysis for reference purposes but did not utilize such analysis given considerations around a liquidation scenario, including priority of the Company’s creditors over equity, funding needs, potential loss of permits and other factors.
Miscellaneous
In connection with Lazard’s services as the Company’s financial advisor, the Company agreed to pay Lazard a flat fee of $5 million and a discretionary fee of $3 million, which is contingent upon the closing of the merger. The Company also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement, including certain liabilities under U.S. federal securities laws.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as financial advisor to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of the Company.
Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard in the past has provided certain investment banking services to the Company, for which Lazard received compensation of $4.5 million, including, during the past two years, having advised the Company in connection with the sale of its Haynesville Shale upstream assets earlier in July. In the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the Opinion Committee of Lazard.
The Company and Parent determined the merger consideration to be paid to the holders of Company common stock in the merger through arm’s-length negotiations, and the Board approved the merger consideration. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, to the holders of Company common stock (other than excluded shares and dissenting shares) of the merger consideration to be paid to the holders of Company common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement. Lazard did not recommend any specific consideration to the Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the merger.
Lazard’s opinion was one of many factors considered by the Board. Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of the Board with respect to the merger consideration or of whether the Board would have been willing to recommend a different transaction or determine that a different merger consideration was fair. Additionally, Lazard’s opinion is not intended to confer any rights or remedies upon any employee or creditor of the Company.
Certain Prospective Financial Information
The Company does not as a matter of course make public projections as to future performance, earnings or other results due to the inherent unpredictability of projections and their underlying assumptions and estimates. Despite this general practice, the Company provided to Parent (in connection with its due diligence review) and to Lazard (in connection with the preparation of its valuation analyses and fairness opinion as described in the section entitled “— Opinion of Lazard Frères & Co. LLC,” beginning on page 39 of this proxy statement) certain non-public unaudited financial projections and operating data for the Company as a stand-alone company, without giving effect to the merger, for the period from July 2024 through December 2032, which were discussed with the Board, and which are referred to as the “Financial Projections.” The Financial Projections were not prepared with a view toward public disclosure and the summary thereof is included in this proxy statement only because the Financial Projections (i) were made available to the Board in connection with its review of the potential business combination transaction with Parent and its evaluation of strategic alternatives of the Company, (ii) were made available to Parent in connection with its due diligence review and

(iii) were used by Lazard for purposes of preparing its valuation analyses and fairness opinion provided to the Board, as described in the section entitled “— Opinion of Lazard Frères & Co. LLC” beginning on page 39 of this proxy statement. The summary of the Financial Projections is not being included in this proxy statement to influence any Company stockholder’s decision whether to vote in favor of the merger agreement proposal. The Financial Projections may differ from published analyst estimates and forecasts.
The Financial Projections do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles, which we refer to as “GAAP” (and do not include footnote disclosures as may be required by GAAP). Neither Deloitte & Touche LLP, which we refer to as “Deloitte,” the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Financial Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Financial Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control, including general economic conditions, competition and the risks discussed in this proxy statement under the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18 of this proxy statement. The Financial Projections also reflect the assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, competitive environment, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Financial Projections were prepared. In addition, the Financial Projections might be affected by the Company’s ability to achieve proposed initiatives, objectives and targets over the applicable periods.
The Financial Projections treat the Company on a stand-alone basis and without giving effect to, and as if the Company never contemplated, the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.
There can be no assurance that the Financial Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Financial Projections to be predictive of actual future events or events that have occurred since the date of such forecasts, and the Financial Projections should not be relied upon as such. The Company has not updated the Financial Projections to reflect Company management’s current views of the Company or the Company’s future financial performance and the Financial Projections should not be treated as guidance with respect to the projected results for any period. Neither the Company, Parent nor any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Financial Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date the Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Financial Projections, except as otherwise required by law, and neither the Company, Parent or, after the consummation of the merger, the surviving corporation, undertakes any obligation or otherwise to revise the Financial Projections after the date hereof, except to the extent required by law. Neither the Company, Parent, nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the

Company or other person regarding the ultimate performance of the Company compared to the information contained in the Financial Projections or that the Financial Projections will be achieved. The Company has made no representation to Parent or its affiliates, in the merger agreement or otherwise, concerning the Financial Projections. The Financial Projections are forward-looking statements, and are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Item 1A of Part I of the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov.
Certain of the Financial Projections (including EBITDA and levered free cash flow) are or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction such as the merger are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Therefore, no reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was created or used in connection with preparing the Financial Projections and no such reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was relied upon by the Board or Lazard in connection with their respective evaluations of the merger.
In light of the foregoing factors and the uncertainties inherent in the Financial Projections, Company stockholders are cautioned not to place undue, if any, reliance on the Financial Projections. Neither the Company, Parent nor any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Financial Projections.
The following is a summary of the Financial Projections (which summary is not included in this proxy statement to induce any Company stockholder to vote in favor of approving the merger agreement proposal or approving any other proposals to be voted on at the special meeting):
(Dollars in millions)	2024	2025	2026	2027	2028	2029	2030	2031	2032	Remaining Useful Life
Phase 1 Net Revenue	—	—	—	—	$20	$313	$565	$599	$618	$31,482
Phases 2 – 4 Net Revenue	—	—	—	—	(0)	(1)	40	218	498	67,035
Total Project Net Revenue(1)(2)	—	—	—	—	$20	$312	$605	$816	$1,116	$98,517
Phase 1 EBITDA(3)	—	—	—	—	20	210	417	452	471	23,343
Phases 2 – 4 EBITDA(3)	—	—	—	—	(0)	(1)	40	178	399	56,636
Total Project EBITDA(1)(2)(3)	—	—	—	—	$20	$210	$458	$629	$869	$79,979
Phase 1 Capital Expenditures(4)	—	(578)	(522)	—	(54)	(442)	(140)	—	—	—
Phases 2 – 4 Capital Expenditures(4)	—	—	(646)	(1,440)	(910)	(360)	—	—	—	—
Total Project Capital Expenditures(2)	—	$(578)	$(1,168)	$(1,440)	$(964)	$(803)	$(140)	—	—	—
Phase 1 Levered Free Cash Flow(5)	—	—	—	—	—	—	(1,994)	288	307	11,916
Phases 2 – 4 Levered Free Cash Flow(5)	—	—	—	—	—	—	—	(1,021)	(1,563)	37,482
Total Project Levered Free Cash Flow (1)(5)(6)	—	—	—	—	—	—	$(1,994)	$(733)	$(1,256)	$49,398
Corporate Expenses (Unlevered)(7)	$(172)	$(130)	$(50)	$(55)	$(62)	$(67)	$(68)	$(67)	$(63)	$(3,360)

(1)
Includes pre-conversion cash flows.

(2)
Cash flows assume 35% ownership in LNG projects. Pipeline financials are consolidated within the project phases.

(3)
EBITDA is a non-GAAP measurement defined as net earnings before interest expense, taxes, depreciation and amortization expenses, including stock-based compensation.

(4)
Net of pre-date of first commercial delivery (DFCD) cargoes and capital expenditures funded by assumed external investor.

(5)
Levered free cash flow is a non-GAAP measurement defined as EBITDA minus interest, minus taxes, minus capital expenditures, plus or minus changes in debt issuance/(service) and plus or minus changes in net working capital.

(6)
Assumes Tellurian equity contributions are funded with a mezzanine debt facility.

(7)
Reflects corporate tax rate of 25.7% and incorporates tax benefit of ~$933 million of net operating losses. Excludes any construction incentive plan, or CIP, expenses.

Financing of the Merger
Completion of the merger is not subject to a financing condition. Parent and Merger Sub have represented in the merger agreement that, as of the closing date of the merger, Parent will have available sufficient cash and other sources of immediately available funds to pay the merger consideration, the preferred stock merger consideration, and all other cash amounts payable pursuant to the merger agreement.
Guaranty
On July 21, 2024, Guarantor/Lender provided a guaranty in favor of the Company. The guaranty guarantees, among other things, the performance of Parent’s and Merger Sub’s obligations under the merger agreement, including the payment of the merger consideration, any termination fee and certain other obligations of Parent and Merger Sub pursuant to the merger agreement, subject to a cap of $250,000,000. Guarantor/Lender is a Delaware corporation and an affiliate of Parent.
Bridge Loan Agreement
On July 21, 2024, in connection with the execution of the merger agreement, Tellurian and certain of its subsidiaries, as subsidiary guarantors, which we refer to as the “loan parties,” entered into a Bridge Loan Agreement, which we refer to as the “bridge loan agreement,” with Guarantor/Lender, pursuant to which the Company may borrow from Guarantor/Lender up to $230,000,000, which we refer to as the “bridge loans.” Upon the satisfaction of applicable customary conditions, an initial loan of $75,200,000 was disbursed on July 22, 2024, and the remainder may be requested by Tellurian and, subject to applicable customary conditions and compliance by Guarantor/Lender with its commitment obligation under the bridge loan agreement, will be funded in subsequent disbursements. Amounts borrowed under the bridge loan agreement bear interest at a rate of 12% per annum, payable on the last business day of each month in cash or in kind, at the Company’s option. The obligations under the bridge loan agreement are secured by a lien on substantially all of the assets of the loan parties, including, without limitation, the Company’s subsidiaries Tellurian Investments LLC and Driftwood LNG Holdings LLC, which we refer to as “Driftwood Holdings,” and Driftwood Holdings’ direct and indirect subsidiaries, which include substantially all of the assets associated with the Driftwood Project. Loan proceeds will be used for the development of the Driftwood Project, for general and administrative expenses, and as otherwise contemplated in the loan parties’ budget (which is subject to approval by Guarantor/Lender). Amounts borrowed under the bridge loan agreement will mature on the earliest of (i) December 15, 2024, provided that if the merger agreement is still in effect and the closing of the merger has not occurred as of such date, such date shall be extended to the date that the closing of the merger occurs; (ii) 30 days after any valid termination of the merger agreement; and (iii) the date of any acceleration of the obligations under the bridge loan agreement during the continuation of an event of default trigger event (as defined below). The Company may voluntarily prepay the loans in whole or in part at any time and from time to time, without premium or penalty. The loans are also subject to mandatory prepayment upon the occurrence of customary events such as asset sales above a threshold, the receipt of proceeds of any equity offering or debt financing, or a change of control or the execution of any agreement providing for a change of control (other than the merger). The loan parties are subject to customary affirmative and negative covenants, and events of default (with respect to payments, breach of covenants, bankruptcy and other customary matters, subject to negotiated cure periods where applicable).
An “event of default trigger event” under the bridge loan agreement means (i) at the same time both (A) any event of default has occurred and is continuing under the bridge loan agreement and (B) the merger agreement has been validly terminated; or (ii) regardless of whether the merger agreement has been terminated, the occurrence of certain specified events of default under the bridge loan agreement ((A) breach of negative covenants, (B) breach of the affirmative covenant regarding sanctions, and (C) bankruptcy and other customary insolvency triggers) and such event of default is continuing.
Closing and Effective Time of the Merger
The closing of the merger will occur on the second business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement or at such other place, date or time as the Company and Parent may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed between the parties and specified in the certificate of merger. We intend to complete the merger as promptly as practicable, subject to receipt of the Company stockholder approval and the satisfaction of the other closing conditions. Although we currently expect to complete the merger during the fourth quarter of 2024, we cannot guarantee that the merger will be completed in a timely fashion or at all.
Payment of Merger Consideration and Surrender of Stock Certificates
Promptly, and in any event within three business days, after the effective time of the merger, a letter of transmittal will be mailed to each record holder of shares of Company common stock and Company preferred stock (other than the excluded shares and dissenting shares) describing how such holder should surrender its shares of Company stock for the merger consideration or preferred stock merger consideration.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent (described in the section entitled “The Merger Agreement — Payment for Securities” beginning on page 60) without a letter of transmittal.
If your shares of Company stock are certificated, you will not be entitled to receive the merger consideration or preferred stock merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent and you must also surrender your stock certificate or certificates to the paying agent. If your shares of Company stock are held in book entry, which we refer to as “uncertificated shares,” surrender of any uncertificated shares will be effected in accordance with the paying agent’s customary procedures with respect to securities that are uncertificated or represented by book entry and no holder of uncertificated shares will be required to deliver a certificate or an executed letter of transmittal to the paying agent in order to receive the merger consideration or preferred stock merger consideration to which such holder is otherwise entitled under the merger agreement. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration or preferred stock merger consideration, you will have to make an affidavit of the loss, theft or destruction and, if reasonably required by Parent, post a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against Parent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.
Interests of Company Directors and Executive Officers in the Merger
In considering the recommendation of the Board with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger agreement and the merger are fair, advisable and in the best interests of the Company and its stockholders and in making their recommendations regarding approval of the merger agreement proposal as described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 35.
The following discussion sets forth certain of these interests for each person who has served as an executive officer or director of the Company since January 1, 2023.
Please see the section of this proxy statement entitled “The Merger — Interests of Company Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” beginning on page 52 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.
Interests with Respect to Company Equity and Equity-Based Awards
Treatment of Company Equity and Equity-Based Awards
At the effective time of the merger, each option to purchase shares of Company common stock granted under the Company equity plans or otherwise, which we refer to as “Company options,” that is outstanding immediately prior to the effective time will automatically be canceled and converted into the right to receive (without interest) an amount of cash equal to the product of (x) the total number of shares of Company common stock underlying the Company option multiplied by (y) the excess, if any, of the merger consideration over the exercise price of such Company option. Any such Company option with respect to which the exercise price subject thereto is equal to or greater than the merger consideration will be canceled for no consideration.
At the effective time of the merger, each outstanding share of Company common stock subject to restrictions granted under the Company equity plans or otherwise, which we refer to as “Company restricted stock,” that will not vest upon the closing of the merger in accordance with its terms, which we refer to as “Company double-trigger restricted stock,” other than shares of Company double-trigger restricted stock held by an employee of the Company or an affiliate thereof as of immediately prior to the effective time whose employment is terminated by the Company or an affiliate thereof immediately following the effective time, which we refer to as “non-continuing employees,” will, as of the effective time, automatically be canceled by virtue of the merger and converted into the right to receive from the surviving corporation, upon vesting of such Company double-trigger restricted stock, a lump-sum amount in cash, without interest, equal to the merger consideration, subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company restricted stock award immediately prior to the effective time.
At the effective time of the merger, each share of Company restricted stock that will vest upon the closing of the merger in accordance with its terms and each share of Company double-trigger restricted stock held by a non-continuing employee, in each case, outstanding as of immediately prior to the effective time will become fully vested and canceled as of the effective time and converted into the right to receive, immediately after the effective time, an amount in cash, without interest, equal to the merger consideration.
At the effective time of the merger, each outstanding restricted stock unit in respect of Company common stock granted under the Company equity plans or otherwise, which we refer to as “Company RSUs,” that will not vest upon the closing of the merger in accordance with its terms, which we refer to as “Company double-trigger RSUs,” other than the Company double-trigger RSUs held by a non-continuing employee will, as of the effective time, automatically be canceled by virtue of the merger and converted into the right to receive from the surviving corporation, upon vesting and settlement of such Company double-trigger RSU, a lump-sum amount in cash, without interest, equal to the merger consideration, subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to the corresponding Company RSU immediately prior to the effective time.
At the effective time of the merger, each outstanding Company RSU that will vest upon the closing of the merger in accordance with its terms and each Company double-trigger RSU held by a non-continuing employee, as of immediately prior to the effective time will become fully vested and canceled as of the effective time and converted into the right to receive, immediately after the effective time, an amount in cash, without interest, equal to the merger consideration.

At the effective time of the merger, each outstanding tracking unit, which we refer to as “Company tracking units,” with respect to Company common stock granted under the Tellurian Inc. Incentive Compensation Program, which we refer to as the “ICP,” or otherwise as of immediately prior to the effective time will automatically be canceled and converted into the right to receive from the surviving corporation, upon vesting and settlement of such Company tracking unit, a lump-sum amount in cash, without interest, equal to the merger consideration, subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company tracking unit immediately prior to the effective time.
Table of Security Holdings
The following table sets forth, as of August 26, 2024, for each person who has served as a director or executive officer of the Company since the beginning of our last fiscal year (i) the aggregate number of shares of Company common stock held directly or indirectly, (ii) the aggregate number of shares of Company common stock subject to unexercised Company options, (iii) the aggregate number of shares of Company restricted stock held, (iv) the aggregate number of shares of Company common stock subject to outstanding Company RSUs and (v) the aggregate number of shares of Company common stock subject to outstanding Company tracking units. The values are calculated assuming (A) that the price per share of Company common stock is equal to the merger consideration of $1.00; (B) that the value of each outstanding Company option is equal to (1) the aggregate number of shares issuable upon the exercise of such Company option, multiplied by (2) the amount by which the merger consideration exceeds the exercise price of such Company stock option (or 0, if the exercise price of any such Company option is equal to or greater than the merger consideration); (C) that the price per share of Company restricted stock is equal to the merger consideration of $1.00; (D) the price for each share that is covered by the Company RSUs is equal to the merger consideration of $1.00; and (E) the price for each share that is covered by the Company tracking units is equal to the merger consideration of $1.00. None of the directors or executive officers set forth in the table below hold directly or indirectly any shares of Company preferred stock or warrants to purchase shares of Company common stock.
Name	Shares of Company Common Stock (#)	Company Options (#)	Company Restricted Stock (#)	Company RSUs (#)	Company Tracking Units (#)	Value ($)
Executive Officers:
Daniel A. Belhumeur	164,742	80,000	1,170,000	—	178,582	$1,513,324
Octávio M.C. Simões(1)	206,678	—	2,000,000	—	—	$2,206,678
Samik Mukherjee	—	—	—	500,000	280,000	$780,000
Simon G. Oxley	144,634	—	200,000	200,000	—	$544,634
L. Kian Granmayeh(1)	7,561	—	—	—	—	$7,561
Khaled A. Sharafeldin	243,383	58,000	526,500	—	104,762	$874,645
Charif Souki(1)	1,659,639	—	—	—	892,857	$2,552,496
Directors:
Martin J. Houston	17,157,397	—	—	—	—	$17,157,397
Jean P. Abiteboul	1,164,636	—	—	—	—	$1,164,636
Diana Derycz-Kessler	1,335,248	—	—	—	—	$1,335,248
Dillon J. Ferguson	439,281	—	—	—	—	$439,281
Jonathan S. Gross	609,559	—	—	—	—	$609,559
Don A. Turkleson	421,035	—	—	—	—	$421,035

(1)
Each of Messrs. Simões, Granmayeh, and Souki is a former executive officer of the Company who is included in the table because he had served as an executive officer since the beginning of our last fiscal year.

Construction Incentive Plan Award Amendments
On July 18, 2024 and July 19, 2024, the Company and the executive officers listed in the table below agreed to certain amendments, which we refer to as the “CIP award amendments,” to such executive officers’ previously granted cash incentive awards, which we collectively refer to as the “CIP awards,” in connection with the development of Phases 1 through 4, each of which we refer to as a “Phase,” of the construction of the Driftwood terminal, including the reductions in the dollar amounts of such CIP awards indicated below:
Name and principal position		Phase 1	Phase 2	Phase 3	Phase 4	Total
Daniel A. Belhumeur President, Tellurian Inc.	Prior Amount	$6,000,000	$3,000,000	$3,000,000	$3,000,000	$15,000,000
	Revised Amount	$1,800,000	$900,000	$900,000	$900,000	$4,500,000
Samik Mukherjee President, Tellurian Investments	Prior Amount	$4,800,000	$2,400,000	$2,400,000	$2,400,000	$12,000,000
	Revised Amount	$1,440,000	$720,000	$720,000	$720,000	$3,600,000
Simon G. Oxley Executive Vice President and Chief Financial Officer	Prior Amount	$4,800,000	$2,400,000	$2,400,000	$2,400,000	$12,000,000
	Revised Amount	$1,440,000	$720,000	$720,000	$720,000	$3,600,000
Khaled A. Sharafeldin Chief Accounting Officer	Prior Amount	$1,800,000	$900,000	$900,000	$900,000	$4,500,000
	Revised Amount	$540,000	$270,000	$270,000	$270,000	$1,350,000
In addition, the CIP award amendments provide that (i) the Company will not, among other things, terminate without cause the employment of Messrs. Belhumeur, Mukherjee and Oxley prior to a change of control and, in the case of Mr. Sharafeldin, prior to the six month anniversary of a change of control; (ii) if the executive officer remains employed at the time of a change of control or, in the case of Mr. Sharafeldin, on the date of the six month anniversary of a change of control, such employment will be terminated effective upon the consummation of the change of control or the six month anniversary of a change of control, as applicable; and (iii) such a termination will be deemed a termination without cause for purposes of the officer’s CIP award and other Company plans and benefits.
In the event Mr. Sharafeldin’s employment is terminated without cause following the consummation of a change of control, but prior to the six-month anniversary thereof, Mr. Sharafeldin is eligible to receive a cash payment in an amount equal to the annualized base salary that he would have received between the date of his termination of employment and the six month anniversary of the change of control, which amounts would be in addition to, and not in lieu of, any severance payments and benefits payable to Mr. Sharafeldin. In addition, to the extent Mr. Sharafeldin remains employed by the Company’s subsidiary through the six month anniversary of any change of control, Mr. Sharafeldin is eligible to receive (i) a monthly retention bonus in an amount equal to $38,500 commencing on the date of any change of control through the six-month anniversary thereof, (ii) an annual bonus with respect to 2024 under the Company’s short-term incentive program, and (iii) a pro-rated bonus with respect to 2025 under the Company’s short-term incentive program.
Pursuant to Mr. Belhumeur’s CIP award, upon the occurrence of a “change of control,” any unvested portion of Mr. Belhumeur’s CIP award will fully vest as of the date of the “change of control” if either (i) Mr. Belhumeur has not experienced a termination of service prior to the “change of control” or (ii) subject to a release of claims and compliance with restrictive covenants, there has been a “termination without cause” within six months prior to the date of the “change of control.” Pursuant to the CIP award with the executive officers (other than Mr. Belhumeur), upon the occurrence of a termination without “cause” during the 12-month period following a “change of control,” any unvested portion of the applicable NEO’s CIP award will fully vest as of the date of such termination of employment, subject to the applicable NEO’s continued compliance with restrictive covenants and a release of claims.
If the merger agreement is terminated in accordance with its terms, the CIP award amendments will be null and void ab initio.
Executive Severance Plan
On January 6, 2022, the Compensation Committee of the Board approved the Tellurian Inc. Executive Severance Plan, which we refer to as the “executive severance plan,” which provides for the payment of cash severance and the provision of certain other termination benefits to certain members of the executive committee upon an involuntary termination of employment from the Company or its subsidiaries.

Severance benefits are payable under the executive severance plan only if the participant is involuntarily terminated without “cause” or the participant resigns for “good reason.” Termination for any other reason does not result in the payment of severance. Subject to the participant’s timely execution and non-revocation of a release of claims in favor of the Company, the severance benefits payable under the executive severance plan for any termination initiated by (i) the Company for any reason other than “cause” or the participant’s death or disability or (ii) the participant for “good reason,” in either case occurring prior to a change in control, are as follows: (A) 100% of base salary, paid in installments over 12 months; (B) any earned but unpaid short-term incentive under the ICP; (C) 100% of the target short-term incentive under the ICP; (D) subsidized cost of Consolidated Omnibus Budget Reconciliation Act of 1985, or “COBRA,” coverage for the lesser of (1) 12 months or (2) the duration of the COBRA coverage; and (E) certain outplacement services for 12 months. Subject to the participant’s timely execution and non-revocation of a release of claims in favor of the Company, the severance benefits payable under the executive severance plan for any qualifying termination occurring on, or within two years following, a “change in control” are as follows: (i) 200% of base salary, paid in a lump sum; (ii) any earned but unpaid short-term incentive under the ICP; (iii) 200% of the target short-term incentive under the ICP; (iv) subsidized cost of COBRA coverage for the lesser of (A) 18 months or (B) the duration of the COBRA coverage; and (v) certain outplacement services for 18 months. Pursuant to the executive severance plan, participants are subject to non-solicitation and non-competition covenants during the course of their employment and for 12 months following termination of employment for any reason.
On July 21, 2024, upon the recommendation of the Compensation Committee of the Board, the Board approved an amended and restated executive severance plan, which we refer to as the “A&R executive severance plan.” The key amendments to the existing executive severance plan include (i) clarifying that the A&R executive severance plan does not prohibit participants from making disclosures that are protected under the whistleblower provisions of applicable federal or state law or regulations and (ii) modifying the severance benefits payable for any qualifying terminations occurring on, or within two years following, a change in control, including (A) by narrowing the scope of the non-competition provision from LNG facilities inside or outside the United States to LNG export facilities located in the gulf coast of the United States, (B) by reducing the cash severance payment from 200% of base salary to 100% of base salary, and (C) by reducing the additional payment amount from 200% of the target short-term incentive under the ICP to 100% of the target short-term incentive under the ICP for the fiscal year in which the date of termination occurs.
Tax Gross-Up Payment Agreements
On July 18, 2024, in connection with the merger, the Company entered into a Tax Gross-Up Payment Agreement, which we refer to as the “tax gross-up payment agreements,” with each of Mr. Belhumeur, Mr. Oxley and Mr. Mukherjee, who we refer to collectively as the “gross-up executives,” pursuant to which each gross-up executive is entitled to receive a tax gross-up payment in the event that any compensation, payment, award, benefit or distribution (or any acceleration of any compensation, payment, award, benefit or distribution) paid or payable or distributed or distributable to each such gross-up executive in connection with the merger becomes subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, in an amount not to exceed $208,333.33. The tax gross-up payments would generally be paid to the relevant taxing authorities to place the gross-up executives in the same after-tax position as if such excise tax did not apply to such gross-up executive.
Intent to Vote in Favor of the Merger
As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 23,576,415 shares of Company common stock, representing approximately 2.6% of the outstanding shares of Company common stock on the record date and 2.6% of the outstanding shares of Company stock on the record date.
All of the directors and executive officers entitled to vote on the proposals have informed the Company that they currently intend to vote all of their shares of Company common stock (i) “FOR” approval of the merger agreement proposal; (ii) “FOR” approval of the nonbinding merger-related compensation proposal; and (iii) “FOR” approval of the adjournment proposal.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger
This section and the table below set forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that each of the Company’s named executive officers, which we refer to collectively as the “NEOs,” would receive in connection with the merger, assuming (i) that the merger were consummated and each such NEO experienced a termination of employment without cause on August 26, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement); and (ii) a per share price of Tellurian common stock of $1.00, which is the merger consideration. Except as expressly stated otherwise, the calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this proxy statement, including any equity award forfeitures that may occur prior to the effective time, or any equity awards that, by their terms, vest irrespective of the merger prior to the effective time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may materially differ from the amounts set forth below. This merger-related compensation is the subject of the nonbinding merger-related compensation proposal.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Other ($)(5)	Total ($)
Daniel A. Belhumeur	1,870,000	1,170,000	89,459	208,333	4,678,582	$8,016,374
Octávio M.C. Simões	—	2,000,000	—	—	—	$2,000,000
Simon G. Oxley	1,050,000	400,000	89,459	208,333	3,600,000	$5,347,792
L. Kian Granmayeh	—	—	—	—	—	—
Khaled A. Sharafeldin	1,155,000	526,500	89,459	—	1,685,762	$3,160,082
Charif Souki	—	—	—	—	—	—

(1)
Each of the NEOs, other than Messrs. Simoes, Granmayeh and Souki (who we refer to collectively as the “departed NEOs”), are entitled to the severance payments provided under the A&R executive severance plan. With respect to each NEO other than the departed NEOs, the amount represents a lump sum payment of 1.0 times the sum of (a) the NEO’s current annual base salary rate and (b) 100% of the NEO’s target short-term incentive under the ICP. The payments are “double-trigger” in that the applicable NEO’s employment must be terminated by the Company without “cause” or by the NEO for “good reason” on or within two years following a “change in control.” Details regarding the terms of these payments and the applicable release on which the payments are conditioned, are set forth in “Interests of Company Directors and Executive Officers in the Merger — Executive Severance Plan” beginning on page 50. With respect to Mr. Sharafeldin only, the amount represents an additional six months of Mr. Sharafeldin’s current annual base salary. As set forth in “Interests of Company Directors and Executive Officers in the Merger — Construction Incentive Plan Award Amendments” beginning on page 50, in the event Mr. Sharafeldin’s employment is terminated without “cause” following the consummation of a “change of control,” but prior to the six-month anniversary thereof, Mr. Sharafeldin is eligible to receive a cash payment in an amount equal to the annualized base salary that he would have received between the date of his termination of employment and the six month anniversary of the “change of control,” which amounts would be in addition to, and not in lieu of, any severance payments under the A&R executive severance plan.

(2)
This column represents the value of unvested shares of Company restricted stock and Company RSUs outstanding as of August 26, 2024 (the latest practicable date prior to the date of this proxy statement) that would vest pursuant to the respective award agreements. Pursuant to the merger agreement, the Company options held by Messrs. Belhumeur and Sharafeldin have an exercise price in excess of the merger consideration. Accordingly, Messrs. Belhumeur’s and Sharafeldin’s Company options will be canceled for no consideration. The NEOs’ benefits with respect to the Company restricted stock and Company RSUs are “double-trigger” in that there needs to be a “change of control” under the equity award agreement (which will include the consummation of the merger), and the applicable NEO would need to be terminated on or within 12 months following a “change in control” without “cause” or upon death or “disability.” Details regarding the terms of accelerated vesting of the executive officers’ equity awards are set forth in “— Interests with Respect to Company Equity and Equity-Based Awards” beginning on page 48.
The table below provides information on the estimated value of unvested Company restricted stock held by the NEOs that could accelerate in connection with the merger in the event of termination without “cause” or due to death or “disability” at any time within 12 months following the merger. The amounts shown with respect to each share of Company restricted stock represent the product of (a) $1.00 and (b) the number of shares of Company restricted stock:
Name	Unvested Company Restricted Stock Outstanding (#)	Value of Awards (USD)
Daniel A. Belhumeur	1,170,000	$1,170,000
Octávio M.C. Simões	—	—
Simon G. Oxley	200,000	$200,000
L. Kian Granmayeh	—	—
Khaled A. Sharafeldin	526,500	$526,500
Charif Souki	—	—
The table below provides information on the estimated value of unvested Company RSUs held by the NEOs that could accelerate in connection with the merger in the event of termination without “cause” or due to death or “disability” at any time within 12 months following the merger. The amounts shown with respect to each Company RSUs represent the product of (a) $1.00 and (b) the number of shares of Company common stock subject to such Company RSUs:
Name	Unvested Company RSUs Outstanding (#)	Value of Awards (USD)
Daniel A. Belhumeur	—	—
Octávio M.C. Simões	—	—
Simon G. Oxley	200,000	$200,000
L. Kian Granmayeh	—	—
Khaled A. Sharafeldin	—	—
Charif Souki	—	—

(3)
This column represents the value of payments made by the Company for the full cost of the NEOs’ applicable premiums for COBRA coverage and the value of outplacements services for a period of 18 months. The continuation and outplacement benefits for up to 12 months are payable upon a termination without “cause” or for “good reason” whether or not in connection with a “change in control” and the continuation and outplacement benefits for up to an additional six months are payable upon a termination without “cause” or for “good reason” on or within two years following a “change in control.” The table below provides details on the value of continued participation in health and welfare benefits and the value of outplacement services:

Name	Value of Continued Participation in Health and Welfare Benefits ($)	Value of Outplacement Services ($)	Total ($)
Daniel A. Belhumeur	$44,459	$45,000	$89,459
Simon G. Oxley	$44,459	$45,000	$89,459
Khaled A. Sharafeldin	$14,820	$9,000	$23,820

(4)
This column represents the maximum tax gross-up payment to be made to Messrs. Belhumeur and Oxley pursuant to tax gross-up payment agreements, as set forth in “Interests of Company Directors and Executive Officers in the Merger — Tax Gross-Up Payment Agreements” beginning on page 51. Payment of the tax gross-up payment is “single-trigger” but the tax gross-up payment is payable only if and to the extent an excise tax is imposed on Mr. Belhumeur or Mr. Oxley, as applicable, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” with respect to certain compensation received in connection with the merger.
(5)
With respect to Mr. Belhumeur, the column entitled “CIP Award” in the table below represents the lump sum cash payment the Company expects to make upon the consummation of the merger to Mr. Belhumeur in an amount equal to Mr. Belhumeur’s CIP award. As set forth in “Interests of Company Directors and Executive Officers in the Merger — Construction Incentive Plan Award Amendments” beginning on page 50, pursuant to Mr. Belhumeur’s CIP award, in the event of a “change in control,” Mr. Belhumeur’s CIP award would fully vest and become payable. Accordingly, this payment is “single-trigger.” With respect to the NEOs (other than Mr. Belhumeur), the column entitled “CIP Award” in the table below represents the lump sum cash payment the Company expects to make upon a termination of the applicable NEO’s employment without “cause” immediately following the merger or, in the case of Mr. Sharafeldin, six months following the merger, in each case, in an amount equal to the NEO’s CIP award. As set forth in “Interests of Company Directors and Executive Officers in the Merger — Construction Incentive Plan Award Amendments” beginning on page 50, pursuant to the NEOs’ CIP awards (other than Mr. Belhumeur), the CIP award would fully vest and become payable upon a termination without “cause” during the 12-month period following the consummation of a “change in control.” Accordingly, these payments are “double-trigger.” The column entitled “Value of Company Tracking Units” represents the number of outstanding Company tracking units held by each NEO multiplied by the merger consideration. The unvested Company tracking units will not accelerate upon the consummation of the merger. Rather, upon a termination by the Company without “cause,” due to disability or death, or a resignation by the NEO for “good reason,” any unvested Company tracking units will remain eligible to vest and be paid following such termination of employment as if the NEO remained employed through the applicable vesting date. The column entitled “Retention Bonus” represents the monthly retention bonus that the Company expects to pay to Mr. Sharafeldin pursuant to his CIP award amendment in an amount equal to $38,500 commencing on the date of any change of control through the six-month anniversary thereof.

These components of the NEOs’ other compensation are set forth in the following table:
Name	CIP Award (USD)	Value of Company Tracking Units (USD)	Retention Bonus (USD)	Aggregate Value of Other Compensation (USD)
Daniel A. Belhumeur	$4,500,000	$178,582	—	$4,678,582
Simon G. Oxley	$3,600,000	—	—	$3,600,000
Khaled A. Sharafeldin	$1,350,000	$104,762	$231,000	$1,685,762
Section 16 of the Exchange Act
Prior to the effective time of the merger, the Board, or an appropriate committee of non-employee directors of the Board, may adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of any of Company equity securities (including derivative securities) pursuant to the merger agreement by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act will be an exempt transaction for purposes of Section 16 of the Exchange Act.
Certain Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the merger that may be relevant to “U.S. holders” and “non-U.S. holders” (both terms defined below) whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This discussion is for general information purposes only and is not tax advice. This discussion does not purport to consider all potential aspects of U.S. federal income taxation that might be relevant for holders of our common stock. This discussion is based on the Code, the applicable U.S. Treasury regulations promulgated under the Code, judicial decisions and published rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service, which we refer to as the “IRS,” all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect that could result in U.S. federal income tax consequences different from those discussed below. This discussion does not address the consequences of any proposed changes in applicable laws. Any change or differing interpretation could alter the tax consequences to the holders described herein.
This discussion is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this discussion will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to any part of the discussion below regarding the U.S. federal income tax consequences of the merger. There can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to the U.S. federal income tax consequences discussed below.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of our common stock prior to the effective time of the merger that, for U.S. federal income tax purposes, is not an entity or arrangement treated as a partnership and is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) with the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•
an estate the income of which is subject to U.S. federal income tax regardless of its source.

As used herein, a “non-U.S. holder” means a beneficial owner of shares of our common stock prior to the effective time of the merger that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership or an entity or arrangement treated as a partnership or other “pass-through” entity for U.S. federal income tax purposes is the beneficial owner of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner or the partnership, the activities of the partnership and the partner, and certain determinations made at the partnership or partner level. Accordingly, partnerships and the partners in such partnership (including entities or arrangements treated as partnerships or other “pass-through” entities for U.S. federal income tax purposes) holding our common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger to them in light of their own circumstances.
This discussion is limited to holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of our common stock in light of their own particular circumstances, including the impact of the alternative minimum tax or the tax consequences to stockholders who validly exercise dissenters’ rights under the DGCL. In addition, this discussion is for general information only and does not address the U.S. federal income tax consequences of the merger to holders who are subject to special rules, including, without limitation:
•
banks, trusts and other financial institutions; insurance companies;

•
brokers, dealers or traders in securities, commodities or currencies or traders that elect to mark-to-market their securities;

•
mutual funds;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
real estate investment trusts or regulated investment companies;

•
holders who hold their shares of common stock through individual retirement accounts or other tax-deferred accounts;

•
tax-exempt organizations;

•
governmental organizations; tax-qualified retirement plans or accounts or pension funds;

•
S corporations, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•
U.S. expatriates or certain former citizens or long-term residents of the United States;

•
holders who hold their shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;

•
U.S. holders subject to special tax accounting rules as a result of any item of gross income being taken account in an applicable financial statement (as defined in the Code);

•
U.S. holders deemed to sell our common stock under the constructive sale provisions of the Code;

•
U.S. holders whose functional currency is not the U.S. dollar;

•
except as expressly discussed below, U.S. holders that actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the company merger) 5% or more (by vote or value) of our common stock; and

•
holders who acquired their shares of our common stock through the exercise of Company stock options or otherwise as compensation.

In addition, this discussion does not address the impact of the 3.8% Medicare contribution tax imposed on certain income, any aspects of non-U.S., state, local, estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax, such as estate or gift tax consequences) that may be applicable to a particular holder in light of its own circumstances.
Further, this discussion does not address any tax consequences of the merger to holders of preferred stock, stock options, restricted stock unit awards or performance-based restricted stock unit awards whose awards are canceled in exchange for cash or cash-based awards pursuant to the merger. Such holders of preferred stock, stock options, restricted stock unit awards or performance-based restricted stock unit awards should consult their own tax advisors regarding the tax consequences of the merger to them in light of their own circumstances.
U.S. Holders
A U.S. holder’s receipt of the merger consideration in exchange for shares of our common stock generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the effective time of the merger. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. The deductibility of capital losses may be subject to limitations.
Non-U.S. Holders
Cash received in the merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder in the United States), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;
•
the non-U.S. holder is a nonresident individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
shares of our common stock constitute United States real property interests by reason of the Company’s status as a “United States real property holding corporation,” which we refer to as a “USRPHC,” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes within the shorter of the non-U.S. holder’s holding period or the five years preceding the merger and the non-U.S. holder owned, actually or constructively, more than 5% of shares of any class of our stock at any time during the shorter of the non-U.S. holder’s holding period or the five-year period preceding the merger, and, as a result, such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. For this purpose, real property interests generally include land, improvements and associated personal property as described in the applicable U.S. Treasury regulations published under Section 897 of the Code.
With respect to the third bullet point above, we believe that the Company currently is, and expects to remain, a USRPHC for U.S. federal income tax purposes. However, so long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations) as of the effective time of the merger, only a non-U.S. holder that actually or constructively owns or owned, at any time during the shorter of the five-year period ending on the date of the merger or the non-U.S. holder’s holding period of our common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of the Company’s status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on the disposition of our common stock pursuant to the merger (in the manner described above), and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. holders are urged to consult with, and rely solely upon, their own tax advisors to determine the consequences of the merger to them in light of their particular circumstances and the Company’s status as a USRPHC.
Backup Withholding and Information Reporting
Generally, information reporting requirements may apply in connection with the payment of merger consideration to U.S. holders and, if effected by or through a U.S. office or broker, non-U.S. holders in connection with the merger. Further, a U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes a valid exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding, unless a valid exemption applies and is established in a manner satisfactory to the paying agent.
Certain non-U.S. holders may also be subject to backup withholding unless they establish a valid exemption from backup withholding applies and establish such exemption in a manner satisfactory to the paying agent

(such as by completing and signing an appropriate IRS Form W-8 or other applicable or successor form) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters in light of their own circumstances.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. Each holder should consult its own tax advisor regarding the information reporting and backup withholding rules in light of its own circumstances.
Additional Withholding Requirements Under FATCA
Subject to the proposed U.S. Treasury regulations discussed below, Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder, which we refer to as “FATCA,” impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of the merger consideration, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (a) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding direct and indirect U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (b) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Gross proceeds may be subject to withholding under FATCA; although under proposed U.S. Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) may generally rely on the proposed regulations pending finalization. Non-U.S. holders are encouraged to consult with, and rely solely upon, their own tax advisors regarding the effects of FATCA to them in light of their own circumstances.
Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to them in light of their own circumstances.
This discussion is provided for general information only and is not tax advice. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all potential tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult their own tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances and the application of state, local, non-U.S., estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

THE MERGER AGREEMENT (PROPOSAL 1)
The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties, covenants and agreements described below and included in the merger agreement (a) were made only for purposes of the merger agreement and as of specific dates; (b) were made solely for the benefit of the parties to the merger agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in a disclosure schedule that the Company delivered to Parent in connection with the merger agreement, which we refer to as the “Company disclosure schedule” and which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and such subsequent developments or new information may not be included in this proxy statement.
The Merger
Upon the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the DGCL, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly owned subsidiary of Parent. We sometimes refer to the Company after the consummation of the merger as the “surviving corporation.” The certificate of incorporation of the Company will be amended and restated in its entirety by virtue of the merger, to read as set forth on Exhibit 1 to the merger agreement. The bylaws of the Company will also be amended and restated in their entirety so that, immediately following the effective time of the merger, they are identical to the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references to the name of Merger Sub will be changed to refer to the Company. The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.
Closing and Effective Time of the Merger
The closing of the merger will occur on the second business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of such conditions) or at such other time, date or place as is agreed to in writing by Parent and the Company. Upon the terms and subject to the conditions set forth in the merger agreement, as soon as practicable on the closing date, the parties will (i) cause the certificate of merger to be duly executed and properly filed with the Secretary of State of the State of

Delaware as provided under Delaware law and (ii) make any and all other filings or recordings required to be made by the parties under the DGCL in connection with the merger. The merger will become effective upon the filing with and acceptance of the certificate of merger by the Secretary of State of the State of Delaware (or at such later time as the Company and Parent may agree in writing and specify in the certificate of merger in accordance with the relevant provisions of the DGCL), which we refer to as the “effective time.” Although we currently expect to complete the merger promptly following the special meeting, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived.
Conversion of Shares
At the effective time, each share of Company common stock will be automatically canceled and will cease to exist, and will be converted into the right to receive, upon the terms and subject to the conditions set forth in the merger agreement, $1.00 in cash per share, without interest, less any required withholding taxes, which we refer to as the “merger consideration.” Each share of Company preferred stock will be automatically canceled and will cease to exist, and will be converted into the right to receive, upon the terms and subject to the conditions set forth in the merger agreement, $8.16489 in cash per share, without interest, less any required withholding taxes, which we refer to as the “preferred stock merger consideration,” in accordance with the terms of the certificate of designations of the Company preferred stock.
Payment for Securities
Prior to the effective time, Parent will designate a nationally recognized bank or trust company reasonably acceptable to the Company to act as agent, which we refer to as the “paying agent,” for the payment of the merger consideration and the preferred stock merger consideration payable to the holders of shares of Company common stock and Company preferred stock (other than excluded shares and dissenting shares). On or prior to the effective date, Parent will deposit, or will cause to be deposited, with the paying agent, in trust for the benefit of the holders of shares of Company common stock and Company preferred stock at the effective time of the merger, a cash amount necessary for the paying agent to pay the aggregate merger consideration and preferred stock merger consideration pursuant to the merger agreement, which cash amount we refer to as the “exchange fund.” The paying agent will invest the exchange fund as directed by Parent, except that investments are limited to obligations of or guaranteed by the United States government or rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings resulting from such investment will become a part of the exchange fund, and any amounts in excess of the cash amount necessary to pay the aggregate merger consideration and preferred stock merger consideration pursuant to the merger agreement will be promptly returned to the surviving corporation. No investment losses resulting from investment of the exchange fund will diminish the rights of any of the holders of shares of Company common stock or Company preferred stock at the effective time of the merger to receive the merger consideration or the preferred stock merger consideration, as applicable. To the extent the exchange fund diminishes for any reason below the level required to make prompt cash payment of the aggregate merger consideration and preferred stock merger consideration pursuant to the merger agreement, Parent must, or must cause the surviving corporation to, promptly deposit additional funds in the exchange fund so as to ensure that the exchange fund is at all times until the first anniversary of the closing of the merger maintained at a level sufficient to make such payments.
Within three business days after the effective time of the merger, the surviving corporation will cause the paying agent to mail to each holder of record of a certificate representing shares of Company common stock, which we refer to as a “certificate” (other than holders of excluded shares and dissenting shares), a letter of transmittal in customary form and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. Upon surrender of a certificate to the paying agent in accordance with the terms of such duly executed letter of transmittal, the holder of such certificate will be entitled to receive in exchange therefor, subject to any applicable withholding taxes, a cash amount equal to the number of shares of Company common stock represented by such certificate multiplied by the merger consideration, and the surrendered certificate will be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates. In the event of a transfer of ownership of shares of Company common stock or Company preferred stock that is not registered in the transfer records of the Company, payment of any merger consideration or preferred stock merger consideration to be exchanged upon due surrender of the certificate may be made to such transferee if the certificate formerly representing such shares of Company common stock or Company preferred stock promptly endorsed or is otherwise in proper form for transfer, and the person requesting payment shall have paid any applicable stock transfer or similar taxes.
Any holder of non-certificated book-entry shares of Company common stock or Company preferred stock, which we refer to as “book-entry shares,” will not be required to deliver a certificate, in the case of book-entry share held by The Depository Trust Company, or an executed letter of transmittal to the paying agent to receive the merger consideration. Instead, each holder of record of one or more book-entry shares (other than holders of excluded shares and dissenting shares) will automatically upon the effective time of the merger be entitled to receive, and Parent will, or will cause the surviving corporation to, cause the paying agent to pay and deliver, as soon as reasonably practicable after the effective time of the merger, subject to any applicable withholding taxes, the applicable merger consideration or preferred stock merger consideration in respect of each share of Company common stock or Company preferred stock formerly represented by such book-entry shares, and the book-entry shares so exchanged will be canceled. Payment of the merger consideration or preferred stock merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered. No interest will be paid or accrued on any amount payable in respect of book-entry shares.
At the effective time of the merger, the stock transfer books of the Company will be closed and there will be no further registrations of transfer on the stock transfer books of the Company of the shares of Company common stock or Company preferred stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any certificate or book-entry share is presented to the surviving corporation, Parent or the paying agent for transfer, it will be canceled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to the merger agreement, subject to any applicable withholding.
Any portion of the exchange fund (including the proceeds of its investments) that remains unclaimed by the stockholders of the Company for one year after the effective time of the merger will be delivered to the surviving corporation. Any merger consideration remaining unclaimed by holders of shares of Company common stock and Company preferred stock immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the fullest extent permitted by applicable law, become the property of the surviving corporation, free and clear of any claims or interest of any person previously entitled thereto.
In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent or the paying agent, the posting by such person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate, the paying agent will pay such person the merger consideration or preferred stock merger consideration, as applicable, payable in respect of the certificates alleged to have been lost, stolen or destroyed.
You should not send your certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your certificates (if any) with the enclosed proxy.
Dissenting Shares
Shares of outstanding Company common stock or Company preferred stock held by a holder of record or beneficial owner who demands appraisal for such shares, which we refer to as “dissenting shares,” will not be converted into merger consideration or preferred stock merger consideration (as applicable), and instead will be canceled and cease to exist, and the holders of record or beneficial owners of such dissenting shares will be entitled to the rights granted to them pursuant to the DGCL with respect to such dissenting shares. If any such holder of record or beneficial owner fails to exercise its rights of appraisal under Section 262 of the DGCL or other applicable law, then the right of such holder to be paid the fair value of such dissenting shares will cease and such dissenting shares will be deemed to have been converted into the right to receive the merger consideration or preferred stock merger consideration, as applicable, without interest and subject to any withholding taxes, upon surrender of the certificates or book-entry shares. The Company will give Parent prompt notice of any demands received by the Company for appraisal, and Parent will have the right to direct and participate in all negotiations and proceedings with respect to such appraisal demands. Prior to the effective time of the merger, the Company will not make any payment with respect to, or settle or compromise, any such demands, or agree to do any of the foregoing, without Parent’s consent.
Treatment of Company Equity and Equity-Based Awards
At the effective time of the merger, each Company option that is outstanding immediately prior to such time will automatically be canceled and converted into the right to receive (without interest) an amount of cash equal to the product of (x) the total number of shares underlying the Company option multiplied by (y) the excess, if any, of the merger consideration over the exercise price of such Company option. Any such Company option with respect to which the exercise price subject thereto is equal to or greater than the merger consideration will be canceled for no consideration.
At the effective time of the merger, each share of Company double-trigger restricted stock that is outstanding as of immediately prior to such time (including those held by former service providers) other than shares of Company double-trigger restricted stock held by a non-continuing employee will, as of the effective time of the merger, automatically be canceled and converted into the right to receive from the surviving corporation, upon vesting of such Company double-trigger restricted stock, a lump-sum amount in cash, without interest, equal to the merger consideration, subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company restricted stock award immediately prior to the effective time of the merger. We refer to such shares of Company double-trigger restricted stock as “converted restricted stock.” At the effective time of the merger, each share of Company single-trigger restricted stock and each share of Company double-trigger restricted stock held by a non-continuing employee, in each case, will fully vest and be canceled as of the effective time of the merger and converted into the right to receive an amount in cash, without interest, equal to the merger consideration, which we refer to as the “cash-out restricted stock.”
At the effective time of the merger, each Company double-trigger restricted stock unit that is outstanding as of immediately prior to such time (including those held by former service providers) other than Company double-trigger restricted stock units held by a non-continuing employee will, as of the effective time of the merger, automatically be canceled and converted into the right to receive from the surviving corporation, upon vesting of such Company double-trigger restricted stock unit, a lump-sum amount in cash, without interest, equal to the merger consideration, subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company restricted stock unit immediately prior to the effective time of the merger. We refer to such Company double-trigger restricted stock units as “converted restricted stock units.” At the effective time of the merger, each Company single-trigger restricted stock unit and each Company double-trigger restricted stock unit held by a non-continuing employee, in each case, will fully vest and be canceled as of the effective time of the merger and converted into the right to receive an amount in cash, without interest, equal to the merger consideration, which together with the cash-out restricted stock we refer to as the “cash-out equity awards.”
At the effective time of the merger, each Company tracking unit outstanding will automatically be canceled and converted into the right to receive from the surviving corporation, upon vesting and settlement of such converted tracking unit, a lump-sum amount in cash, without interest, equal to the merger consideration, subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company tracking unit immediately prior to the effective time of the merger. We refer to such Company tracking units together with the converted restricted stock and converted restricted stock units as the “converted equity-based awards.”
At the effective time of the merger, all Company options, Company restricted stock, Company restricted stock units and Company tracking units will no longer be outstanding and will automatically terminate and cease to exist. At the effective time of the merger, Parent will, or will cause the surviving corporation to, pay (through its payroll systems in the case of employees) all amounts payable pursuant to this section of the merger agreement to the former holders of Company options and cash-out equity awards, or at such later time as required under Section 409A of the Code. All such payments will be subject to all applicable tax withholding requirements. Prior to the effective time, Parent and the Company, as applicable, will adopt such resolutions of the Board or Parent Board (or, if appropriate, any committee thereof) as are required to effectuate the actions contemplated above. As soon as reasonably practicable (but in no event later than 10 business days) after the effective time of the merger, Parent will deliver, or cause to be delivered, to each holder of a converted equity-based award an award agreement setting forth such holder’s rights pursuant thereto and on such terms as set forth in the merger agreement, as applicable. As of the effective time of the merger, Parent will assume the obligations and succeed to the rights of the Company under the Company equity plans and the Company equity-based plan.
Treatment of Company Warrants
At the effective time of the merger, each outstanding Company warrant will automatically become a surviving corporation warrant, substantially similar in form and substance to the Company warrant, exercisable solely for the merger consideration; provided, that if the holder of a Company warrant properly requests before the 30th day after public disclosure of the effective time, then the surviving corporation will purchase the Company warrant from the holder of the Company warrant by paying, in cash, to the holder of the Company warrant, within 10 business days after such request, an amount equal to the Black Scholes Value (as defined in the Company warrant) of the remaining unexercised portion of the Company warrant as of the effective time.
Representations and Warranties
The merger agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, to the other party or parties, as applicable, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties are in many respects subject to materiality, knowledge and other similar qualifications contained in the merger agreement and expire at the effective time of the merger. The representations and warranties of each of the Company, on the one hand, and Merger Sub and Parent, on the other hand, were made solely for the benefit of the other party or parties, as applicable. In addition, those representations and warranties were intended not as statements of actual fact, but rather as a way of allocating risk between the parties, were modified by the confidential disclosure schedule attached to the merger agreement, were subject to the materiality standards described in the merger agreement (which may differ from what may be viewed as material by you) and were made only as of the date of the merger agreement and the closing date or another date as is specified in the merger agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the merger agreement. The Company and Parent will provide additional disclosure in their SEC reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.
The Company made a number of representations and warranties to Parent and Merger Sub, including representations and warranties related to the following matters:
•
the organization, qualification to do business and good standing of the Company and its subsidiaries;

•
the capital structure of the Company and its subsidiaries;

•
the authority of the Company, and the governmental and regulatory approvals necessary, to enter into the merger agreement and consummate the merger, and the absence of any loss, or creation of any lien, or violation of the organizational documents of the Company and its subsidiaries or any applicable laws resulting from the consummation of the merger;

•
the Company and its subsidiaries’ SEC filings and the financial statements contained therein;

•
the Company’s internal controls over financial reporting and disclosure controls and procedures;

•
the absence of undisclosed liabilities for the Company and its subsidiaries;

•
the Company and its subsidiaries’ compliance with laws and permits;

•
the Company and its subsidiaries’ environmental liabilities;

•
the Company and its subsidiaries’ employee benefit plans and other employee benefits matters;

•
the conduct of the Company and its subsidiaries’ business and the absence of certain adverse changes or events since December 31, 2023;

•
litigation, investigations, claims or judgments against the Company or its subsidiaries;

•
the accuracy of the information supplied by the Company and its subsidiaries for this proxy statement;

•
certain regulatory matters related to the Company and its subsidiaries;

•
the Company and its subsidiaries’ taxes, tax returns and other tax matters;

•
certain employment and labor matters related to the Company and its subsidiaries;

•
the Company and its subsidiaries’ intellectual property;

•
the reserve report relating to the Company and its subsidiaries’ oil and gas properties;

•
the Company and its subsidiaries’ owned and leased real property and rights-of-way;

•
the Company and its subsidiaries’ insurance policies;

•
the receipt by the Board of an opinion from Lazard, the Company’s financial advisor;

•
the Company and its subsidiaries’ material contracts and the absence of a material breach of such contracts;

•
the Company and its subsidiaries’ related party transactions;

•
investment banker’s, broker’s or finder’s fees in connection with the consummation of the merger;

•
the inapplicability of any state’s takeover laws;

•
the Company’s derivatives or hedging transactions;

•
the Company’s compliance with export controls and economic sanctions laws;

•
the absence of any pending transactions related to the Company and its subsidiaries that would impose any delay in obtaining any required governmental approvals, increase the risk of any governmental entity seeking or entering an order prohibiting the consummation of the merger, delay the consummation of the merger or otherwise result, individually or in the aggregate, in a material adverse effect on the Company; and

•
the Company’s acknowledgement of the absence of any additional Parent or Merger Sub representations or warranties beyond those in the merger agreement.

Each of Parent and Merger Sub also made a number of representations and warranties to the Company, including representations and warranties related to the following matters:
•
the organization, qualification to do business and good standing of Parent and its subsidiaries;

•
the authority of Parent and Merger Sub, and the governmental and regulatory approvals necessary, to enter into the merger agreement and consummate the merger, and the absence of any loss, or creation of any lien, or violation of the organizational documents of the Company and its subsidiaries or any applicable laws resulting from the consummation of the merger;

•
litigation, investigations, claims or judgments against Parent and its subsidiaries;

•
the accuracy of the information provided by Parent or its subsidiaries for this proxy statement;

•
investment banker, broker or finder fees in connection with the consummation of the merger;

•
the ownership of the Company common stock by Parent or Merger Sub;

•
the ownership and operation of Merger Sub;

•
the absence of any pending transactions related to Parent and its subsidiaries that would impose any material delay in obtaining any required governmental approvals, increase in any material respect the risk of any governmental entity seeking or entering an order prohibiting the consummation of the merger or delay the consummation of the merger;

•
availability of funds by Parent to pay for the merger consideration and preferred stock merger consideration;

•
the guaranty provided by Parent; and

•
Parent’s acknowledgement of the absence of any additional Company representations or warranties beyond those in the merger agreement.

Definition of Material Adverse Effect
Many of the representations and warranties of Parent, Merger Sub and the Company are qualified by a material adverse effect standard. For purposes of the merger agreement, “material adverse effect,” with respect to either Parent or the Company, is defined to mean an event, change, effect, fact, circumstance, development or occurrence, which we refer to collectively as “effects,” that has had, or is reasonably likely to have, a material adverse effect on the business, financial condition, assets or continuing results of operations of either (i) Parent and its subsidiaries, taken as a whole or (ii) the Company and its subsidiaries, taken as a whole, as the case may be, in either case, other than any effect resulting from or arising out of:
(A)
any effect in or generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world;

(B)
any changes or developments in the industries in which such party or any of its subsidiaries conducts its business;

(C)
any changes or developments in prices for oil, natural gas or other commodities or for such party’s raw material inputs and end products;

(D)
the execution, announcement, pendency or the existence of, or compliance with or performance under the merger agreement or other transactions under the merger agreement (including its impact on the relationships, contractual or otherwise, of the applicable party and its subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the merger or the other transactions under the merger agreement);

(E)
any taking of any action required by the merger agreement or at the written request of Parent, in the case of the Company, or the Company, in the case of Parent;

(F)
any adoption, implementation, promulgation, repeal, modification, supplementation, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local governmental entity, or market administrator;

(G)
any changes in GAAP, the International Financial Reporting Standards (IFRS) or accounting standards or interpretations thereof;

(H)
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, epidemics, pandemics (including SARS CoV-2), or any weather-related or meteorological events or other force majeure event, acts of God, or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, sabotage, civil disobedience, cyber-attack or any escalation or general worsening of the foregoing (including, for the avoidance of doubt, the current conflict between the Russian Federation and Ukraine and the war and conflict between Israel and Hamas and related military operations);

(I)
any failure by the applicable party to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (although this exclusion does not affect a determination that the underlying effect resulted in, or contributed to, a material adverse effect); or

(J)
any changes in the share price or trading volume of the Company common stock, or in the credit rating of Parent, the Company or any of their respective subsidiaries (although this exclusion does not affect a determination that the underlying effect resulted in, or contributed to, a material adverse effect);

except, in each case with respect to subclauses (A) through (C) and (F) through (H) above, to the extent disproportionately and adversely affecting Parent or the Company, as the case may be, and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate, in which case only the incremental disproportionate, adverse effect relative to other similarly situated companies in industries in which such party and its subsidiaries operate may be taken into account in determining whether there has been, or would reasonably likely be, a material adverse effect.

Covenants Relating to the Interim Operations of the Company’s Business
The Company has agreed that, until the earlier of the termination of the merger agreement or the effective time, subject to specified exceptions, the Company will, and will cause its subsidiaries to use commercially reasonable efforts to:
•
conduct their businesses in all material respects in the ordinary course; and

•
preserve substantially intact their present lines of business and maintain their material rights, franchises and permits and preserve their relationships with material customers and suppliers.

The Company has further agreed, on behalf of itself and its subsidiaries, that until the earlier of the termination of the merger agreement or the effective time, subject to specified exceptions, the Company:
•
will not adopt any amendment to its organizational documents, and will not permit its subsidiaries to do so;

•
will not, and will not permit its subsidiaries to, issue, sell, pledge, dispose of, encumber, split, combine or reclassify their equity interests, except as otherwise provided in the merger agreement;

•
will not, and will not permit any of its subsidiaries to authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, capital stock or other securities of the Company or its subsidiaries), except for (i) dividends or distributions by any wholly owned subsidiaries only to the Company or to any wholly owned subsidiary of the Company in the ordinary course of business, (ii) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of the merger agreement, and (iii) dividends or dividend equivalent payments that become due and payable in respect of any Company equity awards outstanding;

•
will not, and will not permit its subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the merger contemplated under the merger agreement and other than any mergers, consolidations, restructurings or reorganizations solely among the Company and its subsidiaries or among the Company’s subsidiaries;

•
will not, and will not permit its subsidiaries to, make any acquisition of any other person or make any loans, advances or capital contributions to, or investments in, any other person with a value in excess of $2 million in the aggregate, except as made in connection with any transaction among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•
will not, and will not permit its subsidiaries to, sell, lease, license, transfer, farmout, exchange or swap, encumber, or dispose of any properties or non-cash assets with a value in excess of $5 million in the aggregate, except (i) sales, transfers and dispositions of obsolete or worthless equipment, (ii) sales, transfers and dispositions of inventory, commodities and produced hydrocarbons, crude oil and refined products in the ordinary course of business or (iii) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•
will not, and will not permit its subsidiaries to, authorize any capital expenditures in excess of $10 million in the aggregate, except expenditures needed in response to an emergency (as defined in the merger agreement);

•
will not, except as required by law, pursuant to the terms of any Company benefit plan as in effect on the date of the merger agreement, (i) increase or decrease compensation or materially increase or decrease other benefits payable (or to become payable) to any current or former service provider, (ii) accelerate the time of payment, vesting or funding of any compensation or benefits, (iii) establish, adopt, enter into, terminate, amend or modify any benefit plans, except for annual renewals of group welfare plans in the ordinary course of business consistent with past practice that would not result in material additional or increased costs, (iv) enter into, terminate, extend or amend any collective bargaining agreement or similar agreement, or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any Company employees, (v) hire, engage, promote or terminate the employment or service (other than for cause) of any person with a total annual compensation opportunity in excess of $100,000, (vi) announce or grant any cash, equity or equity-based incentive award or other new compensation or benefit to any current or former service provider, (vii) enter into or make any loans or advances to any of its service providers (other than loans or advances for travel or reasonable business expenses), (viii) implement or announce layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other actions that trigger obligations under the Worker Adjustment and Retraining Notification Act of 1988, (ix) change the title or employment location, or decrease the authority, duties or responsibilities of any employee with annual base compensation in excess of $100,000, or (x) waive or release any non-competition, non-solicitation, non-disclosure or other restrictive covenant obligation of any current or former service provider;
•
will not, and will not permit its subsidiaries to, change the annual accounting period or materially change the financial accounting policies or procedures for reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable law;

•
will not, and will not permit its subsidiaries to, purchase, redeem or otherwise acquire any shares of the capital stock of any of them, except for (i) transactions among the Company and its subsidiaries or among the Company’s subsidiaries, and (ii) the acquisition of Company common stock in respect of any exercise or settlement of any of the Company equity awards outstanding on the date of the merger agreement in accordance with their current terms;

•
will not, and will not permit its subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except for (i) any indebtedness among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, (ii) any guarantees by the Company of indebtedness of subsidiaries of the Company or guarantees by the Company’s subsidiaries of indebtedness of the Company or any subsidiary of the Company, which indebtedness is incurred in compliance with the provisions of the merger agreement, (iii) any indebtedness reasonably required to be incurred in response to any emergency, (iv) any indebtedness that does not exceed $10 million in the aggregate, or (v) any indebtedness incurred pursuant to the terms of the bridge loan documents;

•
will not, and will not permit its subsidiaries to, other than in the ordinary course of business, enter into, modify, amend, terminate, or waive any rights under any Company material contract, real estate lease, right of way or permit;

•
will not, except in the ordinary course of business, enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

•
will not, except in the ordinary course of business, purchase any owned real property or sell any real property owned by the Company;

•
will maintain the Company’s real property and rights-of-way in substantially the same condition as of the date of the merger agreement, ordinary wear and tear expected;

•
will not, and will not permit its subsidiaries to, enter into any arrangement, agreement or other transaction with any affiliate, other than other than agreement in the ordinary course of business and on terms no less favorable as those generally provided from unrelated third parties and involving aggregate payments of less than $5 million;

•
will not, and will not permit its subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (i) equal to or lesser than the amounts reserved with respect thereto on the balance sheet as of the December 31, 2023, included in the Company’s publicly filed SEC documents or (ii) that do not exceed $250,000 in the aggregate;

•
will not (i) change its fiscal year or material method of tax accounting (ii) make (except in the ordinary course of business), change or revoke any material tax election, (iii) enter into any closing agreement with respect to, or otherwise settle or compromise, any liability for taxes, (iv) file any material amended tax return, (v) surrender a claim for a material refund of taxes, (vi) fail to pay any material tax (including estimated tax payments or installments) that becomes due and payable (other than taxes being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP), or (vii) agree to an extension or waiver of any statute of limitations with respect to the assessment or collection of any tax;
•
except as otherwise permitted by the merger agreement or for transactions between the Company and its subsidiaries or among its subsidiaries, will not, and will not permit its subsidiaries to, prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of the Company or any subsidiary, other than (i) at stated maturity, (ii) prepayment and repayment of existing indebtedness in connection with any replacement, renewal, extension, refinancing or refund thereof as set forth on the Company disclosure schedule to the merger agreement, (iii) prepayment and repayment of revolving loans in the ordinary course of business, and (iv) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date of the merger agreement;

•
will not enter into any forward, futures, option, swap, collar, put, call, floor, cap, hedging derivative or other similar contracts;

•
will not, and will not permit any of its subsidiaries to, enter into any contract with any person for the purchase, storage, sale or transportation of gas, the liquefaction, storage, sale, export and transportation of liquid natural gas, or the sale of services or other products or by-products from the LNG plant;

•
with certain exceptions specified in the merger agreement, will not sell, assign, transfer, abandon, permit to lapse (other than by expiration in the ordinary course) or otherwise dispose of (including through exclusive license), any material Company-owned intellectual property;

•
will not disclose any trade secret or material confidential information to any person;

•
will, and will cause its subsidiaries to, comply with the terms of the Company permits and Company material contracts in connection with the permitting, development and construction of the Company’s (and its subsidiaries’) natural gas pipelines and liquified natural gas facilities; and

•
will not, and will not permit any of its subsidiaries to, agree to take any of the foregoing actions.

Restrictions on Solicitation of Other Acquisition Proposals
Under the merger agreement, until the effective time of the merger, neither the Company nor any of its subsidiaries may, and the Company must cause its and its subsidiaries’ directors, officers and management-level employees not to, and must use reasonable best efforts to cause its respective representatives not to, directly or indirectly:
•
solicit, initiate, or knowingly encourage, induce or facilitate any inquiries, discussions or requests or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal (as defined in the merger agreement) (including by way of providing access to non-public information);

•
engage in, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal or any inquiries, discussions or requests or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•
subject to certain exceptions, furnish to any person non-public information in connection with an alternative acquisition proposal;

•
approve, endorse or recommend any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•
enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or other agreement (other than a confidentiality agreement not less restrictive to the counterparty than the confidentiality agreement between the Company and Woodside) with respect to any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or requiring the Company to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement;
•
amend or grant any waiver, release or modification under any standstill or similar agreement with respect to any class of equity securities of the Company or its subsidiaries, unless the Board or a committee of the Board, concludes, in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board; or

•
resolve to do any of the foregoing.

However, subject to compliance with the merger agreement, if at any time prior to the time Company stockholder approval is obtained, (i) solely in response to an unsolicited bona fide written acquisition proposal made after the date of the merger agreement that did not result from a breach of these restrictions, (ii) for purposes of the first, third, and fourth bullets below, if the Board determines, in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, and (iii) for purposes of the first and fourth bullets below, if the Board has determined in good faith after consultation with its financial advisor and its outside legal counsel that such acquisition proposal either constitutes a superior offer or would be reasonably likely to result in a superior offer, then the Company may:
•
provide information (including access to the employees of the Company and its subsidiaries) in response to a request therefor by a person who has made such an unsolicited bona fide written acquisition proposal if the Company receives from the person so requesting such information an executed confidentiality agreement containing terms that are not less favorable, in any material respect, to the Company than those contained in the confidentiality agreement entered into between the Company and Woodside (and subject to other requirements set forth in the merger agreement);

•
contact a person who has made such an unsolicited bona fide written acquisition proposal solely to clarify the terms and conditions thereof to determine whether the acquisition proposal is, or could reasonably be expected to result in, a superior offer;

•
waive any provision of any standstill or similar agreement; and

•
engage or participate in any discussions or negotiations with any person who has made such an unsolicited bona fide written acquisition proposal and has entered into an acceptable confidentiality agreement.

An “acquisition proposal” means any bona fide proposal or offer pursuant to which any person other than Parent, Merger Sub or their respective affiliates would, in a single transaction or series of related transactions:
•
directly or indirectly acquire (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation or otherwise) assets of the Company and its subsidiaries equal to 25% or more of the Company’s consolidated assets (based on their fair market value); or

•
directly or indirectly acquire (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation or otherwise) beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 25% or more of the voting power of the outstanding equity securities of the Company entitled to vote with respect to the adoption of the merger agreement;

in each case other than the transactions contemplated by the merger agreement.
A “superior offer” means a bona fide “acquisition proposal” (as defined above, but with each reference to “25%” replaced by “50%”) that the Board, or a committee thereof, has determined in good faith after consultation with outside legal counsel and financial advisor (i) would, if consummated, result in a transaction more favorable to the stockholders of the Company (in their capacities as such) from a financial point of view, than the transaction contemplated by the merger agreement, taking into account all relevant factors and (ii) is reasonably likely to be consummated.
The Company must promptly, and in no event later than 24 hours, notify Parent of the Company’s receipt of any written acquisition proposal or any offer that would reasonably be expected to lead to an acquisition proposal, including the material terms and conditions of any such acquisition proposal. The Company must promptly provide Parent with unredacted copies of such proposal, offer, inquiry or request that is in writing and copies of any other material documents evidencing or specifying the terms and conditions of such proposal, or, if the proposal is oral, a reasonably detailed summary thereof. Thereafter, the Company must keep Parent reasonably informed of any change to the material terms of any such acquisition proposal.
Nothing contained in the merger agreement prohibits the Company, any of its subsidiaries, or the Board from:
•
complying with its disclosure obligations under applicable law with regard to an acquisition proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act, or

•
making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act.

However, in no event may the Board make a change of recommendation except to the extent expressly permitted by, and in accordance with, the provisions of the merger agreement described below.
Under the merger agreement, the Company agreed to, and agreed to cause its and its subsidiaries’ directors, officers and senior management, and to direct and cause its other representatives to, except with respect to Parent and Merger Sub, immediately cease and cause to be terminated any existing solicitation, initiation, discussion or negotiation with any person conducted theretofore by the Company, its subsidiaries or any of their representatives with respect to any acquisition proposal.
Restrictions on Changes of Recommendation to Company Stockholders
The Board may at any time prior to obtaining the approval of the merger agreement by Company stockholders, make a Company change of recommendation if:
•
in the case of a written acquisition proposal that is made by a third party after the date of the merger agreement, and is not withdrawn:

•
such acquisition proposal did not result from a breach of the Company’s non-solicitation obligations;

•
the Board determines in good faith after consultation with its financial advisors and outside legal counsel that such acquisition proposal constitutes a Company superior offer and following consultation with outside legal counsel, the Board determines that the failure to make a Company change of recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable law; and

•
in the case of an intervening event, the Board, or a committee thereof, determines in good faith, after consultation with outside legal counsel, that the failure to effect a Company change of recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable law; and

•
in any case:

•
the Company provides Parent 72 hours’ prior written notice of its intention to take such action, which notice will include the information with respect to such the Company’s superior offer or intervening event and the reasons for such action;

•
after providing such notice and prior to making such Company change of recommendation (i) in connection with a Company superior offer, the Company will negotiate in good faith with Parent during such 72-hour period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the merger agreement, such that the acquisition proposal ceases to constitute a Company superior offer and (ii) in connection with an intervening event, the Company will negotiate in good faith with Parent during such 72-hour period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the merger agreement so as to obviate the need for the Board to make a Company change of recommendation; and

•
the Board, or a committee thereof, will have considered in good faith any changes to the terms of the merger agreement proposed in writing by Parent, and following such 72-hour period, will have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the acquisition proposal would continue to constitute a Company superior offer if such changes to the merger agreement proposed in writing by Parent were to be given effect and that failure to make a change in recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable law.
Additional Agreements of the Parties to the Merger Agreement
Filing; Other Actions
The Company will cause this proxy statement to (i) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
The Company will establish a record date (and commence a broker search) for and, subject to the other provisions of the merger agreement, after the filing of this proxy statement with the SEC, take all action necessary in accordance with the DGCL and the Company organizational documents to call and hold a meeting of stockholders for purposes of approving the merger agreement. The Company will provide updates to Parent with respect to the proxy solicitation for the Company stockholders’ meeting (including interim results) as reasonably requested by Parent.
Employee Matters
Not later than 10 business days before the closing date, the Company will take all action necessary to amend the Company’s executive severance plan and the employee severance plan to provide that no individual who is not an “eligible employee” (within the meaning of the applicable severance plan) as of immediately prior to the effective time of the merger to become an eligible employee at or after the effective time of the merger, and will provide Parent with evidence that such plans have been duly amended. The form and substance of such amendment(s) shall be subject to review by Parent. The Company will provide Parent with duly executed copies of any amendments to written award agreements under the Company’s construction incentive plan entered into on or after the date of the merger agreement. The form and substance of each such amendment shall be subject to review by Parent.
Beginning at the effective time of the merger and ending 12 months from the closing date (or if earlier, the date of continuing employee’s termination of employment), Parent or one of its affiliates will provide each continuing employee with (i) a base salary or wage rate, as applicable, and short-term target cash incentive compensation opportunities (including a “short term incentive award” (as defined in the ICP) for 2025, but excluding equity and equity-based awards and transaction-based payments or awards) that are substantially comparable, in the aggregate, to the base salary or wage rate, as applicable, and short-term target cash incentive compensation opportunities (including a “short term incentive award” for 2024, but excluding equity and equity-based awards and transaction-based payments or awards) provided to such continuing employee immediately prior to the closing and (ii) retirement and welfare benefits (other than defined benefit pension benefits and retiree health and welfare benefits) that are substantially comparable in the aggregate to the retirement and welfare benefits (other than defined benefit pension benefits and retiree health and welfare benefits) provided by the Company and its affiliates to such continuing employee immediately prior to the closing. In addition, Parent agrees that it will cause the surviving corporation or one of its affiliates to continue the 2024 retention program such that each continuing employee who was eligible to receive retention bonuses under the 2024 retention program as of the date of the merger agreement will continue to be eligible to receive cash retention bonuses from the surviving corporation or one of its affiliates under the 2024 retention program on the same terms and conditions as were provided immediately prior to closing through December 31, 2024. In the event that any continuing employee is terminated without “cause” (as defined in the applicable severance plan or other severance policy or arrangement in effect and applicable to such continuing employee as of immediately prior to the closing) within the 12-month period immediately following the closing, Parent agrees that it will cause the surviving corporation or its affiliates to provide severance payments and benefits to such continuing employee that are no less than the severance payments and benefits that would have been payable to such continuing employee upon a termination without cause under the applicable severance plan or other severance policy or arrangement in effect and applicable to such continuing employee, as of immediately prior to the closing.
With respect to each employee benefit plan or arrangement of Parent or an affiliate of Parent in which any continuing employee may participate effective as of the closing date or thereafter, Parent will, or will cause its affiliates to, recognize all service of the continuing employee with the Company and its subsidiaries as if such service were with Parent and its affiliates, for vesting and eligibility purposes in such plan (other than for purposes of benefit accruals under any defined benefit pension plan and retiree health and welfare benefit plan or for any purpose under any equity or equity-based or long-term incentive compensation plan); provided, such service will not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding Company benefit plan.
Regulatory Approvals; Efforts
The Company and Parent will cooperate with each other and use, and will cause their respective subsidiaries and affiliates to use, their respective reasonable best efforts to promptly take all actions, and do (or cause to be done) all things necessary, proper or advisable under the merger agreement and applicable laws and orders to consummate and make effective the Merger, including using reasonable best efforts obtain all necessary consents and approvals from governmental entities and third parties, and execute and deliver any additional necessary instruments.
The parties will cooperate to file a CFIUS declaration regarding the transactions contemplated by the merger agreement and after submitting such CFIUS declaration, as promptly as practicable respond to any request for additional information, documents or other materials from CFIUS. If the parties do not receive CFIUS approval based on the CFIUS declaration and CFIUS requests the parties submit a notice, then the parties have agreed to (i) submit a draft joint voluntary notice to CFIUS regarding the merger and (ii) a formal joint voluntary notice to CFIUS under Section 721 as soon as practicable following the date on which they have received all comments from CFIUS on their draft joint voluntary notice or been advised that CFIUS has no comments on the draft notice. Each party will use its reasonable best efforts to obtain CFIUS approval. The parties will also make appropriate filings with the DOE to obtain all necessary approvals or consents as promptly as practicable.
Takeover Statutes
If any state anti-takeover law or regulations becomes applicable to the merger or any other transactions contemplated by the merger agreement, each of the Company, Parent and Merger Sub will grant approvals and take such actions as are reasonably necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated under the merger agreement, and otherwise act to eliminate or minimize the effects of such statute or regulation on the merger.
Public Announcements
Except as specified in the merger agreement, Parent and the Company will use reasonable best efforts to develop a joint communications plan and each party will use reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions are consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each party will consult with each other before issuing any press release or public statement with respect to the merger.
Indemnification and Insurance
Parent and Merger Sub have agreed that all rights to exculpation, indemnification and advancement of expenses for acts or omissions now existing in favor of the current or former directors, officers or employees of the Company or its subsidiaries will survive the merger and continue in full force and effect. Parent and the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each current and former director, officer or employee of the Company or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, arising out of or in connection with any action or omission by them in their capacities as such.
The parties have agreed that for six years from the effective time, Parent and the surviving corporation will maintain the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its subsidiaries’ organizational documents or in any indemnification agreements of the Company or its subsidiaries with any of their respective directors, officers or employees; however, all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim.
The Company will prepay and bind prior to the closing a “tail” insurance policy with a claims period of at least six years from and after the effective time for the persons who, as of the date of the merger agreement, are covered by existing directors’ and officers’ liability insurance policies, employment practices liability policies and fiduciary liability insurance policies of the Company and its subsidiaries with respect to matters existing or arising on or before the effective time. Following the closing, the surviving corporation will maintain such directors’ and officers’ liability insurance policies in full force and effect and continue to the honor the obligations under such policies.
Control of Operations
Nothing in the merger agreement will give Parent or the Company the right to control or direct the other party’s operations prior to the effective time and each party shall exercise complete control and supervision over its operations prior to the effective time.
Section 16 Matters
Each of the Company and Parent must take all such steps as may be necessary or appropriate to ensure that any dispositions of shares of Company common stock resulting from the merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the effective time of the merger are exempt under Rule 16b-3 promulgated under the Exchange Act.
Company Delisting
Prior to the effective time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of NYSE American to cause the delisting of the Company common stock from NYSE American as promptly as practicable after the effective time and the deregistration of the Company common stock pursuant to the Exchange Act as promptly as practicable after such delisting.
Treatment of Indebtedness
Parent may (or may cause the Company to) conduct or commence one or more offers to purchase any or all of the outstanding aggregate principal amount of the Company notes, which we refer to as a “debt offer;” provided, that any such debt offer is consummated using Parent funds, and Parent (i) provides the necessary documentation, (ii) provides the Company with a reasonable opportunity to review and comment on such documentation, and (iii) includes proposed changes reasonably requested by the Company to the extent relating to the Company or its subsidiaries or to comply with the applicable indenture or applicable law and shall otherwise consider any such proposed changes in good faith. The closing (or, if applicable, effectiveness) of any debt offers will be expressly conditioned on the occurrence of the closing of the merger. If reasonably requested by Parent, the Company will use its reasonable best efforts to cause its legal counsel to provide customary legal opinions required by the applicable indenture and applicable laws (including SEC rules and regulations) solely as and to the extent that such opinions relate to the Company and its subsidiaries.

If requested by Parent, in lieu of or in addition to Parent commencing a debt offer, the Company will use its reasonable best efforts, to the extent permitted by the indentures, to (i) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the notes (which may be delivered at Parent’s request in advance of the closing date only if the redemption of such notes is expressly conditioned upon the occurrence of the closing and the relevant indenture permits conditional notices of redemption), pursuant to the redemption provisions of the respective indenture and (ii) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the notes pursuant to the satisfaction and discharge provisions of the respective indenture and the other provisions of each such indenture applicable thereto.
The Company and Parent will reasonably cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by Parent to be taken by the Company or its subsidiaries under any of the Company’s outstanding debt securities in connection with the merger, including in connection with a debt offer, the execution of any supplemental indentures described in the debt offer documents and any notice of redemption.
Obligations of Merger Sub and the Surviving Corporation
Parent will cause Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement and to consummate the transactions on the terms and conditions of the merger agreement.
Resignation of Company Directors
The Company will use its reasonable best efforts to cause each director to deliver his or her resignation, to be effective at the effective time.
Transaction Litigation
The Company will keep Parent reasonably informed on the status of any actions, claims, suits or proceedings commenced against the Company or any of such party’s subsidiaries, affiliates or their respective directors or officers relating to the merger agreement or the transactions contemplated by the merger agreement (any such actions, claims, suits or proceedings being referred to herein as “transaction litigation”). The Company must (a) give Parent the opportunity to participate in the defense, settlement and prosecution of any transaction litigation, (b) consult with Parent with respect to the defense, settlement and prosecution of any transaction litigation and (c) consider, in good faith, Parent’s advice with respect to any transaction litigation. In no event may the Company or its subsidiaries or any representative of the Company compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any transaction litigation or consent to the same without Parent’s prior written consent.
Certain Tax Matters
The Company and Parent will cooperate in preparing, executing and filing tax returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, and transfer, recording, registration and other fees and similar taxes which become payable in connection with the transactions under the merger agreement that are required or permitted to be filed on or before the effective time.
Integration and Governance
From the date of the merger agreement until the effective time, Parent and the Company will cooperate with each other in planning the integration of the businesses of Parent and the Company. In connection with this, Parent and the Company will develop an integration plan prior to the closing and designated integration teams from each party will meet at times reasonably requested by either party to conduct transition and integration planning.

Conditions to the Merger
Each party’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:
•
the approval of the merger agreement proposal by the Company stockholders;

•
the absence of any applicable law, order or agreement with any governmental entity prohibiting or preventing the consummation of the merger or the other transactions under the merger agreement; and

•
CFIUS approval has been obtained.

In addition, Parent’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:
•
the accuracy of the representations and warranties of the Company as follows:

•
the representations and warranties of the Company regarding capitalization (as set forth in Section 3.2(a) of the merger agreement) will be true and correct as of the date of the merger agreement and as of the closing date, as if made as of such date, except for de minimis inaccuracies;

•
the representations and warranties of the Company regarding its qualification and organization, agreements with respect to company equity, authorization, its brokers, opinion of financial advisor, and state takeover statutes (as set forth in Sections 3.1(a), 3.2(f), 3.3(a), 3.3(b), 3.20, 3.23 and 3.24 of the merger agreement) (i) that are qualified by “materiality” or material adverse effect on the Company will be true and correct in all respects both as of the date of the merger agreement and as of the closing date, and (ii) that are not qualified by “materiality” or material adverse effect on the Company will be true and correct in all material respects both as of the date of the merger agreement and as of the closing date;

•
the representation and warranty of the Company regarding the absence of a material adverse effect (as set forth in Section 3.10(b) of the merger agreement) will be true and correct as of the date of the merger agreement and as of the closing date, as if made as of such date or period; and

•
all other representations and warranties of the Company will be true and correct both as of the date of the merger agreement and as of the closing date, as if made as of such date, except where such failures to be so true and correct (without regard to “materiality,” material adverse effect on the Company and similar qualifiers contained in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

•
the Company’s performance or compliance in all material respects with all of its covenants and obligations required to be performed or complied with under the merger agreement prior to the effective time;

•
the Company having delivered to Parent a certificate, dated the closing date and signed by its chief executive officer or another senior officer, certifying the matters of the immediately preceding bullets in this paragraph;

•
the Company having made all required filings and obtained from the DOE all necessary approvals and consents required for the consummation of the merger and the other transactions under the merger agreement;

•
no orders, judgments, or decrees that rescind, revoke, stay, withdraw, terminate, cancel, repeal, vacate or invalidate any of (i) the FERC NGA Section 3 Authorization for the LNG Plant or the Section 7 Certificate for the Line 200/Line 300 pipeline system, including the FERC Order extending the deadline to place the LNG Plant in service by April 18, 2029, or (ii) the DOE NGA Section 3 Export Authorizations to countries with a free trade agreement and countries without a free trade agreement; and

•
the Company having delivered executed estoppel certificates to Parent dated no earlier than 60 days prior to the closing date.

The Company’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:
•
the accuracy of the representations and warranties of Parent and Merger Sub as follows:

•
the representations and warranties of Parent and Merger Sub regarding qualification and organization, authorization and its brokers (as set forth in Sections 4.1(a), 4.2(a), 4.2(b) and 4.5 of the merger agreement) (i) that are qualified by “materiality” or material adverse effect on Parent will be true and correct in all respects both as of the date of the merger agreement and as of the closing date, and (ii) that are not qualified by “materiality” or material adverse effect on Parent will be true and correct in all material respects both as of the date of the merger agreement and as of the closing date; and

•
all other representations and warranties of Parent and Merger Sub will be true and correct both as of the date of the merger agreement and as of the closing date, as if made as of such date, except where such failures to be so true and correct (without regard to “materiality,” material adverse effect on Parent and similar qualifiers contained in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent.

•
Parent and Merger Sub’s performance or compliance in all material respects with all of its covenants and obligations required to be performed or complied with under the merger agreement prior to the effective time; and

•
each of Parent and Merger Sub having delivered to the Company a certificate, dated as the closing date and signed by its president or another senior officer, certifying the matters of the immediately preceding bullets in this paragraph.

Neither Parent nor the Company can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
None of the parties may rely, either as a basis for not consummating the merger or for terminating the merger agreement (as described below), on the failure of any condition set forth above, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of the merger agreement.
Termination
Parent and the Company may mutually agree to terminate the merger agreement before consummating the merger, even after the Company stockholder approval of the merger agreement proposal has been obtained.
In addition, either Parent or the Company may terminate the merger agreement if:
•
the merger has not closed by December 15, 2024, which date may be extended until December 31, 2024 if all of the conditions to closing, other than the condition relating to obtaining CFIUS approval, have been satisfied or waived (and we refer to such date, as so extended, as the “end date”);

•
an injunction or other law has been issued, entered, enacted, promulgated or become effective permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger, except that the right to terminate the merger agreement under this provision is not available to a party if such injunction was due to the failure of such party to perform any of its obligations under the merger agreement;

•
the special meeting has concluded, at which a vote upon the adoption of the merger agreement was taken, and the Company stockholder approval has not been obtained;

•
CFIUS notifies the parties in writing that CFIUS has recommended or intends to recommend in a report that the President prohibit the transactions contemplated by the merger agreement, which we refer to as a “CFIUS turndown;” or

•
the other party has breached its representations or covenants in a way that causes a closing condition to fail.

The merger agreement may also be terminated under the following circumstances:
•
by the Company, at any time prior to obtaining the Company stockholder approval, if (i) the Company receives a superior offer, and (ii) the Board authorizes the Company to enter into a definitive agreement to consummate such superior offer in order to accept such superior offer and enter into a definitive agreement to consummate such superior offer substantially concurrently with such termination; or

•
by Parent, prior to the Company stockholder approval, if the Board changes its recommendation to the Company stockholders to vote for a proposal to approve the merger agreement, or the Company willfully breaches its non-solicitation obligations set forth in the merger agreement in a manner that materially impedes, interferes with or hinders the consummation of merger on or before the end date.

Termination Fees
Termination Fee Payable by the Company
The merger agreement requires the Company to pay Parent a termination fee of:
•
$36,055,000 if:

•
Parent terminates the merger agreement, prior to the Company stockholder approval, if the Board makes a change of recommendation or there is a willful breach by the Company of its non-solicitation obligations set forth in the merger agreement in a manner that materially impedes, interferes with or hinders the consummation of merger on or before the end date;

•
The Company terminates the merger agreement, prior to obtaining the Company stockholder approval, if the Company (i) has received a superior offer, and (ii) the Board has authorized the Company to enter into a definitive agreement to consummate such superior offer in order to accept such superior offer and enter into a definitive agreement to consummate such superior offer substantially concurrently with such termination;

•
(A) (i) Parent terminates the merger agreement because the Company has breached its representations or covenants in a way that causes a closing condition to fail or (ii) Parent or the Company terminates the merger agreement because the merger is not consummated by the end date and, at the time of such termination, Parent could have terminated due to an uncured breach by the Company of its representations or covenants in a way that would cause a closing condition to fail and (B) the Company received a proposal for an alternative transaction that was publicly announced or publicly disclosed or otherwise communicated to the Board and was not withdrawn and (C) within 12 months after such termination, the Company consummates or enters into an agreement to consummate an alternative transaction; or

•
(i) Either Parent or the Company terminates the merger agreement because the Company stockholders failed to approve the proposal to approve the merger agreement at the special meeting, (ii) prior to the special meeting, the Company received a proposal for an alternative transaction that was publicly announced or publicly disclosed and was not withdrawn prior to the special meeting and (iii) within 12 months after such termination, the Company consummates or enters into an agreement to consummate an alternative transaction.

Termination Fee Payable by Parent
The merger agreement requires Parent to pay the Company a termination fee of $31,548,000 if either party terminates the merger agreement because a CFIUS turndown occurs and is primarily a result of any material breach by Parent or Merger Sub of certain obligations it has under the merger agreement related to the CFIUS filing.
Miscellaneous
Expenses
Except as otherwise provided in the merger agreement, whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses.

Governing Law
The merger agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of relate to the merger agreement, or the negotiation, execution or performance of the merger agreement, are governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
Jurisdiction
Each of the parties has agreed that any legal action or proceeding relating to or arising out of the merger agreement and the rights and obligations thereunder, or for recognition and enforcement of any judgment relating to or arising out of the merger agreement and the rights and obligations thereunder brought by any other party to the merger agreement or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).
Waiver of Jury Trial
Each party waives any right it may have to a trial by jury in connection with any proceeding arising under the merger agreement or the transactions contemplated under the merger agreement.
Specific Enforcement
In addition to any other remedy that may be available to each party, including monetary damages, each of the parties will be entitled to seek an injunction or injunctions or equitable relief to prevent breaches of the merger agreement and to enforce specifically its terms and provisions.
Amendment; Waiver
At any time prior to the effective time, any provision of the merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company stockholder approval, if any such amendment or waiver will by applicable law, or in accordance with the rules and regulations of the NYSE American, require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by any party to the merger agreement in exercising any right under the merger agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the merger agreement.
Required Vote; Board Recommendation
The vote on this merger agreement proposal is a vote separate and apart from the vote on the nonbinding merger-related compensation proposal and the adjournment proposal. Accordingly, you may vote “FOR” either or both of the nonbinding merger-related compensation proposal and the adjournment proposal and vote “AGAINST” or “ABSTAIN” for this merger agreement proposal (and vice versa).
The approval of this merger agreement proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company common stock and Company preferred stock (voting on an as-converted to Company common stock basis) entitled to vote thereon as of the record date, voting together as a single class.
The Board unanimously recommends that you vote “FOR” approval of the merger agreement proposal.

NONBINDING MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)
In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, as reported in “The Merger — Interests of Company Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger.”
Accordingly, we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the Company’s stockholders approve, on a nonbinding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table and narrative discussion under the heading entitled ‘The Merger — Interests of Company Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger.’”
The vote on this proposal is a vote separate and apart from the vote on the merger agreement proposal and the adjournment proposal. Accordingly, you may vote “FOR” either or both of the merger agreement proposal and the adjournment proposal and vote “AGAINST” or “ABSTAIN” for this nonbinding merger-related compensation proposal (and vice versa).
Because your vote is advisory, it will not be binding upon the Company, the Board, the Compensation Committee of the Board, Parent or any affiliate of Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger agreement proposal is approved by the stockholders and the merger is completed, the merger-related compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.
The approval of this nonbinding merger-related compensation proposal requires the affirmative vote of a majority of the votes cast with respect to the proposal.
The Board unanimously recommends that you vote “FOR” approval of the nonbinding merger-related compensation proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)
We will ask our stockholders to vote only on this Proposal 3 and not on the merger agreement proposal or the nonbinding merger-related compensation proposal if the Board determines to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal.
In this proposal, we are asking our stockholders to approve a proposal to authorize the Board, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement proposal. If our stockholders approve the adjournment of the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies to approve the merger agreement proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of the merger agreement proposal.
The vote on this adjournment proposal is a vote separate and apart from the vote on the merger agreement proposal and the nonbinding merger-related compensation proposal. Accordingly, you may vote “FOR” either or both of the merger agreement proposal and the nonbinding merger-related compensation proposal and vote “AGAINST” or “ABSTAIN” for this adjournment proposal (and vice versa).
The approval of this adjournment proposal requires the affirmative vote of a majority of the votes cast with respect to the proposal.
The Board unanimously recommends that you vote “FOR” approval of the adjournment proposal.

MARKET PRICE OF COMPANY COMMON STOCK
The Company common stock is listed for trading on the NYSE American under the trading symbol “TELL.”
On July 19, 2024, the last full trading day prior to the announcement of the Company’s entry into the merger agreement, the closing price per share of Company common stock was $0.57. On August 23, 2024, the closing price per share of Company common stock was $0.93. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information available to us at August 26, 2024 with respect to Company common stock held by:
•
each person known by us to be the beneficial owner of more than 5% of our issued and outstanding common stock;

•
each of our named executive officers and directors who beneficially own common stock; and

•
all our current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.
	Amount and Nature of Beneficial Ownership*
Name of Beneficial Owner	Shares	Percent of Class(1)
Martin J. Houston, Executive Chairman(2)	17,157,397	1.9%
Octávio M.C. Simões, Senior Commercial Advisor and Former President and CEO(3)	2,206,678	**
Charif Souki, Former Executive Chairman(4)	1,659,639	**
Daniel A. Belhumeur, President(5)	1,414,742	**
Diana Derycz-Kessler, Director(6)	1,335,248	**
Jean P. Abiteboul, Director	1,164,636	**
Khaled A. Sharafeldin, Chief Accounting Officer(7)	827,883	**
Jonathan S. Gross, Director(8)	609,559	**
Dillon J. Ferguson, Director	439,281	**
Don A. Turkleson, Director	421,035	**
Simon G. Oxley, Chief Financial Officer(9)	344,634	**
L. Kian Granmayeh, Former Chief Financial Officer(10)	7,561	**
Samik Mukherjee, President, Tellurian Investments(11)	0	**
Current directors and executive officers as a group (a total of 10 persons)	23,714,415	2.7%
Five Percent Holders:
Chatterjee Fund Management, L.P. and Pernendu Chatterjee 888 Seventh Avenue, 37th Floor New York, NY 10106	47,661,082(12)	5.3%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, Massachusetts 02114	46,649,390(13)	5.2%
Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and David J. Snyderman 1603 Orrington Avenue, 13th Floor Evanston, Illinois 60201	46,138,946(14)	5.2%

*
Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days of August 26, 2024, including through the exercise of any option, warrant, or right. For each individual or entity that holds options, warrants or rights to acquire shares, the shares of Company common stock underlying those securities are treated as owned by that holder and as outstanding shares when that holder’s percentage ownership of Company common stock is calculated. That Company common stock is not treated as outstanding when the percentage ownership of any other holder is calculated.

**
The percent of class owned is less than 1%.

(1)
Based on a total of 893,878,455 shares of Company common stock outstanding as of August 26, 2024.

(2)
Includes (i) 650,000 shares of Company common stock held by T.B.D. MH Family Trust LLC, of which Mr. Houston is the sole member and has sole voting and dispositive power and (ii) 2,300,000 shares of Company common stock owned by Mr. Houston’s wife for which Mr. Houston has shared voting and dispositive power.

(3)
This information is based on a Form 4 filed with the SEC by Mr. Simões on April 1, 2021. Includes (i) 666,666 shares of restricted stock that vest upon each of FID and the one-year anniversary of FID and (ii) 666,668 shares of restricted stock that vest on the two-year anniversary of FID.

(4)
This information is based on a Form 4 filed with the SEC by Mr. Souki on April 6, 2023.

(5)
Includes (i) 1,170,000 shares of restricted stock that vest upon FID and (ii) 80,000 shares subject to options exercisable within 60 days of August 26, 2024.

(6)
Includes 1,050,000 shares of Company common stock held by Bristol Investment Fund, Ltd., a Cayman Islands company, which we refer to as “BIF,” that is affiliated with Ms. Derycz-Kessler and her spouse. The spouse of Ms. Derycz-Kessler has sole voting and dispositive power over the shares of Company common stock held by BIF.

(7)
Includes (i) 526,500 shares of restricted stock that vest upon FID and (ii) 58,000 shares subject to options exercisable within 60 days of August 26, 2024.

(8)
Includes 460,000 shares of Company common stock held by the Gross Family Trust. Mr. Gross is the trustee of the Gross Family Trust and thus has sole dispositive power over the 460,000 shares of Company common stock held by the Gross Family Trust.

(9)
Excludes (i) 66,666 RSUs that vest upon FID, (ii) 66,667 RSUs that vest on the one-year anniversary of FID, and (iii) 66,667 RSUs that vest on the two-year anniversary of FID because none of such RSUs are convertible into shares of Company common stock within 60 days of August 26, 2024.

(10)
This information is based on a Form 5 filed with the SEC by Mr. Granmayeh on February 11, 2022.

(11)
Excludes (i) 166,666 RSUs that vest upon FID, (ii) 166,667 RSUs that vest on the one-year anniversary of FID, and (iii) 166,667 RSUs that vest on the two-year anniversary of FID because none of such RSUs are convertible into shares of Company common stock within 60 days of August 26, 2024.

(12)
This information is based on a Schedule 13G/A filed with the SEC on February 12, 2024 by Chatterjee Fund Management, L.P. and Purnendu Chatterjee, which together have shared voting and dispositive power over the shares listed.

(13)
This information is based on a Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation and SSGA Funds Management, Inc., the former of which has shared voting and dispositive power over the shares listed.

(14)
This information is based on a Schedule 13D filed with the SEC on July 30, 2024 by Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and David J. Snyderman, which together have shared voting and dispositive power over the shares listed.

The following table sets forth information (as of the date indicated) as to all persons or groups known to us to be beneficial owners of more than 5% of issued and outstanding shares of Company preferred stock as of August 26, 2024.
	Amount and Nature of Beneficial Ownership*
Name of Beneficial Owner	Shares	Percent of Class(1)
BDC Oil and Gas Holdings, LLC 12011 Sunset Hills Road Reston, Virginia 20190	6,123,782(2)	100%

(1)
Based on a total of 6,123,782 shares of Company preferred stock outstanding as of August 26, 2024.

(2)
On March 21, 2018, Tellurian entered into a preferred stock purchase agreement with BDC Oil and Gas Holdings, LLC, which we refer to as “Bechtel Holdings,” a Delaware limited liability company and an affiliate of Bechtel Energy Inc., which we refer to as “Bechtel,” pursuant to which Bechtel Holdings purchased, and Tellurian sold and issued to Bechtel Holdings, 6,123,782 shares of Company preferred stock. In exchange for the Company preferred stock, Bechtel agreed to discharge $50 million in liabilities associated with detailed engineering services for the Driftwood Project.

APPRAISAL RIGHTS
If the merger is completed, the Company’s stockholders of record and beneficial owners of Company common stock or Company preferred stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares of Company stock, and otherwise comply with the requirements for perfecting and preserving appraisal rights, will be entitled to appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, if you (as a record holder or beneficial owner) do not wish to accept the merger consideration or preferred stock merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of Company stock and to receive payment in cash for the “fair value” of your shares of Company stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company stock as determined by the Delaware Court of Chancery may be less than, equal to or more than the consideration (i.e., $1.00 per share of Company common stock or $8.16489 per share of Company preferred stock) that you would otherwise be entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company’s stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand, and do not properly withdraw their demand for, appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to such appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.
This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, when a merger agreement will be submitted for adoption at a meeting of stockholders, a company must notify each of its stockholders who were stockholders of record on the record date for notice of such meeting, with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger agreement, that appraisal rights are available. A copy of Section 262 of the DGCL must be included with the notice.

This proxy statement constitutes the Company’s notice pursuant to Section 262 of the DGCL to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company stock, the Company encourages stockholders considering exercising such rights to seek the advice of financial and legal counsel.
If you (as a record holder or beneficial owner) wish to demand and perfect your right to seek appraisal of your shares of Company stock, you must satisfy each of the following conditions: (i) you must deliver to the Company a proper written demand for appraisal of your shares of Company stock before the vote is taken on adoption of the merger agreement at the special meeting; (ii) you must hold your shares of Company stock from the date of making such demand through the effective time of the merger; (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the proposal to adopt the merger agreement with respect to your shares of Company stock for which you intend to demand appraisal; (iv) you or any other stockholder or beneficial owner of shares of Company stock entitled to appraisal in connection with the merger must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company stock of all such stockholders within 120 days after the effective time of the merger and (v) you must otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL. The Company, as the surviving corporation to the merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of Company stock within the time prescribed in Section 262 of the DGCL.
If any of these conditions is not satisfied with respect to any of your shares of Company stock and the merger is completed, you will be entitled to receive the merger consideration or preferred stock merger consideration for such shares of Company stock as provided in the merger agreement, but you will not have appraisal rights with respect to such shares of Company stock. A proxy with respect to any such shares that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” approval of the merger agreement proposal and result in the loss of the stockholder of record’s or beneficial owner’s right of appraisal with respect to such shares and nullify any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder of record or beneficial owner who submits a proxy for his, her or its shares of Company stock which votes “FOR” approval of the merger agreement proposal (or does not contain voting instructions and as a result in voted “FOR” approval of the merger agreement proposal) and who wishes to exercise appraisal rights with respect to such shares must either revoke such proxy, submit a later-dated proxy with respect to such shares containing instructions to vote “AGAINST” the merger agreement proposal or “ABSTAIN” from voting on the merger agreement proposal or attend the special meeting and vote “AGAINST” the merger agreement proposal or “ABSTAIN” from voting on the merger agreement proposal with respect to such shares. Voting against or failing to vote for the merger agreement proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger agreement proposal.
All demands for appraisal (i) should be addressed to our Corporate Secretary at Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, (ii) must be delivered to the Company before the vote is taken on the merger agreement proposal at the special meeting, and (iii) must be executed by, or on behalf of, the applicable stockholder of record or beneficial owner of the shares of Company stock for which appraisal is sought. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder of record holding the shares for which appraisal is demanded and the intention of the person to demand appraisal of the fair value of his, her or its shares of Company stock and, in case of a demand made by a beneficial owner, must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s or beneficial owner’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the merger agreement proposal at the special meeting will result in the loss of appraisal rights.

If shares of Company stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Company stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record or beneficial owner; however, the agent must identify the stockholder or stockholders of record (and, if by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners and otherwise comply with the requirements applicable to appraisal demands made by beneficial owners) and expressly disclose the fact that, in executing the demand, he or she is acting as agent. The written demand should state the number of shares of Company stock as to which appraisal is sought. Where no number of shares of Company stock is expressly mentioned, the demand will be presumed to cover all shares of Company stock held in the name of the stockholder of record.
Within 10 days after the effective time of the merger, the Company, as the surviving corporation in the merger, must give notice of the effective time of the merger to each of the Company’s stockholders of record and beneficial owners who has made a written demand for appraisal in compliance with Section 262 of the DGCL and who did not vote in favor of the merger agreement proposal. At any time within 60 days after the effective time of the merger, any stockholder of record or beneficial owner who has demanded an appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw such stockholder of record’s or beneficial owner’s demand and accept the merger consideration or preferred stock merger consideration in accordance with the terms of the merger agreement by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the Company, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder of record or beneficial owner without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided that the foregoing will not affect the right of any stockholder of record or beneficial owner that has made an appraisal demand but that has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder of record’s or beneficial owner’s demand for appraisal and to accept the merger consideration or preferred stock merger consideration, within 60 days after the effective time of the merger. If the Company, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder of record or beneficial owner who withdraws such stockholder of record’s or beneficial owner’s demand for appraisal within 60 days after the effective time of the merger, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder of record or beneficial owner will be entitled to receive only the appraised value of his, her or its shares of Company stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the merger consideration or preferred stock merger consideration that such stockholder of record or beneficial owner would otherwise be entitled to receive in accordance with the terms of the merger agreement.
Within 120 days after the effective time of the merger, but not thereafter, either the Company, as the surviving corporation, or any stockholder of record or beneficial owner who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company stock held by all such stockholders of record or beneficial owners who have properly demanded appraisal. Upon the filing of the petition by a stockholder of record or beneficial owner, service of a copy of such petition will be made upon the Company, as the surviving corporation. The Company, as the surviving corporation, has no obligation to file such a petition, has no present intention to file a petition, and record holders and beneficial owners should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of record or beneficial owners of Company stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Company stock within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder of record or beneficial owner to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder of record’s or beneficial owner’s previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any holder of record or beneficial owner of dissenting shares will be entitled to receive from the Company, as the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company stock not voted in favor of the merger agreement proposal and with respect to which demands for appraisal have been received and the aggregate number of record holders or beneficial owners of such shares (for which purpose the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The statement must be mailed within 10 days after such written request has been received by the Company, as the surviving corporation, or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for appraisal is duly filed by a stockholder of record or beneficial owner, the stockholder of record or beneficial owner must deliver a copy of the petition to the Company, as the surviving corporation, and the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders of record and beneficial owners who have demanded an appraisal of their shares of Company stock and with whom agreements as to the value of their shares of Company stock have not been reached. After notice to stockholders of record and beneficial owners who have demanded appraisal and the Company, as the surviving corporation, from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and determine those stockholders of record and beneficial owners who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders of record and beneficial owners who have demanded payment for their shares of Company stock and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder of record or beneficial owner fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder of record or beneficial owner. Additionally, and notwithstanding anything herein to the contrary, because Company common stock will have been publicly listed on NYSE American, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Company common stock entitled to appraisal exceeds 1% of the outstanding shares of Company common stock or (ii) the merger consideration in respect of such total number of shares of Company common stock exceeds $1,000,000.
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of Company stock, the Delaware Court of Chancery will appraise the shares of Company stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the “fair value” of Company stock as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceedings, if the Delaware Court of Chancery so determines, by the Company, as the surviving corporation, to the stockholders of record and beneficial owners entitled to receive the same. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. Notwithstanding anything herein to the contrary, at any time before the entry of judgment in the proceedings, the Company, as the surviving corporation, may pay to each stockholder of record and beneficial owner entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to “fair value” under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders of record and beneficial owners should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the merger consideration or preferred stock merger consideration that stockholders of record and beneficial owners would otherwise be entitled to receive in accordance with the terms of the merger agreement.

Moreover, we do not anticipate offering more than the merger consideration or preferred stock merger consideration to any stockholder of record or beneficial owner exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company stock is less than the merger consideration or preferred stock merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each stockholder party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Company stock entitled to appraisal. Any stockholder of record or beneficial owner who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of Company stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder of record or beneficial owner otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder of record or beneficial owner to appraisal will cease and that stockholder of record’s or beneficial owner’s shares of Company stock will be deemed to have been automatically canceled, ceased to exist, and converted at the effective time of the merger into the right to receive the merger consideration or preferred stock merger consideration, pursuant to the merger agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any record holder or beneficial owner of shares of Company stock who desires such a petition to be filed is advised to file it on a timely basis. In addition, as indicated above, a stockholder of record or beneficial owner may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration or preferred stock merger consideration offered pursuant to the merger agreement.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder of record’s or beneficial owner’s statutory appraisal rights.
In view of the complexity of Section 262 of the DGCL, the Company’s stockholders of record or beneficial owners who may wish to pursue appraisal rights are encouraged to consult their legal and financial advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.
The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK
If the merger is consummated, the Company common stock will be delisted from the NYSE American and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company common stock.
CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED
In the event that the merger agreement proposal is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any consideration from Parent or Merger Sub for their shares of Company stock. Instead, we would remain an independent public company, shares of Company common stock would continue to be listed and traded on the NYSE American and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of Company common stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.
Pursuant to the merger agreement, under certain circumstances, we are permitted to terminate the merger agreement and to accept a superior offer. See “The Merger Agreement — Termination” beginning on page 76.
Pursuant to the merger agreement, under certain circumstances, if the merger is not completed, we may be obligated to pay Parent a termination fee or Parent may be obligated to pay us a termination fee. See “The Merger Agreement — Termination Fees” beginning on page 77. In addition, amounts borrowed under the bridge loan agreement would have to be repaid within 30 days after any valid termination of the merger agreement.
OTHER MATTERS
Other Matters for Action at the Special Meeting
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.
Future Stockholder Proposals
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. However, if the merger is not consummated, stockholders will continue to be entitled to attend and participate in stockholder meetings.
Tellurian will hold the regular annual meeting of its stockholders in 2025 only if the merger is not completed in the currently expected timeline.
If the merger is not consummated, stockholder proposals for inclusion in our proxy materials relating to the 2025 annual meeting of stockholders must be submitted in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act and received by us no later than December 26, 2024. The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy materials since such proposal must satisfy all requirements in the proxy rules relating to such inclusion.
If a stockholder wishes to present a proposal or nominate a candidate for director at the Company’s 2025 annual meeting of stockholders and the proposal or nomination is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company within the time periods set forth in the Company’s bylaws and must comply with the other requirements set forth in the bylaws. Subject to certain exceptions, to be timely under the bylaws, a proposal must be received no fewer than 90, and no more than 120, days prior to the first anniversary of the prior year’s annual meeting of stockholders, or, in the case of the 2025 annual meeting of stockholders, between February 5, 2025 and March 7, 2025.

All stockholder proposals should be submitted to the Company’s Corporate Secretary at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.
Householding Information
The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once a stockholder has received notice from his or her broker that it will be householding materials, householding will continue until the stockholder is notified otherwise or revokes consent. If at any time a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, the stockholder should notify his or her broker. If a stockholder would like to receive a separate copy of this proxy statement or accompanying notice of special meeting of stockholders or Annual Report on Form 10-K for the fiscal year ended December 31, 2023, he or she should contact the Company by writing to the Corporate Secretary, Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.
WHERE YOU CAN FIND MORE INFORMATION
Tellurian files annual, quarterly and current reports, proxy statements and other information with the SEC. Tellurian’s SEC filings are available to the public from commercial document-retrieval services and free of charge from the SEC’s website at http://www.sec.gov and at Tellurian’s website at http://www.tellurianinc.com. Tellurian also makes available free of charge any of its SEC filings by mail. For a mailed copy of a report, please contact Tellurian Inc., Investor Relations, 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.
Any person, including any beneficial owner of shares of Company stock, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us by written or telephonic request directed to our Corporate Secretary at the Company’s address, which is Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, telephone (832) 320-9548; or from our proxy solicitor, Innisfree (by calling toll free at (877) 750-8338, or for banks and brokers, collect at (212) 750-5833); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 27, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A
MERGER AGREEMENT
[See attached]

Execution Version

AGREEMENT AND PLAN OF MERGER
by and among
WOODSIDE ENERGY HOLDINGS (NA) LLC,
TELLURIAN INC.,
and
WOODSIDE ENERGY (TRANSITORY) INC.
Dated as of July 21, 2024

A-i

A-ii

Annex A – Form of Bridge Loan Agreement
Annex B – Ground Leases
Exhibit 1 – Form of Surviving Corporation Certificate of Incorporation

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 21, 2024, is by and among Woodside Energy Holdings (NA) LLC, a Delaware limited liability company (“Parent”), Tellurian Inc., a Delaware corporation (the “Company”), and Woodside Energy (Transitory) Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and, together with Parent and the Company, the “Parties” and each, a “Party”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.17 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.
WITNESSETH:
WHEREAS, the Parties intend that Merger Sub be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) as a direct wholly owned subsidiary of Parent on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (d) resolved to recommend approval and adoption of this Agreement by its stockholders, and (e) directed that this Agreement be submitted to the stockholders of the Company for its approval and adoption;
WHEREAS, the Board of Managers of Parent (the “Parent Board”) has (a) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;
WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (d) resolved to recommend approval and adoption of this Agreement by its sole stockholder, and (e) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its approval and adoption;
WHEREAS, the sole stockholder of Merger Sub has executed and delivered to Merger Sub and the Company a written consent of the sole stockholder of Merger Sub, to be effective by its terms immediately following execution of this Agreement, approving and adopting this Agreement;
WHEREAS, as a material inducement to, and as a condition to, the Company entering into this Agreement, concurrently with the execution of this Agreement, Woodside Energy (USA), Inc., a Delaware corporation (the “Guarantor”), has entered into a guaranty, dated as of the date hereof, guaranteeing Parent’s and Merger Sub’s obligations under this Agreement, all in accordance with and subject to the limitations set forth therein (the “Parent Guaranty”);
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the Company’s willingness to enter into this Agreement, the Company and certain of the Company’s Subsidiaries have entered into that certain development bridge loan agreement in the form attached as Annex A hereto, dated as of the date of this Agreement (the “Bridge Loan Agreement”), with an affiliate of Parent pursuant to which such affiliate of Parent has agreed to provide, from time to time after the execution and delivery of this Agreement and during the availability period thereunder, subject to the terms and conditions set forth therein, senior secured loans in an aggregate principal amount of up to $230,000,000 (the “Bridge Loan Facility” and such loans thereunder, the “Bridge Loans”) to the Company (the Bridge Loan Agreement and all other agreements and instruments evidencing, securing, guaranteeing or otherwise pertaining to the Bridge Loan Facility, the “Bridge Loan Documents”); and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.
Section 1.2   Closing.   The closing of the Merger (the “Closing”) shall take place at the offices of Parent, 1500 Post Oak, Houston, Texas, at 10:00 a.m., local time, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the second (2nd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3   Effective Time.   On the Closing Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL in order to effect the Merger, and make any other filings or recordings as may be required by Delaware law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed between the Parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such date and time is hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger.   The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, property, rights, privileges, powers and franchises of any kind of the Company and Merger Sub shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities, duties and obligations of any kind of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation, all as provided under the DGCL.
Section 1.5   Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a)   As of the Effective Time, the certificate of incorporation of the Surviving Corporation shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit 1 and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9(a)).
(b)   In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Merger Sub, in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (except that references to the name of Merger Sub shall be replaced by reference to the name of the Surviving Corporation) until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9(a)).

Section 1.6   Directors.   The Company and the Surviving Corporation shall take all necessary action such that, as of the Effective Time, the directors of the Surviving Corporation shall be the Persons who were the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Section 1.7   Officers.   The Company and the Surviving Corporation shall take all necessary action such that, as of the Effective Time, the officers of the Surviving Corporation shall be the officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
ARTICLE II
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Capital Stock.   Subject to the terms and provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or any holder of securities of any of the Parties:
(a)   Company Common Stock.   Each share of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive $1.00 per Share (the “Merger Consideration”), payable to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.
(b)   Excluded Shares.   Each Share and each Preferred Share that is held directly by the Company in treasury and each Share and each Preferred Share that is held directly by Parent or Merger Sub immediately prior to the Effective Time (such Shares and Preferred Shares, the “Excluded Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.
(c)   Merger Sub Capital Stock.   At the Effective Time, each outstanding share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates, if any, representing shares of common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(d)   Series C Preferred Stock.   Each share of Series C Preferred Stock (each, a “Preferred Share”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive $8.16489 per Preferred Share (the “Preferred Stock Merger Consideration”), which is the consideration payable pursuant to Section 3(a) of the Certificate of Designations for the Series C Preferred Stock, payable to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Preferred Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Preferred Stock Merger Consideration to be paid in accordance with Section 2.2.
(e)   Adjustments.   If at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares or Preferred Shares, any change in the number of securities or instruments that are convertible, exchangeable or exercisable into or for Shares or Preferred Shares or any change in the number of Shares or Preferred Shares into or for which any securities or instruments are convertible, exchangeable or exercisable shall occur, in each case, as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of equity interests convertible into or exchangeable for Shares or Preferred Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration or Preferred Stock Merger Consideration, as applicable, shall be equitably adjusted to reflect such event and to provide to Parent, Merger Sub and the holders of Shares or Preferred Shares the same economic effect as contemplated by this Agreement prior to such action, and thereafter, all references in this Agreement to the Merger Consideration, and any other similarly dependent items shall be references to the Merger Consideration, and any other similarly dependent items as so adjusted; provided, however, that nothing in this Section 2.1(e) shall be deemed to permit or authorize any Party to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.
Section 2.2   Payment for Securities; Surrender of Certificates.
(a)   Paying Agent.   At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration and Preferred Stock Merger Consideration in connection with the Merger in accordance with this Article II (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate sum of the Merger Consideration and Preferred Stock Merger Consideration to which holders of Shares and Preferred Shares, as applicable, shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1(a) in the case of the Merger Consideration or Section 2.1(d) in the case of the Preferred Stock Merger Consideration, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares or Preferred Shares in accordance with this Article II; provided, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares or Preferred Shares.
(b)   Procedures for Surrender.
(i)   Certificates.   As soon as practicable after the Effective Time (and in no event later than three (3) business days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares or Preferred Shares represented by certificates (the “Certificates”), which Shares or Preferred Shares were converted into the right to receive the Merger Consideration or Preferred Stock Merger Consideration, as applicable, at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in customary form as Parent, the Company and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration or Preferred Stock Merger Consideration, as applicable, which shall be in customary form. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share or Preferred Stock Merger Consideration for each Preferred Share, as applicable, formerly represented by such Certificates (without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration or Preferred Stock Merger Consideration, as applicable, is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration or Preferred Stock Merger Consideration, as applicable, to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration or Preferred Stock Merger Consideration, as applicable, in cash as contemplated by this Agreement, except for Certificates for any Shares representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.
(ii)   Book-Entry Shares.
(A)   Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares or Preferred Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a).
(B)   In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6), and such Book-Entry Shares of such holder shall be cancelled.
(C)   As soon as practicable after the Effective Time (and in no event later than three (3) business days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in customary form as Parent, the Company and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration or Preferred Stock Merger Consideration, as applicable, which shall be in customary form. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration or Preferred Stock Merger Consideration, as applicable, (without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration or Preferred Stock Merger Consideration, as applicable, with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration or Preferred Stock Merger Consideration, as applicable, in cash as contemplated by this Agreement, except for Book-Entry Shares for any Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.
(c)   No Further Ownership Rights in the Company Common Stock or Series C Preferred Stock; Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares or Preferred Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares or Preferred

Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration or the Preferred Stock Merger Consideration, as applicable, in accordance with the terms and procedures set forth in this Agreement.
(d)   Termination of Fund; Abandoned Property; No Liability.   Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration or Preferred Stock Merger Consideration, as applicable, in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar applicable Laws) for delivery of the Merger Consideration or Preferred Stock Merger Consideration, as applicable, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration or Preferred Stock Merger Consideration, as applicable, remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration or Preferred Stock Merger Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Law. Any portion of the Merger Consideration or the Preferred Stock Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.
(e)   Lost, Stolen or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration or Preferred Stock Merger Consideration, as applicable, payable in respect thereof pursuant to Section 2.1(a) or Section 2.1(d), respectively. Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration or Preferred Stock Merger Consideration, as applicable, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
Section 2.3   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares and Preferred Shares outstanding immediately prior to the Effective Time and held by a stockholder or beneficial owner who is entitled to demand and has properly demanded appraisal for such Shares and Preferred Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares and Preferred Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration or the Preferred Stock Merger Consideration, as applicable, at the Effective Time. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders or beneficial owners of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares. If any such holder or beneficial owner fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder or beneficial owner to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration or Preferred Stock Merger Consideration, as applicable, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, upon surrender of the Certificates or Book-Entry Shares that formerly evidenced such Shares or Preferred Shares in the manner provided in Section 2.2. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares or Preferred Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or offer to settle or compromise, or settle or compromise, any such demands, or agree to do any of the foregoing.
Section 2.4   Treatment of Company Equity-Based Awards.
(a)   Company Options.   At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount of cash equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option, payable in accordance with Section 2.4(e); provided, however, that any such Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration.
(b)   Company Restricted Stock.
(i)   At the Effective Time, each share of Company Double-Trigger Restricted Stock that is outstanding as of immediately prior to the Effective Time (including those held by Former Service Providers) other than shares of Company Double-Trigger Restricted Stock held by a Non-Continuing Employee shall, as of the Effective Time, automatically, without any action on the part of any Party or the holder thereof, be canceled by virtue of the Merger and converted into the right to receive from the Surviving Corporation, upon vesting of such Company Double-Trigger Restricted Stock, a lump-sum amount in cash, without interest, equal to the Merger Consideration (the “Converted Restricted Stock”). Each such Converted Restricted Stock shall remain subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company Restricted Stock award immediately prior to the Effective Time (except for administrative changes that are not adverse to the holder of the Converted Restricted Stock).
(ii)   At the Effective Time, each share of Company Single-Trigger Restricted Stock and each share of Company Double-Trigger Restricted Stock held by a Non-Continuing Employee, in each case, outstanding as of immediately prior to the Effective Time shall become fully vested as of the Effective Time and shall be cancelled as of the Effective Time and converted into the right to receive, immediately after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration (the “Cash-Out Restricted Stock”), payable in accordance with Section 2.4(e).
(iii)   At the Effective Time, all Company Restricted Stock shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of Company Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the payment pursuant to clause (i) or (ii) of this Section 2.4(b).
(c)   Company RSUs.
(i)   At the Effective Time, each Company Double-Trigger RSU that is outstanding as of immediately prior to the Effective Time (including those held by Former Service Providers) other than the Company Double-Trigger RSUs held by a Non-Continuing Employee shall, as of the Effective Time, automatically, without any action on the part of any Party or the holder thereof, be canceled by virtue of the Merger and converted into the right (a “Converted RSU”, and, together with the Converted Restricted Stock, the “Converted Equity Awards”) to receive from the Surviving Corporation, upon vesting and settlement of such Converted RSU, a lump-sum amount in cash, without interest, equal to the Merger Consideration. Each such Converted RSU shall remain subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to the corresponding Company Double-Trigger RSU immediately prior to the Effective Time (except for administrative changes that are not adverse to the holder of the Company Double-Trigger RSU).
(ii)   At the Effective Time, each Company Single-Trigger RSU that is outstanding (including those held by Former Service Providers) and each Company Double-Trigger RSU held by a Non-Continuing

Employee, as of immediately prior to the Effective Time shall become fully vested as of the Effective Time and shall be cancelled as of the Effective Time and converted into the right to receive, immediately after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration (the “Cash-Out RSUs” and, together with the Cash-Out Restricted Stock, the “Cash-Out Equity Awards”), payable in accordance with Section 2.4(e).
(iii)   At the Effective Time, all Company RSUs shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company RSUs shall cease to have any rights with respect thereto, except the right to receive the payment pursuant to clause (i) or (ii) of this Section 2.4(c).
(d)   Company Tracking Units.   At the Effective Time, each Company Tracking Unit that is outstanding as of immediately prior to the Effective Time shall automatically and without any required action on the part of any Party or the holder thereof, be canceled and converted into the right (a “Converted Tracking Unit” and, together with the Converted Equity Awards, the “Converted Equity-Based Awards”) to receive from the Surviving Corporation, upon vesting and settlement of such Converted Tracking Unit, a lump-sum amount in cash, without interest, equal to the Merger Consideration. Each Converted Tracking Unit shall remain subject to the same terms and conditions (including, as applicable, vesting (including any performance-based conditions) and forfeiture terms) as were applicable to such Company Tracking Unit immediately prior to the Effective Time (except for administrative changes that are not adverse to the holders of the Converted Tracking Unit). At the Effective Time, all Company Tracking Units shall no longer be outstanding and shall automatically terminate and cease to exist, and each holder of a Company Tracking Unit shall cease to have any rights with respect thereto, except the right to receive the payment pursuant to this Section 2.4(d).
(e)   Company and Parent Actions.   At the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay (through its payroll systems in the case of employees) all amounts payable pursuant to this Section 2.4 to the former holders of Company Options and Cash-Out Equity Awards, or at such later time as required under Section 409A of the Code with respect to Cash-Out RSUs held by Non-Continuing Employees. All such payments shall be subject to all applicable Tax withholding requirements. Prior to the Effective Time, Parent and the Company, as applicable, shall adopt such resolutions of the Company Board or Parent Board (or, if appropriate, any committee thereof) as are required to effectuate the actions contemplated by this Section 2.4. Without limiting the generality of the foregoing, as soon as reasonably practicable (but in no event later than ten (10) business days) after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Converted Equity-Based Award an award agreement setting forth such holder’s rights pursuant thereto and on such terms as set forth in this Section 2.4, as applicable. As of the Effective Time, Parent shall assume the obligations and succeed to the rights of the Company under the Company Equity Plans and the Company Equity-Based Plan.
Section 2.5   Treatment of Company Warrants.   At the Effective Time, each outstanding Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant exercisable for Company Common Stock and shall become a Surviving Corporation warrant substantially similar in form and substance to the Company Warrant exercisable solely for the Merger Consideration; provided, that if the holder of a Company Warrant properly requests before the 30th day after public disclosure of the Effective Time by the Company pursuant to a Current Report on Form 8-K filed with the SEC, then the Surviving Corporation shall purchase the Company Warrant from the holder of the Company Warrant by paying, in cash, to the holder of the Company Warrant, within ten (10) business days after such request, an amount equal to the Black Scholes Value (as defined in the Company Warrant) of the remaining unexercised portion of the Company Warrant as of the Effective Time.
Section 2.6   Withholding.   Notwithstanding anything in this Agreement to the contrary, each of Parent, the Company, Merger Sub, the Surviving Corporation, the Paying Agent, and each of their respective affiliates shall be entitled to deduct and withhold from the consideration and any other amounts payable pursuant to this Agreement such amounts as Parent, the Company, Merger Sub, the Surviving Corporation, the Paying Agent, or any of their respective affiliates is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or any other Tax Law, with respect to the making of such payment. To the extent that amounts are so deducted and withheld, such withheld amounts shall be (i) treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and (ii) paid over to the applicable Governmental Entity.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents (excluding any disclosures set forth in any such Company SEC Document under the heading “Risk Factors,” “Forward-Looking Statements,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, that clause (a) shall not apply to the representations and warranties set forth in Section 3.2, Section 3.3 or Section 3.10(b)), or (b) the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) each section of which qualifies the correspondingly numbered representation, warranty or covenant (provided, that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure notwithstanding the omission of a reference or a cross-reference thereto, except in the case of Section 3.10(b), in which case only items disclosed on Section 3.10(b) of the Company Disclosure Schedule shall be deemed disclosed with respect to Section 3.10(b) and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have a Material Adverse Effect on the Company), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Qualification, Organization, Subsidiaries, etc.
(a)   Each of the Company and its Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction) under the Laws of its jurisdiction of organization or formation and has the requisite corporate, partnership, limited liability company or other similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   (i) The copies of the certificate of incorporation and bylaws of the Company as most recently filed with the Company SEC Documents (the “Company Organizational Documents”) are true, correct, and complete copies of such documents as in effect as of the date of this Agreement and (ii) the certificate of incorporation, certificate of limited partnership, certificate of formation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents of each material Subsidiary of the Company, as amended through the date hereof, have been made available to the Parent. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Organizational Documents, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 3.2   Equity Interests.
(a)   The authorized capital stock of the Company consists of (i) 1,600,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”), of which 8,000,000 shares have been designated as Series C Preferred Stock (the “Series C Preferred Stock”). As of July 17, 2024 (the “Capitalization Date”), (A) 894,959,536 shares of Company Common Stock were issued and outstanding (including 18,955,551 shares of Company Restricted Stock outstanding (of which amount 1,030,246 shares of Company Single-Trigger Restricted Stock are outstanding)), (B) zero (0) shares of Company Common Stock were held in treasury, (C) 6,123,782 shares of Series C Preferred Stock were issued and 6,123,782 shares of Series C Preferred Stock convertible into

6,123,782 shares of Company Common Stock were outstanding and (D) other than the issued and outstanding Series C Preferred Stock, no other shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock and Company Preferred Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Equity Awards described in the first sentence of Section 3.2(b), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(b)   As of the Capitalization Date, there were 13,865,824 Shares reserved and available for issuance pursuant to the Company Equity Plans, of which amount (x) 6,417,042 Shares were subject to outstanding Company RSUs (of which amount 500,000 Shares were subject to outstanding Company Single Trigger RSUs) and (y) 792,048 Shares were subject to outstanding Company Options (with a weighted average exercise price of $10.58 per Share). Section 3.2(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a complete and accurate list of each outstanding Company Equity-Based Award granted under a Company Equity-Based Plan (including all binding commitments or promises to grant any award under an Company Equity-Based Plan) and (i) the name of the Company Equity-Based Plan pursuant to which such Company Equity-Based Award was granted, (ii) the name and/or employee identification number of the holder of such Company Equity-Based Award (identifying whether such individual is a current or former employee or service provider), (iii) the type of Company Equity-Based Award and the number of shares of Company Common Stock subject to or underlying such outstanding Company Equity-Based Award, (iv) the date on which such Company Equity-Based Award was granted or issued, (v) the extent to which such Company Equity-Based Award is vested and/or exercisable (as applicable) as of the Capitalization Date, and (vi) with respect to any Company Option, the expiration date, the exercise or purchase price per share, whether an “early exercise” feature is available (and, if so, whether and the extent to which such Company Option (or any portion thereof) was “early exercised”) and whether same is an “incentive stock option” (as defined in the Code) or a non-qualified stock option.
(c)   Each Company Option has an exercise price per share of Company Common Stock that is equal to or greater than the fair market value of a share of Company Common Stock on the grant date of such Company Option, determined in accordance with Section 409A of the Code, as applicable. Each Company Option characterized by the Company as an “incentive stock option” within the meaning of Section 422 of the Code complies with all of the applicable requirements of Section 422 of the Code. No Company Option has had its exercise date or grant date “back-dated” or materially delayed. Each Company Option, Company Restricted Stock and Company RSU was granted in accordance in all material respects with applicable Law and the applicable Company Equity Plan and corresponding award agreement thereunder and has been properly accounted for in accordance with GAAP. The Company has delivered to Parent true and complete copies of all of the forms of award agreements for all Company Equity-Based Awards, and all Company Equity-Based Awards are evidenced by award agreements in substantially the forms made available to Parent as of the date hereof, and no such Company Equity-Based Award is subject to terms that are different in any material respect from those set forth in such forms.
(d)   Except as set forth in Section 3.2(a) and Section 3.2(b), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or other equity or equity-based incentive awards, tracking units or phantom equity (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any capital stock, partnership interests, limited liability company interests or other equity interests of the Company or such Subsidiary of the Company or securities convertible into or exchangeable for such capital stock, partnership interests, limited liability company interests or other equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such capital stock, partnership interests, limited liability company interests or other equity interests, or (4) make any payment to any Person the value of which is derived from or calculated based on the value of the Company Common Stock or Company Preferred Stock, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries.
(e)   Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(f)   There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the Company Common Stock, Company Preferred Stock or other equity interests of the Company or any of its Subsidiaries.
(g)   The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding capital stock, partnership interests, limited liability company interests or other equity interests of each Subsidiary of the Company, free and clear of any liens, claims, mortgages, pledges, security interests, equities, preemptive rights, or charges of any kind (each, a “Lien”) other than Company Permitted Liens, and all of such capital stock, partnership interests, limited liability company interests or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person), or has any obligation to acquire any such equity interest, security, right, agreement or commitment to make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.
Section 3.3   Authority; Noncontravention.
(a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (on an as-converted basis), voting as a single class, entitled to vote thereon (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby. The Company Board has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iv) resolved to recommend approval and adoption of this Agreement by its stockholders (the “Company Board Recommendation”), and (v) directed that this Agreement be submitted to the stockholders of the Company for its approval and adoption. Other than the Company Stockholder Approval, no other corporate or stockholder proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The Company Stockholder Approval represents the only vote or consent of the holders of any class or series of the Company’s equity securities necessary to approve the transaction contemplated hereby. The Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, the Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Equitable Exception”).
(b)   Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) the rules and regulations of the New York Stock Exchange (the “NYSE”) and the NYSE American (the “NYSE American”), (v) the rules and regulations of the Securities and Exchange Commission (the “SEC”) in connection with the filing with the SEC of the Proxy Statement and (vi) the approvals set forth in Section 3.3(b) of the Company Disclosure Schedule (collectively, the “Company Approvals”) and, subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.2, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not materially impede or delay the consummation of the Merger and the other Transactions or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(c)   The execution and delivery by the Company of this Agreement do not, and (assuming the Company Stockholder Approval and Company Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien other than Company Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the agreement of limited partnership, limited liability company agreement, articles of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 3.4   Reports and Financial Statements.
(a)   The Company and each of its Subsidiaries have timely filed or furnished all forms, documents and reports, schedules, certifications, prospectuses, registration and other statements required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2022 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents filed or furnished prior to the date hereof complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be and none of the Company SEC Documents filed or furnished prior to the date hereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Company SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.
(b)   As of the date hereof, there are no outstanding or unresolved comments received by the Company from the SEC staff with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.
(c)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof (if amended, as of the date of the last such amendment), and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments, the absence of footnotes, and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
Section 3.5   Internal Controls and Procedures.   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications were complete and correct as of the dates they were made. There (i) is no significant deficiency or material weakness in the design or operation of internal controls over financial reporting (as defined in

Rule 13a-15(f) under the Exchange Act) utilized by the Company or its Subsidiaries, (ii) is not, and since December 31, 2021 there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (iii) is not, and since December 31, 2021 there has not been, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.
Section 3.6   No Undisclosed Liabilities.   Except (a) as reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2023 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents, (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, (c) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and (d) for liabilities and obligations that have been discharged or paid in full, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), other than those that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 3.7   Compliance with Law; Permits.
(a)   The Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance with, and are not, and have not been since January 1, 2022, in default under or in violation of, any applicable federal, state, local or foreign or multinational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, or agency requirement of any Governmental Entity, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Company Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted, and as they are currently proposed (as disclosed in the Company SEC Documents) to be conducted, including all current and proposed (as disclosed in the Company SEC Documents) activities at the Company Owned Real Property or Company Leased Real Property (the “Company Permits”), and have paid all fees and assessments due and payable in connection with any of the Company Permits, except where the failure to have any of the Company Permits or to have filed such tariffs, reports, notices or other documents or to have paid such fees and assessments has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as indicated on Section 3.7(b) of the Company Disclosure Schedule, all Company Permits are valid and in full force and effect and are not subject to any pending administrative or judicial proceeding that would, if determined in a manner adverse to the Company or its Subsidiaries, reasonably be expected to result in the adverse modification, suspension, termination, cancellation or revocation thereof and neither the Company nor any of its Subsidiaries has received any written notice that any Company Permit will not be renewed in the ordinary course of business after the Effective Time, except where the failure to be in full force and effect, any modification, suspension, termination or cancellation or revocation thereof or any written notice that any Company Permit will not be renewed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are in compliance with the terms and requirements of all Company Permits, except where the failure to be in compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(c)   Without limiting the generality of Section 3.7(a), the Company, each of its Subsidiaries, and, to the knowledge of the Company, each of their respective directors, officers, employees and agents (in their respective capacities as such), (i) has not during the past five (5) years violated the U.S. Foreign Corrupt Practices Act (the “FCPA”), or any other U.S. and applicable non-U.S. anti-corruption, anti-bribery, or anti-money laundering Laws (collectively, “Anti-Corruption Laws”); (ii) has not during the past five (5) years made, offered, promised, authorized, or received any payment or gift of any money or anything of value to, from, or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof, political campaign, or public international organization in violation of Anti-Corruption Laws; (iii) has not during the past five (5) years received from any Governmental Entity or any Person any notice, inquiry or allegation, or made any voluntary or involuntary disclosure to a Governmental Entity, concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws; (iv) to the knowledge of the Company, is not being (and has not been during the past five (5) years) investigated by any Governmental Entity with respect to any actual or potential violation or wrongdoing related to Anti-Corruption Laws; and (v) is not the subject of any pending or, to the knowledge of the Company, threatened claims against the Company or any Subsidiary with respect to Anti-Corruption Laws.
Section 3.8   Environmental Laws and Regulations.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (a) there are no actions, suits or governmental investigations or proceedings (whether administrative or judicial) pending, or to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or, to the knowledge of the Company, any Person whose liability the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, alleging non-compliance with or liability under any Environmental Law, (b) the Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance with all Environmental Laws, which compliance includes and has included obtaining, maintaining and complying with all Company Permits required pursuant to Environmental Laws, (c) there has been no release, treatment, storage, disposal, arrangement for or permitting the disposal, transportation, distribution or handling of, exposure to, or contamination by, any Hazardous Materials (i) to the knowledge of the Company, at any real property currently or formerly owned, leased or operated by the Company or any Subsidiary of the Company or (ii) arising from the operations of the Company or any Subsidiary of the Company, in the case of each of (i) and (ii) in a manner that has given rise or would give rise to liability of the Company or any of its Subsidiaries under any Environmental Laws, (d) the Company is not party to any order, judgment or decree that imposes any outstanding obligations on the Company or any of its Subsidiaries under any Environmental Law, and neither the Company nor any of its Subsidiaries have, since January 1, 2022 (or earlier if unresolved), received any written notice asserting a violation of, or liability under, Environmental Law, and (e) other than in the ordinary course and pursuant to a typical allocation of liability and obligations under leases, subleases and other agreements, neither the Company nor any of its Subsidiaries has assumed or undertaken the liability of any other Person under Environmental Law or relating to Hazardous Materials. The Company and its Subsidiaries have made available to Parent copies of all material environmental reports, audits, assessments prepared since January 1, 2022, and all other material environmental, health or safety documents related to current or former properties, facilities or operations of the Company or its Subsidiaries that are in the possession of the Company or its Subsidiaries.
Section 3.9   Employee Benefit Plans.
(a)   Section 3.9(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. With respect to each material Company Benefit Plan, the Company has made available to Parent or its representatives complete and accurate copies of (i) such Company Benefit Plan, including any amendment thereto, (ii) a written description of any such Company Benefit Plan if such plan is not set forth in a written document, (iii) each trust, insurance, annuity or other funding contract related thereto (if any), (iv) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto (if any), (v) the most recent Internal Revenue Service determination, opinion or advisory letter (if any), (vi) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect thereto (if any), (vii) the most recent summary plan description provided to participants, including all summaries of material modifications thereto, and (viii) all material correspondence to or from any Governmental Entity received since January 1, 2022, with respect to any such Company Benefit Plan. For purposes of this Agreement, (A) “Company Benefit Plan” means each Benefit Plan sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any liability or obligation (contingent or otherwise) (including on account of an ERISA Affiliate), and (B) “ERISA Affiliate” means, any Person that, is, or was at a relevant time, treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414 of the Code.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained, operated, funded and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) each of the Company and its Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to Company Benefit Plans, (iii) there has been no “prohibited transaction” as such term is defined in Section 4975 of the Code or Section 406 of ERISA or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, (iv) neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such penalties or Taxes and (v) there are no pending or, to the knowledge of the Company, threatened claims, actions, suits, audits, proceedings, investigation, litigations, inquiries or other disputes by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving or relating to any Company Benefit Plan (other than routine claims for benefits). Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter or equivalent opinion or advisory letter from the Internal Revenue Service and, to the knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect such qualification.
(c)   All material contributions, reimbursements and premium payments that have become due under the terms of any Company Benefit Plan or any Contract relating thereto have been timely made (without regard to any waivers granted with respect thereto) or, if not yet due, have been properly accrued in the Company’s financial statements in accordance with GAAP.
(d)   No Company Benefit Plan provides and neither the Company nor any of its Subsidiaries maintains, contributes to or is required to contribute to any Benefit Plan which provides for, or otherwise has any current or contingent liability or obligation to provide, retiree, post-employment or post-service health, medical, life or other welfare benefits to any Person, beyond the period required by the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code or similar state Law.
(e)   No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to, or has any current or contingent liability or obligation (including on behalf of or in respect of an ERISA Affiliate) with respect to any “defined benefit plan” (as defined in Section 3(35) of ERISA), including any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), that is or was subject to Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code.
(f)   None of the Company Benefit Plans is and neither the Company nor any of its Subsidiaries maintains, contributes to or is required to contribute to, or has any current or contingent liability or obligation with respect to, any Benefit Plan that is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or a “multiple employer plan” (within the meaning of Section 413(c) of the Code or Section 210 of ERISA) and subject to ERISA.
(g)   Except as set forth on Section 3.9(g) of the Company Disclosure Schedule, neither the execution nor delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with another event (whether contingent or otherwise), could, directly or indirectly, (i) entitle any current or former employee, consultant, officer, director or other individual service provider of the Company or any of its Subsidiaries (or any dependent or beneficiary thereof) to severance pay, unemployment compensation or any other payment (whether in cash, property or the vesting of cash or property), (ii) accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any employee, consultant, officer, director or other individual service provider of the Company or any of its Subsidiaries (or any dependent or beneficiary thereof), (iii) trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, or (iv) limit or restrict the right to administer, amend or terminate any Company Benefit Plan.
(h)   Except as set forth on Section 3.9(g) of the Company Disclosure Schedule, neither the execution nor delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with another event (whether contingent or otherwise), could, directly or indirectly, result in any payments or benefits that, individually or in combination with any other payment or benefit, could constitute an “excess parachute payment” within the meaning of Section 280G of the Code or result in the imposition of an excise Tax under Section 4999 of the Code.
(i)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) subject to Section 409A or 457A of the Code and any award thereunder that constitutes non-qualified deferred compensation under Section 409A or 457A of the Code has been established, operated, administered and documented in all respects in compliance with Section 409A or 457A of the Code, respectively. Except as set forth on Section 5.1(b)(H) of the Company Disclosure Schedules, no current or former director, officer, employee, consultant or individual service provider of the Company or any Subsidiary of the Company is entitled to a gross-up, make-whole, reimbursement or indemnification payment with respect to taxes imposed under Section 409A, Section 457A or Section 4999 of the Code.
Section 3.10   Absence of Certain Changes or Events.
(a)   From the Balance Sheet Date through the date of this Agreement, other than in connection with the Transactions, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business.
(b)   From the Balance Sheet Date through the date of this Agreement, except in connection with the Transactions, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 3.11   Investigations; Litigation.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (a) there is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) there are no, and since January 1, 2022, there have been no Actions, subpoenas, civil investigative demands or other requests for information relating to potential violations of Law pending (or, to the knowledge of the Company, threatened) by, against or affecting the Company or any of its Subsidiaries, or any of their respective assets or operations by or before any Governmental Entity and (c) there are no, and since January 1, 2022, there have been no orders, judgments or decrees of, or before, any Governmental Entity against or affecting the Company or any of its Subsidiaries; provided, that to the extent any such representations or warranties in the foregoing clauses (a), (b) and (c) pertain to Actions that relate to the execution, delivery, performance or consummation of this Agreement or any of the Transactions, such representations and warranties are made only as of the date hereof.
Section 3.12   Proxy Statement.   None of the information provided in writing by the Company specifically for inclusion or incorporation by reference in the proxy statement relating to the Company Stockholders’ Meeting (the “Proxy Statement”) will, on the date it is first mailed to the Company’s stockholders and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement that were not specifically supplied in writing by or on behalf of the Company.
Section 3.13   Regulatory Matters.
(a)   The Company is not (i) a “natural-gas company” under the Natural Gas Act, 15 U.S.C. §§ 717-717W, and the regulations promulgated by the Federal Energy Regulatory Commission (“FERC”) thereunder (“NGA”), (ii) a utility, gas service company, gas company, or any similar entity however described under the laws of any state or local jurisdiction and the regulations promulgated thereunder, (iii) subject to regulation by FERC under the Natural Gas Policy Act of 1978, 15 U.S.C. §§ 3302-3432, and regulations promulgated by the FERC thereunder (“NGPA”) or (iv) a holding company or a public-utility company as defined in the Public

Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453, and the regulations promulgated by the FERC thereunder (“PUHCA”). Driftwood LNG, LLC (“Driftwood LNG”), a Subsidiary of the Company, is a “person” that owns an “LNG Terminal” and is subject to regulation by FERC under NGA Section 3, 15 U.S.C. §§ 717b, and the regulations promulgated by FERC thereunder. Driftwood LNG is not (i) a “natural-gas company” under the NGA, (ii) a gas utility, gas service company, gas company, or any similar entity however described under the laws of any state or local jurisdiction and the regulations promulgated thereunder, (iii) subject to regulation by FERC under the NGPA, and regulations promulgated by the FERC thereunder, or (iv) a holding company or a public-utility company as defined in PUHCA, and the regulations promulgated by the FERC thereunder. Driftwood Pipeline, LLC (“Driftwood Pipeline”), a Subsidiary of the Company, is a “person” that will become a “natural-gas company” subject to regulation under the NGA and the regulations promulgated by FERC thereunder. Driftwood Pipeline is not (i) a gas utility, gas service company, gas company, or any similar entity however described under the laws of any state or local jurisdiction and the regulations promulgated thereunder, (ii) subject to regulation by FERC under the NGPA, and regulations promulgated by the FERC thereunder, or (iii) a holding company or a public-utility company as defined in PUHCA, and the regulations promulgated by the FERC thereunder.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all filings required to be made by the Company or any of its Subsidiaries since January 1, 2017, with the FERC, the Department of Energy (the “DOE”) and the Federal Communications Commission (“FCC”), under the NGA, the NGPA, the Interstate Commerce Act implemented by the FERC pursuant to 49 U.S.C. § 60502, the Federal Communications Act (or any related act) implemented by the FCC, or any regulations promulgated thereunder or any applicable state public utility commission or department, as the case may be, have been made, including all forms, statements, reports, notices, agreements, rates, tariffs, and all documents, exhibits, amendments and supplements appertaining thereto, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable Laws.
(c)   Each material order, approval, consent or other authorization issued to the Company or any of its Subsidiaries by a federal, state or local governmental authority or official, including FERC, the DOE and the FCC, is (i) listed on Section 3.13(c) of the Company Disclosure Schedule, (ii) in full force and effect, (iii) final and non-appealable except as indicated on Section 3.13(c) of the Company Disclosure Schedule, and (iv) free from conditions or requirements, the compliance with which could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries. The Company and its Subsidiaries are in full compliance with each such order, approval, consent or other authorization listed on Section 3.13(c) of the Company Disclosure Schedule.
Section 3.14   Tax Matters.   Except as set forth on Section 3.14 of the Company Disclosure Schedule:
(a)   all income and other material Tax Returns that were required to be filed by the Company or any of its Subsidiaries have been duly and timely filed (taking into account applicable extensions), and all such Tax Returns are true, complete and accurate in all material respects;
(b)   all material Taxes owed by the Company or any of its Subsidiaries (whether or not reflected on any Tax Return), or for which the Company or any of its Subsidiaries is liable, that are or have become due have been timely paid in full;
(c)   all Tax collection, withholding associated information reporting and deposit requirements imposed on the Company or any of its Subsidiaries have been satisfied in full in all material respects;
(d)   there are no Liens (other than Company Permitted Liens) on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;
(e)   there are no audits, examinations, investigations, litigation or other proceedings ongoing, pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries;
(f)   there is no written claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed or threatened in writing, with respect to the Company or any of its Subsidiaries that has not been fully resolved;

(g)   no written claim that has not been fully resolved has ever been received from a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file a particular Tax Return or pay a particular Tax that indicates that the Company or such Subsidiary, as applicable, is or may be required to file such Tax Return or pay such Tax;
(h)   there is not in force any (i) extension of time (other than automatic extensions that do not require the consent of any Governmental Entity) with respect to the due date for the filing of any Tax Return of the Company or any of its Subsidiaries or (ii) waiver or extension of time for the assessment or collection of any Tax of or from the Company or any of its Subsidiaries;
(i)   neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or other transaction prior to the Closing, any accounting method change or adjustments under Section 481 of the Code for any taxable period ending before the Closing, any closing or other similar agreement with any Governmental Entity entered into prior to the Closing, any prepaid amount received or deferred revenue amount accrued prior to the Closing, or as a result of an intercompany transaction, installment sale or open transaction entered into prior to the Closing;
(j)   neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by a Tax allocation or sharing agreement, and no payments are due or will become due by the Company or any of its Subsidiaries pursuant to any such agreement or any Tax indemnification agreement (other than any such agreement (i) arising in ordinary course commercial arrangements not primarily related to Taxes or (ii) solely among the Company and any of its Subsidiaries);
(k)   neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. law), other than any group of which the Company is the common parent, or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (other than Taxes arising in ordinary course commercial arrangements not primarily related to Taxes) or otherwise by operation of Law;
(l)   neither the Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions; and
(m)   neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.
Section 3.15   Employment and Labor Matters.
(a)   (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor-related agreement with any labor union, works council, labor organization or employee representative (each a “Labor Agreement”), (ii) there are no Labor Agreements or any other labor-related agreements or arrangements applicable to any employee of the Company or any of its Subsidiaries (each such employee, a “Company Employee”), and none are currently being negotiated, (iii) no Company Employee is represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with the Company or any of its Subsidiaries, (iv) there are no, and since January 1, 2022 there have been no, existing or, to the knowledge of the Company, threatened strikes, picketing, hand billing, or lockouts against or affecting the Company or its Subsidiaries or with respect to any Company Employees, (v) to the knowledge of the Company, there is no, and since January 1, 2022 there has been no, union organizing effort pending or threatened against the Company or any of its Subsidiaries, (vi) there is no, and since January 1, 2022 there have been no, unfair labor practice charge, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries or with respect to Company Employees (vii) there is no, and since January 1, 2022 there has been no, concerted slowdown or work stoppage in effect or, to the knowledge of the Company, threatened against or affecting the

Company or its Subsidiaries or with respect to Company Employees, and (viii) neither the Company nor any of its Subsidiaries has any legal or contractual requirement to provide notice or information to, bargain with, enter into any consultation procedure with, or obtain consent from, any labor union, works council, labor organization or employee representative, which is representing any Company Employee, or any applicable labor tribunal, in connection with the execution of this Agreement or the Transactions.
(b)   The Company and its Subsidiaries are, and since January 1, 2022 have been, in material compliance with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, wages and hours, immigration, fair employment practices, discrimination, retaliation, harassment, classification of employees, and unfair labor practices. Neither the Company nor any of its Subsidiaries has any liabilities under the WARN Act as a result of any action taken by the Company or its Subsidiaries since January 1, 2022.
(c)   The employees of the Company and its Subsidiaries have been, and currently are, properly classified under the Fair Labor Standards Act of 1938, as amended, and under any similar Law of any state or other jurisdiction applicable to such employees. Any Persons now or heretofore engaged by the Company or any of its Subsidiaries as consultants or contract laborers or independent contractors, rather than employees, have been properly classified as such, are not entitled to any compensation or benefits to which regular, full-time (or comparable) employees are or were at the relevant time entitled, were and have been engaged in accordance with all applicable Laws. The Company and its Subsidiaries have paid their employees all wages (including overtime, meal breaks, or waiting time penalties), salaries, commissions, accrued and unused vacation, on-call payments, or equal pay to which they would be entitled under applicable Laws.
(d)   There are no Actions pending, or to the knowledge of the Company, threatened to be brought or filed that pertain to the employment of any current or former applicant, employee, consultant, volunteer, intern, or independent contractor of the Company or any of its Subsidiaries, including, without limitation, any charge, investigation, claim relating to unfair labor practices, equal employment opportunities, affirmative action, fair employment practices, employment discrimination, harassment, anti-discrimination and anti-harassment training (including anti-sexual harassment training), retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees (including, mass layoffs and plant closures), working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws.
Section 3.16   Intellectual Property; Data Security.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Company Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights anywhere in the world (collectively, “Intellectual Property”) necessary to their respective businesses as currently conducted or as proposed to be conducted (collectively, the “Company Intellectual Property”). Except for such matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) there are no pending or, to the knowledge of the Company, threatened claims by any Person alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property rights of any Person; (ii) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person; (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of the Company’s or any its Subsidiaries’ rights to or in connection with the Company Owned Intellectual Property; and (iv) to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any owned Company Intellectual Property.
(b)   Section 3.16(b) of the Company Disclosure Schedule set forth a true, complete, and accurate list of the applications, issuances, and registrations included in Company Intellectual Property owned by the Company or any of its Subsidiaries (the “Company Owned Intellectual Property”). Except as has not had,

and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company Owned Intellectual Property is valid and, to the knowledge of the Company, subsisting and enforceable.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each of the Company and its Subsidiaries, as applicable, has taken commercially reasonable steps designed to protect and maintain any trade secrets or other material confidential propriety information included in the Company Intellectual Property, and (ii) there have been no unauthorized uses or disclosures of any such trade secrets or other such material confidential information.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have implemented (i) commercially reasonable and appropriate technical, physical, and administrative measures, designed to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby); and (ii) commercially reasonable data backup, data storage, system redundancy and disaster recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, since January 1, 2022, there have been no material Security Incidents or failures of the IT Assets that have resulted in any material interruption of or adverse effect on the business of the Company or its Subsidiaries.
(e)   As used in this Agreement, “IT Assets” means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment owned, controlled, or used by the Company and its Subsidiaries that are required in connection with the operation of the business of the Company and its Subsidiaries.
(f)   As used in this Agreement, “Security Incident” means any (i) cyber or data security incident, ransomware or malware attack, or other incident affecting or with respect to any IT Assets or (ii) any unlawful or unauthorized access to, acquisition of, disclosure, exfiltration, use, loss, alteration, destruction, compromise, theft, or other unauthorized processing of any personal data owned or controlled by the Company or its Subsidiaries.
Section 3.17   Reserve Reports.   The factual, non-interpretive data relating to the Oil and Gas Properties of the Company and the Company Subsidiaries on which the report of Netherland, Sewell & Associates (“NSAI”) regarding its independent audit, as of December 31, 2023, of certain of the proved Hydrocarbon reserves of the Company and its Subsidiaries referred to in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Company Reserve Report”) was complete and accurate at the time such data was provided to NSAI for use in the Company Reserve Report, except for any incompleteness or inaccuracy that has not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The proved Hydrocarbon reserve estimates of the Company and its Subsidiaries set forth in the Company Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of the Company and its Subsidiaries at the dates indicated therein and are in accordance with the rules promulgated by the SEC, as applied on a consistent basis throughout the periods reflected therein, except for any such matters that have not had, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The estimates of proved Hydrocarbon reserves provided to NSAI in connection with the preparation of the Company Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.
Section 3.18   Properties.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) either the Company or a Subsidiary of the Company has indefeasible fee simple title to each real property reflected in the Company SEC Documents as being owned by the Company or a Company Subsidiary, or acquired after the Balance Sheet Date or otherwise owned by the Company or any Subsidiary (including, without limitation, all such owned real property relating to the LNG Plant or Site II), but specifically excluding Company Leased Real Property and Rights-of-Way (such owned real property collectively, the “Company Owned Real Property”), and (ii) either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries accesses, uses or occupies or has the right to access, use or occupy any real property (or real property at which operations of the Company or any of its Subsidiaries are conducted) (including, without limitation, all such real property relating to the LNG Plant or Site II) (any property subject to such lease, sublease or other agreement, the “Company Leased Real Property” and, together with the Company Owned Real Property, the “Company Real Property” and such leases, subleases and other agreements, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Company Permitted Liens. The Company Real Property includes any real property necessary for the Company or any of its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted or as they are currently proposed (as disclosed in the Company SEC Documents) to be conducted, taking into account the current stage of development. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (A) each Company Real Property Lease is valid, binding and in full force and effect in accordance with its terms, subject to the limitation of such enforcement by (x) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (y) subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Remedies Exceptions”), (B) no default of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, any other party thereunder, is currently outstanding under any Company Real Property Lease, and (C) neither the Company nor any of its Subsidiaries has received any written notice of any violation or breach of, default under or intention to cancel, terminate, modify or not renew any Company Real Property Lease. To the knowledge of the Company, there does not exist any pending or threatened condemnation or eminent domain proceedings that, if successfully prosecuted, would materially and adversely affect any of the Company Real Property. Neither the Company nor its Subsidiaries has collaterally assigned or granted any security interest in the Company Real Property Leases or interest therein.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Company Real Property or the use thereof that would reasonably be expected to adversely affect the existing or future (as disclosed in the Company SEC Documents) use of such Company Real Property by the Company or its Subsidiaries in the operation of its business thereon, taking into account the current stage of development, and (ii) except for such arrangements solely among the Company and its Subsidiaries or among the Company’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party that would reasonably be expected to materially adversely affect the current or future use of Company Owned Real Property by the Company or its Subsidiaries in the aggregate or substantially impair operation of its business thereon. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each of the Company and its Subsidiaries has such Rights-of-Way that are necessary for the Company and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated and as they are intended to be used and operated for the LNG Plant, and each such Right-of-Way is valid and free and clear of all Liens (other than Company Permitted Liens); (ii) the Company and its Subsidiaries conduct their businesses in a manner that does not violate any of the Rights-of-Way; (iii) the Company and its Subsidiaries have fulfilled and performed all of their obligations with respect to such Rights-of-Way; and (iv) neither the Company nor any of its Subsidiaries has received written notice of the revocation or termination of any Right-of-Way. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all pipelines owned, operated or used by the Company and its Subsidiaries have or are otherwise entitled to the benefits of all Rights-of-Way to the extent necessary for the Company and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated and as they are intended to be used and operated for the LNG Plant, and there are no gaps (including any gap arising as a result of any violation or breach by the Company or any of its Subsidiaries of the terms of any Rights-of-Way) in such Rights-of-Way that would prevent the Company and its Subsidiaries to use and operate their respective assets and properties in the manner that such assets and properties are currently used and operated.

(d)   Except as set forth on Section 3.18(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) owns or has any rights with respect to any Oil and Gas Properties that are material to the Company or any such Subsidiary, or (ii) has any material liabilities or obligations with respect to any Oil and Gas Properties.
Section 3.19   Insurance.   The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as the Company reasonably believes to be customary for the industries in which it and its Subsidiaries operate. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received written notice of any pending or, to the knowledge of the Company, threatened cancellation with respect to any such insurance policy, in each case, other than in the ordinary course of business, and each of its Subsidiaries is in compliance with all conditions contained therein.
Section 3.20   Opinion of Financial Advisor.   The Company Board has received the opinion of Lazard Frères & Co. LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be paid to the holders of Company Common Stock (other than Excluded Shares and Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares and Dissenting Shares). The Company shall, promptly following the execution of this Agreement by all parties, furnish an accurate and complete copy of said opinion letter to Parent on a confidential non-reliance basis solely for informational purposes.
Section 3.21   Material Contracts.
(a)   Except for this Agreement, the Bridge Loan Documents, agreements filed as exhibits to the Company SEC Documents, and any Company Benefit Plan, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i)   any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract between the Company and its Subsidiaries or among the Company’s Subsidiaries;
(ii)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(iii)   any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of the Company or any of its Subsidiaries in an amount in excess of $1,000,000, other than such indebtedness solely among the Company and its wholly owned Subsidiaries;
(iv)   any Contract for lease of personal property or real property involving annual payments in excess of $1,000,000 or aggregate payments in excess of $3,000,000 that are not terminable without penalty or other liability to the Company or any of its Subsidiaries (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days;
(v)   any Contract (A) that would require the sale or disposition of any line of business of the Company or its Subsidiaries or (B) involving the pending acquisition or sale of any of the assets or properties of the Company or its Subsidiaries, taken as a whole, in each case of the foregoing clauses (A) and (B), for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $5,000,000;
(vi)   any Contract that is a construction agreement, or engineering, procurement and construction contract or similar Contracts involving annual payments in excess of $1,000,000 or aggregate payments in excess of $10,000,000;
(vii)   any Contract that (A) contains any exclusivity or “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first offer or refusal, to which the Company or any of the Company Subsidiaries or any of their respective affiliates is subject, and in each case, that restricts the business of the Company and the Company Subsidiaries, taken as a whole, in each case other than those contained in any agreement in which such provision is solely for the benefit of the Company or any of its Subsidiaries, or (B) expressly imposes any material restriction on the right or ability of the Company and its Subsidiaries, taken as a whole, to compete with any other Person or acquire or dispose of the securities of any other Person;
(viii)   any Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties requiring annual payments by the Company and its Subsidiaries in excess of $1,000,000;
(ix)   any Contract for the purchase, storage and sale of Gas, the transportation of Gas, the liquefaction, storage, sale, export, tolling or transportation of LNG, or the sale of services or other products or by-products from the LNG Plant;
(x)   any Labor Agreement;
(xi)   any Contract that is for the former (to the extent of any ongoing liability or obligation) or current employment of any individual on a full-time, part-time, consulting or other basis (A) providing for target annual cash compensation equal to or in excess of $100,000 or (B) that cannot be terminated upon sixty (60) days’ written notice or less without further payment, obligation or liability by the Company or any of its Subsidiaries;
(xii)   any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity in excess of $250,000;
(xiii)   any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, limited liability company interests or other equity interests, as the case may be;
(xiv)   any acquisition Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations that could reasonably be expected to result in payments after the date hereof by the Company or any of its Subsidiaries in excess of $1,000,000;
(xv)   each Contract relating to a Company Related Party Transaction;
(xvi)   any material lease or sublease with respect to a Company Leased Real Property, providing for material indemnification by the Company or any of its Subsidiaries, other than indemnification obligations in (A) customary joint operating agreements other than capacity leases and storage leases, in each case, entered into in the ordinary course of business, and (B) commercial agreements in the ordinary course of business; and that during the twelve months ended December 31, 2023 individually required, or is reasonably expected in the future to require, annual revenues or payments by the Company and its Subsidiaries in excess of $1,000,000;
(xvii)   any Contract requiring annual capital expenditures by the Company or any of its Subsidiaries in excess of $1,000,000 other than any capital expenditure permitted by Section 5.1(b) of the Company Disclosure Schedule;
(xviii)   any Contract that relates to any forward, futures, option, swap, collar, put, call, floor, cap, hedging derivative or other similar Contracts, whether financially or physically settled, that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price or availability of commodities; and
(xix)   any Contract that provides for the sale to, or delivery by, the Company or any of its Subsidiaries of electric power, energy or capacity, or services ancillary to such sale or delivery.
All contracts of the types referred to in clauses (i) through (xix) above are referred to herein as “Company Material Contracts.” “Contract” means any agreement, contract, obligation, promise, understanding or undertaking (whether written or oral) that is legally binding.
(b)   As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate and complete copy of each Company Material Contract. Except for matters which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) neither the Company nor any Subsidiary of the Company has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under the terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in a breach of or material default under the terms of any Company Material Contract, and (ii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, enforceable in accordance with its terms, subject to the Remedies Exceptions.
Section 3.22   Related Party Transactions.   Except as disclosed on Section 3.22 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is party to any Company Related Party Transaction. “Company Related Party Transaction” means any transaction or arrangement with any (a) present or former executive officer or director of the Company or any Subsidiary of the Company, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of the Company Common Stock or Company Preferred Stock or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clauses (a) or (b) (but only, with respect to the Persons in clause (b)), to the knowledge of the Company, which, in each case, would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Section 3.23   Finders or Brokers.   Except for Lazard Frères & Co. LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 3.24   State Takeover Statute.   Assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary action to render inapplicable to this Agreement and the transactions contemplated hereby the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL, and no other Takeover Laws are applicable to the Merger, this Agreement or any of the transactions contemplated hereby.
Section 3.25   No Derivatives and Hedging Transactions.   The Company has no outstanding financial forwards, futures, options, swaps, puts, calls, floors, hedging and other similar transactions.
Section 3.26   Export Controls and Economic Sanctions.
(a)   Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents, (in their respective capacities as such) has during the past five (5) years violated any Export Control and Economic Sanctions Laws. To the extent that the Company’s activities are subject to Export Control and Economic Sanctions Laws, the Company has implemented and maintained internal control systems, and policies reasonably designed to promote compliance with applicable Export Control and Economic Sanctions Laws. None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any of their respective directors, officers, employees (in their respective capacities as such) is a Sanctioned Party or is or has been in the past five (5) years engaged in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Party or in any Sanctioned Jurisdiction, in each case in violation of Export Control and Economic Sanctions Laws. To the knowledge of the Company, no proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries or their respective directors, officers, employees, or agents (acting in their capacity as such) relating to a violation of the Export Control and Economic Sanctions Laws is pending or, to the knowledge of the Company, threatened. None of the Company nor any of its Subsidiaries has in the past five (5) years received from any Governmental Entity any notice, inquiry or allegation, or made any voluntary or involuntary disclosure to a Governmental Entity, concerning any actual or potential violation or wrongdoing related to Export Control and Economic Sanctions Laws.
(b)   As used in this Agreement, “Export Control and Economic Sanctions Laws” means all economic sanctions administered or enforced by the U.S. (including the U.S. Department of Treasury’s Office of Foreign Asset Control, U.S. Department of State or U.S. Department of Commerce), European Union, United Kingdom and United Nations Security Council, all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, retransfer, or import controls, and all U.S. anti-boycott Laws, including the Export Control Reform Act of 2018 (50 U.S.C. Chapter 58), the Export Administration Act of 1979 (50 U.S.C. Chapter 56), the Export Administration Regulations (15 C.F.R. Parts 730-774), Section 3 of the NGA (15 U.S.C. § 717b), the Administrative Procedures With Respect to the Import And Export of Natural Gas (10 C.F.R. Part 590), regulations promulgated by the Office of Foreign Assets Control (31 C.F.R. Parts 500-599) and corresponding enabling statutes, the EU Dual Use Regulation, and any similar, applicable export control or economic sanctions Laws. “Sanctioned Jurisdiction” means a country, state, territory, region, or government thereof which is subject to comprehensive economic or trade restrictions under applicable Export Control and Economic Sanctions Laws, which may change from time to time (currently Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine). “Sanctioned Party” means (i) any Person that is designated under or the subject or target of any Export Control and Economic Sanctions Laws, including but not limited to the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or Sectoral Sanctions Identifications List of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”); the Debarred List of the U.S. Department of State’s Directorate of Defense Trade Controls; any list of sanctioned Persons administered and maintained by the U.S. Department of State relating to nonproliferation, terrorism, Cuba, Iran, or Russia; any list of sanctioned Persons administered and maintained by His Majesty’s Treasury of the United Kingdom, the European Union, or the United Nations Security Council; (ii) any Person located, organized, or ordinarily resident in, a Sanctioned Jurisdiction; or (iii) any individual or entity that is owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i) or (ii) such that the individual or entity is subject to the same restrictions or prohibitions as the Person(s) referred to in such clauses.
Section 3.27   Pending Transactions.   None of Company or any Subsidiary of Company is a party to any pending or contemplated equity investment, or transaction to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any Person or portion thereof, or otherwise acquire any assets, where the entering into of a definitive agreement relating to or the consummation of such transaction would reasonably be expected to (a) impose any delay in the obtaining of, or increase the risk of not obtaining, the consents, approvals, authorizations or waivers of any Governmental Entity necessary to consummate the Merger or the expiration of termination of any applicable waiting period, (b) increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the Merger, (c) delay the consummation of the Merger, or (d) otherwise result, individually or in the aggregate, in a Material Adverse Effect on the Company.
Section 3.28   No Additional Representations; Non-Reliance.
(a)   The Company acknowledges that none of Parent or Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Parent nor Merger Sub makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to the Company (or any of its respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (ii) the future business and operations of Parent and its Subsidiaries, and the Company has not relied on such information or any other representation or warranty not set forth in Article IV.
(b)   Except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, in entering into this Agreement, the Company has relied solely upon its independent investigation and analysis of Parent and its Subsidiaries, and the Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent, its Subsidiaries, or any of their respective affiliates, equity holders, controlling Persons or representatives that are not expressly set forth in Article IV or in any certificate delivered by Parent or Merger Sub to the Company, whether or not such representations, warranties or statements were made in writing or orally. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by Parent or Merger Sub to the Company, (i) Parent and Merger Sub do not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the transactions contemplated hereby and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to themselves or their business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its representatives (including in certain “data rooms,” “electronic data rooms,” management presentations, or in any other form in expectation of, or in connection with, the Merger or the other transactions contemplated by this Agreement) are not and shall not be deemed to be or include representations or warranties of Parent or Merger Sub unless any such materials or information is the subject of any express representation or warranty set forth in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in (a) the Parent SEC Documents (excluding any disclosures set forth in any such Parent SEC Document under the heading “Risk Factors” or in any section disclaiming forward-looking statements in each case, other than historical facts set forth therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, that clause (a) shall not apply to the representations and warranties set forth in Section 4.2), or (b) the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”) each section of which qualifies the correspondingly numbered representation, warranty or covenant (provided, that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure notwithstanding the omission of a reference or a cross-reference thereto, and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub), Parent and Merger Sub represent and warrant to the Company as follows:
Section 4.1   Qualification, Organization, Subsidiaries, etc.
(a)   Each of Parent and its Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation and has all requisite corporate, entity or other similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
(b)   Parent has made available to the Company prior to the date of this Agreement a true and complete copy of Parent’s certificate of formation and limited liability company agreement (the “Parent Organizational Documents”), as amended through the date hereof.
Section 4.2   Authority; Noncontravention.
(a)   Each of Parent and Merger Sub has the requisite entity or corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Parent Board has (i) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. The Merger Sub Board has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iv) resolved to recommend approval and adoption of this Agreement by its sole stockholder, and (v) directed that this Agreement be submitted to the sole stockholder Merger Sub for its approval and adoption. Other than the approval and adoption of this Agreement by the sole stockholder of Merger Sub, which approval and adoption via written consent has been executed and delivered to Merger Sub and the Company to be effective by its terms immediately following execution of this Agreement, no other corporate or stockholder proceedings on the part of Parent, Merger Sub, or their respective stockholders are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Equitable Exception.
(b)   Other than in connection with or in compliance with (i) the DGCL, (ii) the Exchange Act and the rules promulgated thereunder, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) the approvals set forth in Section 4.2(b) of the Parent Disclosure Schedule and (v) the rules and regulations of the SEC in connection with the filing with the SEC of the Proxy Statement (collectively, the “Buyer Approvals”), and, subject to the accuracy of the representations and warranties of the Company in Section 3.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent or Merger Sub of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not materially impede or delay the consummation of the Merger and the other Transactions or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
(c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and (assuming the Buyer Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not, (i) result in any loss, or suspension, limitation or impairment of any right of Parent or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Liens other than Parent Permitted Liens, in each case, upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation, bylaws or other equivalent organizational document, in each case as amended or restated, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
Section 4.3   Investigations; Litigation.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, (a) there is no investigation or review pending (or, to the knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries, (b) there are no, and since January 1, 2022, there have been no Actions, suits, arbitrations, charges, inquiries, investigations, proceedings, subpoenas, civil investigative demands or other requests for information relating to potential violations of Law pending (or, to the knowledge of Parent, threatened) by, against or affecting Parent or any of its Subsidiaries, or any of their respective assets or operations by or before any Governmental Entity, and (c) there are no, and since January 1, 2022, there have been no orders, judgments or decrees of, or before, any Governmental Entity against Parent or any of its Subsidiaries; provided, that to the extent any such representations or warranties in the foregoing clauses (a),

(b) and (c) pertain to Actions that relate to the execution, delivery, performance or consummation of this Agreement or any of the Transactions, such representations and warranties are made only as of the date hereof.
Section 4.4   Proxy Statement.   None of the information provided in writing by Parent or its Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the Company’s stockholders and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (solely with respect to the portion thereof based on information supplied by Parent or its Subsidiaries for inclusion or incorporation by reference therein, but excluding any portion thereof based on information supplied by the Company for inclusion or incorporation by reference therein, with respect to which no representation is made by Parent or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 4.4, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement that were not specifically supplied in writing by or on behalf of Parent or its Subsidiaries.
Section 4.5   Finders or Brokers.   Except for PJT Partners, neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 4.6   Ownership of Company Common Stock.   None of Parent or Merger Sub, nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) of Parent or Merger Sub, “owns” (as defined in Section 203 of the DGCL) (or has “owned” in the past three years), directly or indirectly, any “voting stock” (as defined in Section 203 of the DGCL) of the Company or other securities convertible into, exchangeable for or exercisable for “voting stock” of the Company or any securities of any Subsidiary of the Company (including for purposes of Section 203 of the DGCL), and neither of Parent nor Merger Sub has any rights to acquire any “voting stock” of the Company except pursuant to this Agreement.
Section 4.7   Ownership and Operation of Merger Sub.   As of the date of this Agreement, all of the issued and outstanding shares of common stock of Merger Sub are validly issued and outstanding. Parent owns beneficially and of record all of the issued and outstanding shares of common stock of Merger Sub, free and clear of all Liens other than Liens of general applicability as may be provided under the Securities Act or other applicable securities Laws. Merger Sub has no outstanding option, warrant, right or any other agreement or commitment pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted or engaged in any business activities of any kind of type whatsoever or entered into any agreements or arrangements with any Person prior to the date hereof and does not have, and prior to the Effective Time will not have, any assets, and has not and prior to the Effective Time, will not incur, directly or indirectly, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the Transactions.
Section 4.8   Pending Transactions.   None of Parent or any Subsidiary of Parent is a party to any pending or contemplated equity investment, or transaction to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquiring any assets, where the entering into of a definitive agreement relating to or the consummation of such transaction would reasonably be expected to (a) impose any material delay in the obtaining of, or increase the risk of not obtaining, the consents, approvals, authorizations or waivers of any Governmental Entity necessary to consummate the Merger or the expiration of termination of any applicable waiting period, (b) increase in any material respect the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the Merger, or (c) delay in any material respect the consummation of the Merger.
Section 4.9   Availability of Funds.   At the Closing, Parent will have sufficient cash and other sources of immediately available funds to pay the Merger Consideration, the Preferred Stock Merger Consideration and all other cash amounts payable pursuant to this Agreement and the transactions contemplated hereby. Parent acknowledges that its obligations under this Agreement, including its obligations to consummate any of the transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.
Section 4.10   Parent Guaranty.   Parent has furnished the Company with a true, complete and correct copy of the Parent Guaranty. The Parent Guaranty is in full force and effect and has not been amended, modified or terminated. The Parent Guaranty is a (a) legal, valid and binding obligation of the Guarantor and of each of the parties thereto and (b) enforceable in accordance with its respective terms against the Guarantor and each of the other parties thereto.
Section 4.11   No Additional Representations; Non-Reliance.
(a)   Parent and Merger Sub are not relying on any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) acknowledge and agree that, except as expressly set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub in accordance with the terms hereof, the Company makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to Parent (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (ii) the future business and operations of the Company and its Subsidiaries, and neither Parent nor Merger Sub has relied on such information or any other representation or warranty not set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub in accordance with the terms hereof.
(b)   Parent and Merger Sub have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledge that Parent and Merger Sub have been provided access for such purposes. Except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub in accordance with the terms hereof, in entering into this Agreement, Parent and Merger Sub have relied solely upon their independent investigation and analysis of the Company and the Company’s Subsidiaries, and Parent and Merger Sub acknowledge and agree that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by the Company, its Subsidiaries, or any of their respective affiliates, equity holders, controlling Persons or representatives that are not expressly set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub, whether or not such representations, warranties or statements were made in writing or orally. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub, (i) the Company does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated hereby and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Parent and Merger Sub as having been authorized by the Company, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent and Merger Sub or any of their respective representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information is the subject of any express representation or warranty set forth in Article III or in any certificate delivered by the Company to Parent and Merger Sub in accordance with the terms hereof.
ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company.
(a)   From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement, (iv) to the extent action is reasonably taken (or reasonably omitted) in response to an Emergency or (v) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (x) conduct their businesses in all material respects in the ordinary course and (y) preserve substantially intact their present lines of business, maintain their material rights, franchises, and Company Permits, including renewal or extension of such rights, franchises, and Company Permits when such renewal or extension is required, and preserve their relationships with material customers and suppliers; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.
(b)   The Company agrees with Parent, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries, (ii) as may be consented to by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company:
(A)   shall not adopt any amendments to the Company Organizational Documents, and shall not permit any of its Subsidiaries to adopt any amendments to its certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, certificate of incorporation or bylaws or similar organizational documents;
(B)   shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, encumber, split, combine or reclassify or authorize the issuance, sale, pledge, disposition, encumbrance, split, combination or reclassification of any of its equity interests of the Company or its Subsidiaries or any securities convertible into or exchangeable for any such equity interests, or any rights, warrants or options to acquire any such equity interests or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Company Benefit Plans, other than (1) issuances of Company Common Stock in respect of any exercise or settlement of any of the Company Equity Awards outstanding on the date hereof in accordance with their current terms thereof, (2) for transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries, or (3) issuances of Company Common Stock upon the exercise or conversion of securities of the Company outstanding as of the date hereof;
(C)   shall not, and shall not permit any of its Subsidiaries that is not wholly owned by the Company or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding capital stock or other equity interests (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except (1) dividends or distributions by any Subsidiaries only to the Company or to any Subsidiary of the Company in the ordinary course of business, (2) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of this Agreement and (3) dividends or dividend equivalent payments that become due and payable in respect of any Company Equity Awards outstanding on the date hereof in accordance with their terms in effect as of the date of this Agreement;
(D)   shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Merger and other than any mergers, consolidations, restructurings or reorganizations solely among the Company and its Subsidiaries or among the Company’s Subsidiaries;
(E)   shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other Person or make any loans, advances or capital contributions to, or investments in, any other Person with a value in excess of $2,000,000 in the aggregate, except as made in connection with any transaction among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries; provided, however, that the Company shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other Person or make loans, advances or capital contributions to, or investments in, any other Person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger;
(F)   shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, farmout, encumber or create or incur any Lien (other than any Company Permitted Lien), or otherwise dispose of, or agree to, sell, lease, license, transfer, exchange or swap, farmout, encumber or create or incur any Lien (other than any Company Permitted Lien), or otherwise dispose of any properties or non-cash assets, with a value in excess of $5,000,000 in the aggregate, except (1) sales, transfers and dispositions of obsolete or worthless equipment, (2) sales, transfers and dispositions of inventory, commodities and produced Hydrocarbons, crude oil and refined products in the ordinary course of business, or (3) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(G)   shall not, and shall not permit any of its Subsidiaries to, authorize any capital expenditures in excess of $10,000,000 in the aggregate, except for expenditures reasonably required in response to any Emergency;
(H)   except as required by the existing terms of any Company Benefit Plan as in effect on the date of this Agreement and listed on Section 3.9(a) of the Company Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, (1) increase or decrease the compensation or materially increase or decrease other benefits payable or provided (or to become payable or provided) to any current or former director, officer, employee, consultant or other individual service providers of the Company or any of its Subsidiaries, (2) accelerate the time of payment, vesting or funding of any compensation or benefits, (3) establish, adopt, enter into, terminate, amend or modify any Company Benefit Plan (or any other benefit or compensation plan, program, policy, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof), except for annual renewals of group welfare plans in the ordinary course of business consistent with past practice that would not result in material additional or increased costs, (4) enter into, terminate, extend or amend any Labor Agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any Company Employees, (5) hire, engage, promote or terminate (other than for cause) the employment or engagement of any employee or other individual service provider of the Company or any of its Subsidiaries with annual base compensation in excess of $100,000, (6) announce or grant any cash, equity or equity-based incentive award or other new compensation or benefit to any current or former officer, employee, director, consultant or other individual service provider of the Company or any of its Subsidiaries, (7) enter into or make any loans or advances to any of its officers, directors, employees, agents or consultants (other than loans or advances for travel or reasonable business expenses), (8) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other actions that trigger obligations under the WARN Act, (9) change the title or employment location, or decrease the authority, duties, or responsibilities of any employee of the Company or any of its Subsidiaries with annual base compensation in excess of $100,000, or (10) waive or release any non-competition, non-solicitation, non-disclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or its Subsidiaries;
(I)   shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;
(J)   shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for (1) transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries, and (2) the acquisition of Company Common Stock in respect of any exercise or settlement of any of the Company Equity Awards outstanding on the date hereof in accordance with their current terms thereof;

(K)   shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except for (1) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (2) any guarantees by the Company of indebtedness of Subsidiaries of the Company or guarantees by the Company’s Subsidiaries of indebtedness of the Company or any Subsidiary of the Company, which indebtedness is incurred in compliance with this Section 5.1(b)(K), (3) any indebtedness reasonably required to be incurred in response to any Emergency, (4) any indebtedness that does not exceed $10,000,000 in the aggregate, or (5) any indebtedness incurred pursuant to the terms of the Bridge Loan Documents; provided, however, that in the case of each of clauses (1) through (4) such indebtedness does not impose or result in any additional restrictions or limitations that would be material to the Company and its Subsidiaries, or, following the Closing, Parent and its Subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which the Company or any Subsidiary is currently subject under the terms of any indebtedness outstanding as of the date hereof;
(L)   other than in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries to, enter into, modify, amend, terminate, or waive any rights under any Company Material Contract (or any contract that would have been a Company Material Contract if in existence on the date hereof), Company Real Property Lease (or any real property lease that would have been a Company Real Property Lease if in existence on the date hereof), any Right-of-Way or under any Company Permit;
(M)   other than in the ordinary course of business, shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property or any agreement that would be deemed a Company Real Property Lease or a Right-of-Way;
(N)   other than in the ordinary course of business, shall not purchase any owned real property or sell any Company Owned Real Property or any interest therein;
(O)   other than in the ordinary course of business, shall maintain the Company Real Property and Rights-of-Way in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted;
(P)   other than agreements, arrangements or Contracts made in the ordinary course of business, on terms no less favorable to the Company and its Subsidiaries than those generally being provided to or available from unrelated third parties, and in each case involving aggregate payments of less than $5,000,000, shall not, and shall not permit any of its Subsidiaries to, enter into any agreement, arrangement, Contract or other transaction with any affiliate;
(Q)   shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (1) equal to or lesser than the amounts reserved with respect thereto on the balance sheet as of the Balance Sheet Date included in the Company SEC Documents or (2) that do not exceed $250,000 in the aggregate;
(R)   shall not (1) adopt or change its fiscal year or any material method of Tax accounting, (2) make (except in the ordinary course of business), change or revoke any material Tax election, provided that neither the Company nor any of its Subsidiaries shall make any election under Treasury Regulations section 301.7701-3(c), (3) enter into any closing agreement with respect to, or otherwise settle or compromise, any liability for Taxes, (4) file any material amended Tax Return, (5) surrender a claim for a material refund of Taxes, (6) fail to pay any material Tax (including estimated Tax payments or installments) that becomes due and payable (other than Taxes being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP), or (7) agree to an extension or waiver of any statute of limitations with respect to the assessment or collection of any Tax;
(S)   except for transactions between the Company and its Subsidiaries or among the Company’s Subsidiaries, shall not, and shall not permit any of its Subsidiaries, to prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of the Company or any Subsidiary, other than (1) at stated maturity, (2) prepayment and repayment of existing indebtedness in connection with any replacement, renewal, extension, refinancing or refund thereof in accordance with Section 5.1(b)(K), (3) prepayment and repayment of revolving loans in the ordinary course of business and (4) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof;
(T)   shall not enter into any forward, futures, option, swap, collar, put, call, floor, cap, hedging derivative or other similar Contracts, whether financially or physically settled, that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price or availability of commodities;
(U)   shall not, and shall not permit any of its Subsidiaries to, enter into any binding or non-binding offer, contract, agreement, understanding or other similar arrangement with any Person for the purchase, storage and sale of Gas, the transportation of Gas, the liquefaction, storage, sale, export and transportation of LNG, or the sale of services or other products or by-products from the LNG Plant;
(V)   shall not sell, assign, transfer, abandon, permit to lapse (other than by expiration in the ordinary course) or otherwise dispose of (including through exclusive license), any material Company Owned Intellectual Property, except for abandonment or lapse of any issued or registered material Company Owned Intellectual Property rights at the end of its statutory term or non-exclusive licenses granted to customers, suppliers, vendors, end-users, reseller or distributors in the ordinary course of business;
(W)   shall not disclose any trade secret or material confidential information to any Person (other than pursuant to a written confidentiality agreement entered into in the ordinary course with reasonable protections of, and preserving all rights of the Company and its Subsidiaries in, such trade secrets and material confidential information);
(X)   shall, and shall cause its Subsidiaries to, comply with the terms of the Company Permits and Company Material Contracts (including any timelines and milestones set forth therein) in connection with the permitting, development and construction of the Company’s (and its Subsidiaries’) natural gas pipelines and liquified natural gas liquefaction, transportation, export and associated facilities currently under development by the Company and its Subsidiaries; and
(Y)   shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (X) of this Section 5.1(b).
Section 5.2   Access; Confidentiality.
(a)   For purposes of furthering the transactions contemplated hereby, the Company shall afford Parent and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives (such Persons described in this clause (ii), collectively, “Representatives”) of Parent reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ key employees, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional existing accounting, financing, operating, environmental, health or safety and other data and information regarding the Company and its Subsidiaries, as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to afford such access if it would unreasonably disrupt the operations of the Company or any of its Subsidiaries, would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to the Company or any of its Subsidiaries or would constitute a violation of any applicable Law. Parent and its officers, employees and Representatives shall not be permitted to perform any environmental testing or sampling or other invasive onsite procedures (including any Phase II environmental site assessment) with respect to any property of the Company or any of the Company’s Subsidiaries without the Company’s prior written consent (which consent may be granted or withheld in the Company’s sole discretion).
(b)   The Parties hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the confidentiality agreement, dated as of April 10, 2024, between the Company and Woodside Energy Group Ltd. (an affiliate of Parent) (the “Confidentiality Agreement”).
Section 5.3   Non-Solicitation; Acquisition Proposals; Change of Recommendation.
(a)   Except as permitted by this Section 5.3, from the date hereof and prior to the earlier of the Effective Time and the Termination Date, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and management-level employees not to, and shall use its reasonable best efforts to cause its and their Representatives not to, directly or indirectly: (i) solicit, initiate, or knowingly encourage, induce or facilitate (including by way of furnishing non-public information) any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to its stockholders, that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish any non-public information regarding the Company or any of its Subsidiaries or afford access to the business, properties, books or records of the Company or any of its Subsidiaries, to any Person (other than Parent, Merger Sub or their respective directors, officers, employees, affiliates or Representatives) in connection with or in response to an Acquisition Proposal or any inquiries regarding an Acquisition Proposal, (iii) engage or participate in or otherwise knowingly facilitate any discussions or negotiations with any Person (other than Parent, Merger Sub or their respective directors, officers, employees, affiliates or Representatives) with respect to an Acquisition Proposal, (iv) approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (v) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or duly execute any other similar agreement (whether binding or not) (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of this Section 5.3) with respect to any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (vi) unless the Company Board, or any committee thereof, concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board to the stockholders of the Company under applicable Law, amend or grant any waiver, release or modification under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (vii) resolve or agree to do any of the foregoing. Notwithstanding anything to the contrary contained in this Section 5.3, prior to obtaining the Company Stockholder Approval, the Company or Company Board, directly or indirectly through any officer, employee or Representative, may (A) furnish non-public information regarding the Company or any of its Subsidiaries to, and afford access to the business, properties, books or records of the Company and any of its Subsidiaries to, any Person and (B) engage and participate in discussions and negotiations with any Person, in each case in response to an unsolicited, written and bona fide Acquisition Proposal if (x) the Company Board, or any committee thereof, prior to taking any such particular action, concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such unsolicited, written and bona fide Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Offer and (y) (1) such Acquisition Proposal was received after the date of this Agreement and did not result from a breach of this Section 5.3(a), (2) the Company provides to Parent the notice required by Section 5.3(b) with respect to such Acquisition Proposal and (3) the Company furnishes any non-public information provided to the maker of the Acquisition Proposal (only pursuant to a confidentiality agreement between the Company and such Person with provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement an “Acceptable Confidentiality Agreement”) (it being agreed that such Acceptable Confidentiality Agreement need not contain any “standstill” or similar provision and shall not prohibit compliance by the Company with this Section 5.3), a copy of which shall be promptly provided to Parent (it being agreed that such confidentiality agreement between the Company and such Person shall permit such Person to make any Acquisition Proposal to the Company Board), and to the extent such non-public information has not been made available to Parent, the Company provides or makes available such non-public information to Parent substantially concurrent with the time that it is provided to such other Person. Nothing in this Section 5.3 shall prohibit the Company, or the Company Board, directly or indirectly through any director, officer, employee or Representative, from (I) informing any Person that the Company is party to this Agreement and informing such Person of the restrictions that are set forth in Section 5.3, (II) disclosing factual information regarding the business, financial condition or results of operations of the Company, including in the ordinary course of business with its partners, other members or other equity holders in any jointly owned Subsidiary of the Company with respect to such Subsidiary, (III) disclosing the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement or otherwise; provided, that in the case of this clause (III), (x) the Company Board shall in good faith determine that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board to the stockholders of the Company under applicable Law, and (y) the Company complies with the obligations set forth in the proviso in Section 5.3(g), or (IV) contacting any Person or group of Persons who has made an Acquisition Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Offer, and any such actions shall not be a breach of this Section 5.3.
(b)   The Company shall promptly, and in no event later than twenty-four (24) hours after its or any of its Representatives’ receipt of any Acquisition Proposal or any inquiry or request for discussions or negotiations regarding an Acquisition Proposal or non-public information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal, advise Parent (orally and in writing) of such Acquisition Proposal, inquiry or request (including providing the identity of the Person making or submitting such Acquisition Proposal, inquiry or request, and, (i) if it is in writing, a copy of such Acquisition Proposal, inquiry or request and any related draft agreements and (ii) if oral, a reasonably detailed summary thereof), in each case including any modifications thereto. The Company shall keep Parent informed in all material respects on a prompt basis with respect to any change to the material terms of any such Acquisition Proposal (and in no event later than twenty-four (24) hours following any such change).
(c)   Immediately following the execution of this Agreement, the Company shall, shall cause its Subsidiaries and their respective officers, directors, and employees and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease and terminate any discussions existing as of the date of this Agreement between the Company or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Person (other than Parent, Merger Sub or any of their respective officers, directors, employees or Representatives) that relate to any Acquisition Proposal.
(d)   Except as otherwise provided in Section 5.3(e) and Section 5.3(f), neither the Company Board nor any committee thereof may:
(i)   (A) approve, adopt, authorize, resolve, agree to, accept, endorse, recommend or declare advisable any Acquisition Proposal; (B) withhold (when required to make), withdraw, amend, qualify or modify, or publicly propose to withhold (when required to make), withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent, including by failing to include the Company Board Recommendation in the Proxy Statement; (C) fail to reaffirm the Company Board Recommendation within five (5) business days of a request therefor by Parent following the date on which any Acquisition Proposal or material modification thereto is received by the Company or is published, sent or communicated to the Company’s stockholders; provided, that if the Company Stockholders’ Meeting is scheduled to be held within five (5) business days of such request, within three (3) business days after such request and, in any event, prior to the date of the Company Stockholders’ Meeting (provided, further, that Parent may not make any such request on more than one (1) occasion with respect to each Acquisition Proposal, except that Parent may make an additional request after any material revision, amendment, update or supplement to such Acquisition Proposal); (D) fail to publicly announce, within ten (10) business days after a tender offer or exchange offer relating to the securities of the Company shall have been commenced, a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer and affirms the Company Board Recommendation (collectively, any action described in clauses (A) through (D), a “Change of Recommendation”);
(ii)   (A) allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract or any tender or exchange offer providing for, with respect to, or in connection with, any Acquisition Proposal or (B) submit to a vote of its stockholders any Acquisition Proposal; or

(iii)   approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL (or similar concepts under any applicable Takeover Law).
(e)   Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the Company Board may at any time prior to receipt of the Company Stockholder Approval, make a Change of Recommendation if (and only if): (i) (A) a written Acquisition Proposal (that did not result from a breach of Section 5.3(a)) is made by a third party after the date hereof, and such Acquisition Proposal is not withdrawn, (B) the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal constitutes a Superior Offer and (C) following consultation with outside legal counsel, the Company Board determines that the failure to make a Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board to the stockholders of the Company under applicable Law; and (ii) (1) the Company provides Parent seventy-two (72) hours’ prior written notice of its intention to take such action, which notice shall include the information with respect to such Superior Offer that is specified in Section 5.3(b), (2) after providing such notice and prior to making such Change of Recommendation in connection with a Superior Offer, the Company shall negotiate in good faith with Parent during such seventy-two (72) hour period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement, such that the Acquisition Proposal ceases to constitute a Superior Offer, and (3) the Company Board shall have considered in good faith any changes to the terms of this Agreement proposed in writing by Parent, and following such seventy-two (72) hour period, shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Acquisition Proposal would continue to constitute a Superior Offer if such changes of this Agreement proposed in writing by Parent were to be given effect; provided, that in the event that the Acquisition Proposal is thereafter modified by the party making such Acquisition Proposal, the Company shall provide written notice of such modified Acquisition Proposal and shall again comply with this Section 5.3(e), except that the required seventy-two (72) hour period for notice, negotiation and consideration in clauses (1), (2) and (3) of this Section 5.3(e) shall be shortened to a forty-eight (48) hour period in each instance.
(f)   Other than in connection with a Superior Offer (which shall be subject to Section 5.3(e) and shall not be subject to this Section 5.3(f)), nothing in this Agreement shall prohibit or restrict the Company Board from making a Change of Recommendation in response to an Intervening Event to the extent that (i) the Company Board, or any committee thereof, determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to effect a Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board to the stockholders of the Company under applicable Law, and (ii) (A) the Company provides Parent seventy-two (72) hours’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) after providing such notice and prior to making such Change of Recommendation, the Company shall negotiate in good faith with Parent during such seventy-two (72) hour period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as to obviate the need for the Company Board to make a Change of Recommendation pursuant to this Section 5.3(f) and (C) the Company Board, or any committee thereof, shall have considered in good faith any changes to the terms of this Agreement offered in writing in a manner that would form a binding contract if accepted by the Company by Parent and Merger Sub, and following such seventy-two (72) hour period, shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effect a Change of Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board to the stockholders of the Company under applicable Law.
(g)   Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from issuing a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board.
(h)   As used in this Agreement:
(i)   “Acquisition Proposal” means any bona fide offer or proposal, whether or not in writing, or any bona fide written indication of interest, received from or made public by a third party (other than an offer, proposal or indication of interest by Parent, Merger Sub or their respective affiliates) relating to any Acquisition Transaction;
(ii)   “Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) pursuant to which any Person, other than Parent, Merger Sub or their respective affiliates, (A) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation or otherwise) assets of the Company and its Subsidiaries equal to twenty-five percent (25%) or more of the Company’s consolidated assets (based on their fair market value thereof) or (B) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation or otherwise) beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty-five percent (25%) or more of the voting power of the outstanding equity securities of the Company entitled to vote with respect to the adoption of this Agreement;
(iii)   “Intervening Event” means any Effect occurring or arising after the date of this Agreement and that materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, and that (a) was not known to, or reasonably foreseeable by, the Company Board as of or prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Board), which Effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the time the Company Stockholder Approval is obtained and (b) does not relate to (i) an Acquisition Proposal or Acquisition Transaction, (ii) any changes in the market price or trading volume of the Company or the major stock indexes in the U.S., (iii) any changes in the Company’s credit ratings, (iv) the Company meeting, failing to meet or exceeding published or unpublished revenue or market consensus earnings projections, in each case in and of itself or (v) any Effects generally affecting the economy, securities or financial markets or political conditions in any jurisdiction in which the Company or any of its Subsidiaries has material operations or in which any of the Company’s or any of its Subsidiaries’ products or services are sold, except if such Effect disproportionately adversely affects the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate (it being understood that with respect to each of the foregoing clauses (i) through (iv) the Effect giving rise or contributing to such change or event may be taken into account when determining whether an Intervening Event has occurred to the extent not otherwise excluded from this definition); and
(iv)   “Superior Offer” means a written Acquisition Proposal for an Acquisition Transaction (with references in the definition thereof to “twenty-five percent (25%)” being deemed to be replaced with references to “fifty percent (50%)”) that the Company Board, or any committee thereof, determines, in good faith, after consultation with its outside legal counsel and its financial advisor, is (i) if accepted, reasonably likely to be consummated and (ii) more favorable from a financial point of view to the Company’s stockholders than the Merger and the Transactions (taking into account at the time of determination any proposal by the other Parties hereto to amend or modify the terms of this Agreement which are committed to in writing and after taking into account such factors deemed relevant by the Company Board, or any committee thereof, including the form of consideration, timing, required approvals, conditions to consummation, and other factors that the Company Board may consider in the exercise of its fiduciary duties under applicable Law).
Section 5.4   Filings; Other Actions.
(a)   As promptly as reasonably practicable (and in no event later than twenty (20) business days) after the execution of this Agreement, the Company shall prepare and file a preliminary version of the Proxy

Statement with the SEC, which shall, subject to Section 5.3(e) and Section 5.3(f), include the Company Board Recommendation. Parent and Merger Sub, and their counsel, shall be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and Merger Sub or their counsel. The Company shall use reasonable best efforts to respond as promptly as practicable to comments by the SEC staff in respect of the Proxy Statement and to have the Proxy Statement cleared by the SEC and its staff under the Exchange Act as promptly as practicable after such initial filing. The Company shall provide Parent and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable (and in no event later than three (3) business days) after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review and comment on any such responses and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel, including by participating with the Company or its counsel in any material discussions or meetings with the SEC. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their affiliates as promptly as practicable after the date hereof.
(b)   The Company shall cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable (and in no event later than five (5) business days) after the preliminary Proxy Statement has been filed with the SEC pursuant to Section 5.4(a) and either the SEC has indicated that it does not intend to review such Proxy Statement or the SEC has indicated that its review of such Proxy Statement has been completed and, accordingly, the SEC staff advises that it has no further comments to such Proxy Statement.
(c)   The Company shall cause the Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, to (i) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d)   The Company shall, as soon as reasonably practicable following the date of this Agreement, establish a record date (and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith) for and, subject to the other provisions of this Agreement, as promptly as reasonably practical after the filing of the definitive Proxy Statement with the SEC, take all action necessary in accordance with the DGCL and the Company Organizational Documents to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”), which shall be scheduled for a date that is not later than thirty (30) days following the date on which the definitive version of the Proxy Statement is first mailed to the Company’s stockholders. The Company shall not submit any proposals for approval at the Company Stockholders’ Meeting without the prior written consent of Parent, other than the proposal to seek the Company Stockholder Approval, a “say-on-pay” proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, and a proposal to adjourn the Company Stockholders’ Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt this Agreement at the Company Stockholders’ Meeting. Subject to a Change of Recommendation in accordance with Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement and use all reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement (including by postponing or adjourning the Company Stockholders’ Meeting to allow additional solicitation of proxies in order to obtain the Company Stockholder Approval if necessary). Once the Company Stockholders’ Meeting has been scheduled by the Company, the Company shall not adjourn, postpone, reschedule or recess the Company Stockholders’ Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); provided, that, the Company may, and shall at Parent’s request, postpone or adjourn the Company Stockholders’ Meeting from time to time (i) if a quorum has not been established, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting , (iii) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval, or (iv) if required by applicable Law; provided, however, that the Company Stockholders’ Meeting shall not be postponed or adjourned as a result of clause (i) or clause (iii) above for a period of more than twenty (20) business days in the aggregate without the prior written consent of Parent. The Company agrees that, unless this Agreement is terminated pursuant to Section 7.1, its obligations pursuant to this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or Change of Recommendation. The Company shall provide updates to Parent with respect to the proxy solicitation for the Company Stockholders’ Meeting (including interim results) as reasonably requested by Parent.
Section 5.5   Employee Matters.
(a)   Not later than ten (10) business days before the Closing Date, the Company shall take all action necessary to amend the Executive Severance Plan and the Employee Severance Plan and take or cause to be taken all other action as may be reasonably required, to provide that no individual who is not an “Eligible Employee” (within the meaning of the Executive Severance Plan or the Employee Severance Plan, as applicable) as of immediately prior to the Effective Time shall become an “Eligible Employee” (within the meaning of the Executive Severance Plan or the Employee Severance Plan, as applicable) at or after the Effective Time. The Company shall provide Parent with evidence that the Executive Severance Plan and the Employee Severance Plan have been duly amended as required pursuant to this Section 5.5(a). The form and substance of such amendment(s) shall be subject to review by the Parent.
(b)   The Company shall provide Parent with duly executed copies of any and all amendments to written award agreements under the Construction Incentive Plan entered into on or after the date of this Agreement. The form and substance of each such amendment shall be subject to review by the Parent.
(c)   During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Closing Date (or if earlier, the date of the Continuing Employee’s termination of employment with Parent or one of its affiliates), Parent or one of its affiliates shall provide each Continuing Employee with: (x) a base salary or wage rate, as applicable, and short-term target cash incentive compensation opportunities (including a Short Term Incentive Award (as defined in the Tellurian Inc. Incentive Compensation Program) for 2025, but excluding equity and equity-based awards and transaction-based payments or awards) that are substantially comparable, in the aggregate, to the base salary or wage rate, as applicable, and short-term target cash incentive compensation opportunities (including a Short Term Incentive Award for 2024, but excluding equity and equity-based awards and transaction-based or awards) provided to such Continuing Employee immediately prior to the Closing and (y) retirement and welfare benefits (other than defined benefit pension benefits and retiree health and welfare benefits) that are substantially comparable in the aggregate to the retirement and welfare benefits (other than defined benefit pension benefits and retiree health and welfare benefits) provided by the Company and its affiliates to such Continuing Employee immediately prior to the Closing. In addition, notwithstanding anything herein to the contrary, Parent agrees that it shall cause the Surviving Corporation or one of its affiliates to continue the 2024 Retention Program such that each Continuing Employee who was eligible to receive retention bonuses under the 2024 Retention Program as of the date of this Agreement will continue to be eligible to receive cash retention bonuses from the Surviving Corporation or one of its affiliates under the 2024 Retention Program on the same terms and conditions as were provided immediately prior to Closing through December 31, 2024. In the event that any Continuing Employee is terminated without “cause” (as defined in the Executive Severance Plan, Employee Severance Plan or other severance policy or arrangement in effect and applicable to such Continuing Employee as of immediately prior to the Closing) within the twelve (12)-month period immediately following the Closing, Parent agrees that it shall cause the Surviving Corporation or its affiliates to provide severance payments and benefits to such Company Employee that are no less than the severance payments and benefits that would have been payable to such Continuing Employee upon a termination without cause under the Executive Severance Plan or Employee Severance Plan, as applicable, or other severance policy or arrangement in effect and applicable to such Continuing Employee, as of immediately prior to the Closing (including after giving effect to Section 5.5(a)).
(d)   With respect to each employee benefit plan or arrangement of Parent or an affiliate of Parent (“Parent Plan”) in which any Continuing Employees may participate effective as of the Closing Date or thereafter, Parent shall, or shall cause its affiliates to, recognize all service of the Continuing Employees with the Company and its Subsidiaries as if such service were with Parent and its affiliates, for vesting and eligibility purposes in such Parent Plan (other than for purposes of benefit accruals under any defined benefit pension plan and retiree health and welfare benefit plan or for any purpose under any equity or equity-based or long-term incentive compensation plan); provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding Company Benefit Plan.
(e)   This Section 5.5 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 5.5 or any other provision of this Agreement or any other related Contract, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.5. Nothing contained in this Section 5.5 or any other provisions of this Agreement or in any other related Contract, express or implied, shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement. The Parties hereto acknowledge and agree that the terms set forth in this Section 5.5 or any other provision of this Agreement or any other related Contract shall not create any right in any employee or any other Person to any continued employment with Parent or any of its affiliates or to compensation or benefits of any nature or kind whatsoever.
Section 5.6   Regulatory Approvals; Efforts.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use (and shall cause its Subsidiaries and affiliates to use) its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other Transactions, including using reasonable best efforts to: (i) obtain all necessary actions or nonactions, waivers, clearances, consents and approvals, including the Company Approvals and the Buyer Approvals, from Governmental Entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, expiration of waiting period, consent or approval from, or to avoid an action or proceeding by, any Governmental Entity, in each case as promptly as practicable, (ii) obtain all necessary consents, approvals or waivers from third parties other than any Governmental Entity, in each case as promptly as reasonably practicable, and (iii) execute and deliver any additional instruments necessary to consummate the Transactions.
(b)   Subject to the terms and conditions herein provided and without limiting the foregoing, each Party shall (i) as promptly as practicable (and in any event not more than ten (10) business days) after the date hereof, making an appropriate filing with the DOE to obtain all necessary approvals or consents; (ii) keep the other party apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other party with copies of notices or other communications or correspondence (or, if provided orally, a summary) with any third party and/or any Governmental Entity (or members of their respective staffs) with respect to such transactions; and (iii) permit counsel for the other party a reasonable opportunity to review and provide comments on any proposed substantive communication or submission to a Governmental Entity in connection with the transactions contemplated hereby thereon, and consider in good faith the views of the other party in connection therewith; provided, that materials required to be provided pursuant to this Section 5.6(b) may be redacted (A) to remove references concerning valuation, (B) as necessary to comply with contractual arrangements, (C) as necessary to comply with applicable Law, and (D) as necessary to address reasonable privilege or confidentiality concerns; provided further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 5.6 as “Outside Counsel Only.” No Party shall participate in any substantive meeting or discussion with any Governmental Entity in connection with the Transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.
(c)   In furtherance and not in limitation of the foregoing, each of Parent, Merger Sub and the Company shall use their reasonable best efforts to satisfy the conditions to Closing identified in Section 6.1 of this Agreement, including (i) using reasonable best efforts to assist and cooperate with the other Parties in doing all things necessary, proper or advisable to consummate and make effective the transactions as soon as reasonably practicable, and in any event, prior to the End Date; and (ii) defending through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing from occurring no later than the End Date.
(d)   Notwithstanding anything to the contrary in this Agreement, Parent agrees, and shall cause its Subsidiaries and affiliates, to take any and all steps necessary to (and the Company agrees, and shall cause its Subsidiaries and affiliates, as necessary, to cooperate with Parent to) eliminate each and every impediment under any Antitrust Law that is asserted by any Governmental Entity or any other party so as to enable the Parties to close the transactions contemplated hereby no later than the End Date; provided, however, that notwithstanding anything to the contrary contained in this Section 5.6 or otherwise in this Agreement, Parent shall not be required to, nor shall Parent be required to cause its Subsidiaries or affiliates to agree or consent to, allow the Company or any of its Subsidiaries to (i) sell, divest, license, transfer or otherwise dispose of any businesses, assets, equity interest, product lines, or properties of any Person, (ii) create, terminate, modify or amend any agreements, relationships, rights or obligations of any Person, or (iii) accept any restriction on its freedom of action after Closing if any such action in clause (i), (ii) or (iii), individually or in the aggregate would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Parent, its Subsidiaries and affiliates; provided, that for purposes of determining whether any effect has a material adverse effect on the business, financial condition or results of operations of Parent, its Subsidiaries and affiliates (as a whole after taking effect of the Transactions), Parent, its Subsidiaries and affiliates shall be deemed to be a consolidated group of entities of the size, scope and scale of a hypothetical company that is 100% of the size of the Company and its Subsidiaries taken as a whole as of the date hereof; provided further, that the Company, its Subsidiaries and affiliates shall not take any of the actions set forth in clause (i), (ii) or (iii) without Parent’s prior written consent (which may be given or withheld in Parent’s sole discretion, subject to the requirements of the preceding sentence). Nothing in this Section 5.6(d) shall require Parent, Merger Sub or the Company to take or agree to take any action unless the effectiveness of such action is conditioned upon Closing.
(e)   Each of the Parties shall cooperate in good faith and use their reasonable best efforts to: (i) (A) prepare and file a declaration with CFIUS as provided in 31 C.F.R. § 800.402 regarding the transactions contemplated by this Agreement (the “CFIUS Declaration”) as soon as practicable following the date hereof; (ii) after submitting the CFIUS Declaration, as promptly as practicable respond (and cause its respective affiliates to respond) to any request for additional information, documents or other materials from CFIUS no later than the time frame set forth in the DPA or within a longer time frame approved by CFIUS in writing; provided, that any Party, after consultation with each such other Party, may request in good faith an extension of time pursuant to 31 C.F.R. § 800.406(a)(3) to respond to CFIUS requests for follow-up information, provided, that under no circumstance may a Party request any extension that would reasonably be expected to cause CFIUS to reject the CFIUS Declaration.
(f)   In the event that the Parties do not receive CFIUS Approval based on the CFIUS Declaration and CFIUS requests the Parties submit a notice, then the Parties agree to submit: (i) a draft joint voluntary notice to CFIUS regarding the transactions contemplated by this Agreement as soon as practicable following the conclusion of CFIUS’ assessment of the CFIUS Declaration; and (ii) a formal joint voluntary notice to CFIUS under Section 721 as soon as practicable following the date on which they have received all comments from CFIUS on their draft joint voluntary notice or been advised that CFIUS has no comments on the draft notice (the “CFIUS Notice,” and each of the CFIUS Declaration and CFIUS Notice, a “CFIUS Filing”).
(g)   Without limiting Section 5.6(e) and Section 5.6(f), each Party shall (and shall cause its respective affiliates to), use its reasonable best efforts to obtain CFIUS Approval as promptly as practicable after the date hereof. Such reasonable best efforts shall include, promptly after the date hereof (i) participating (or directing its Representatives to participate) in any informal pre-filing discussions with representatives of CFIUS; (ii) drafting, coordinating, and submitting any CFIUS Filing; (iii) coordinating the incorporation into any CFIUS Filing of any CFIUS comments; (iv) drafting, coordinating, and submitting any CFIUS Filing, including by allowing each such other Party to have an opportunity to review in advance and comment on drafts of filings and submissions, subject to redactions of information reasonably determined by such other Party to be business confidential; (v) informing each such other Party of any communication received by such Party from, or given by such Party to, CFIUS, by promptly providing copies to the other of any such written communications, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. § 800.502(c)(5)(vi), any communications that are otherwise requested by CFIUS to remain confidential from each such other Party or information reasonably determined by such other Party to be business confidential; (vi) permitting each other to review in advance any written or oral communication that any Party gives to CFIUS, except for any communications that are requested by CFIUS to remain confidential from each such other Party or information reasonably determined by such Party to be business confidential, and reasonably consulting with each other Party in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, giving each other Party the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS; (vii) preparing for and attending any meetings with CFIUS; and (viii) taking any other reasonably requested action in furtherance of CFIUS Approval. Notwithstanding the foregoing, each Party shall not be required to take or agree or consent to, nor shall Parent, its Subsidiaries, or any of its affiliates be required to take or agree or consent to, any mitigation measures relating to national security concerns in connection with the CFIUS Approval, that individually or in the aggregate would, or would reasonably be expected to: (w) have a material adverse effect on the business, financial condition or results of operations of Parent, its Subsidiaries or affiliates, or the Company; provided, that for purposes of determining whether any effect has a material adverse effect on the business, financial condition or results of operations of Parent, its Subsidiaries and affiliates (as a whole after taking effect of the Transactions), Parent, its Subsidiaries and affiliates shall be deemed to be a consolidated group of entities of the size, scope and scale of a hypothetical company that is 100% of the size of the Company and its Subsidiaries taken as a whole as of the date hereof; (x) materially interfere with any Party’s ability to participate in management of the Company; (y) limit any Party’s access to the Company’s products or technology; or (z) require the disposition of any material portion of the Company, its businesses, operations, assets or product lines (or any combination thereof). Notwithstanding anything to the contrary contained in this Agreement, in the event that CFIUS notifies the Parties in writing that CFIUS has recommended or intends to recommend in a report that the President prohibit the transactions contemplated hereby (a “CFIUS Turndown”), Parent, Merger Sub or the Company may, in their discretion, request a withdrawal of the CFIUS notification filed with CFIUS in connection with the CFIUS Approval, none of the Parties shall have any further obligation to seek CFIUS Approval and this Agreement may be terminated in accordance with Section 7.1.
Section 5.7   Takeover Statutes.   If any Takeover Law may become, or may purport to be, applicable to the Merger or any other transactions contemplated hereby, each of the Company, Parent and Merger Sub shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
Section 5.8   Public Announcements.   Except (a) following or as a result of any Change of Recommendation or (b) with respect to action taken by the Company or the Company Board pursuant to, and in accordance with, Section 5.3, so long as this Agreement is in effect, Parent and the Company shall use reasonable best efforts to develop a joint communications plan and each Party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each Party shall consult with each other before issuing any press release or public statement with respect to the Merger and, subject to the requirements of applicable Law or the rules of any securities exchange, shall not issue any such press release or public statement prior to such consultation.
Section 5.9   Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) as provided in the respective certificates of incorporation, bylaws, limited partnership agreements, partnership agreements, certificates of formation or limited liability company agreements of the Company or any of its respective Subsidiaries (including the Company Organizational Documents) or other organizational documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ certificates of incorporation, bylaws, limited partnership agreements, partnership agreements, certificates of formation or limited liability company agreements or similar organizational documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or any of its Subsidiaries with any of their respective current or former Indemnified Parties in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Corporation certificate of incorporation and bylaws in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former Indemnified Parties; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 5.9 without limit as to time.
(b)   Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable Law, to indemnify and hold harmless (and advance funds to) each Indemnified Party, against any costs or expenses (including advancing attorneys’ fees and expenses and other costs and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking to the extent required by the Company Organizational Documents, or the DGCL to repay such amounts if it is ultimately determined that such Person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding, charge, complaint, audit, arbitration, inquiry or investigation, whether civil, criminal, administrative or investigative and including any matters addressed by alternative dispute resolution mechanism(s) (an “Action”) arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred at or before the Effective Time (including acts or omissions in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company and in all cases including any matters pertaining or relating to this Agreement, the transactions contemplated hereby and any approvals, determinations or processes relating to the foregoing). In the event of any such Action, the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c)   The Company shall fully prepay and bind no later than immediately prior to the Closing, a “tail” insurance policy or policies with a claims period of at least six (6) years from and after the Effective Time with insurance companies with an A.M. Best rating of no less than A- for the Persons who, as of the date of this Agreement, are covered by the existing directors’ and officers’ liability insurance policies, employment practices liability policies and fiduciary liability insurance policies of the Company and its Subsidiaries with respect to matters existing or arising on or before the Effective Time (including in connection with this Agreement or the Transactions) with terms, conditions, retentions and limits of liability that are no less favorable to the insureds as the Company’s existing policies (the “D&O Insurance”). Following the Closing, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such D&O Insurance policies in full force and effect, and continue to honor the obligations thereunder.
(d)   Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.
(e)   The rights of each Indemnified Party shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or formation, bylaws, or limited liability company agreements or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL, applicable Law or otherwise.

(f)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations of such party set forth in this Section 5.9. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective current or former officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.
(g)   The obligations of Parent and the Surviving Corporation under this Section 5.9 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.9 applies without the written consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 5.9 applies shall be third-party beneficiaries of this Section 5.9, and (ii) this Section 5.9 shall survive consummation of the Merger and shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against Parent and the Surviving Corporation and their respective successors and assigns.
Section 5.10   Control of Operations.   Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 5.11   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or advisable to cause the Merger and any dispositions (including the disposition, cancellation or deemed disposition and cancellation of Company Common Stock or Company Equity Awards) of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.12   Company Delisting.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE American to cause (a) the delisting of the Company Common Stock from NYSE American as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
Section 5.13   Treatment of Existing Indebtedness.
(a)   Parent will be permitted to, or request the Company to, commence and conduct, in accordance with the terms of the Indentures, one or more offers to purchase, including any tender offers or exchange offers, and to conduct consent solicitations (each, a “Consent Solicitation”), if any (each, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of the Notes, provided, that (A) any such Debt Offer is consummated using funds provided by Parent, (B) Parent shall (1) prepare all necessary and appropriate documentation in connection with a Debt Offer (the “Debt Offer Documents”), (2) provide the Company with a reasonable opportunity to review and comment on such documentation, and (3) include any proposed changes reasonably requested by the Company to the extent relating to the Company or its Subsidiaries or to compliance with the applicable Indenture or applicable law and shall otherwise consider any such proposed changes in good faith, and any such Debt Offer shall be conducted in compliance with the applicable Indenture and applicable law (including SEC rules and regulations), and (C) the closing (or, if applicable, effectiveness) of the Debt Offers shall be expressly conditioned on the occurrence of the Closing; provided, that the consummation of a Debt Offer with respect to the Notes shall not be a condition to Closing. In connection with any Consent Solicitation, subject to the receipt of any requisite consents, the Company and its Subsidiaries shall execute a supplemental indenture to each of the Indentures in accordance with each respective Indenture, amending the terms and provisions of such Indenture as described in the Debt Offer Documents as reasonably requested by Parent, which supplemental indentures shall become operative no earlier than the Effective Time, and shall use reasonable best efforts to cause the Trustees to enter into such supplemental indentures prior to or substantially simultaneously with the Closing as determined by Parent. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide (A) all customary legal opinions required by the applicable Indenture and (B) all customary legal opinions required by applicable laws (including SEC rules and regulations) solely as and to the extent that such opinions relate to the Company and its Subsidiaries, in each case, in connection with the transactions contemplated by this Section 5.13(a) and to the extent such legal opinions are required to be delivered prior to the Effective Time.
(b)   If requested by Parent, in lieu of or in addition to Parent or the Company commencing a Debt Offer for the Notes, the Company shall use its reasonable best efforts, to the extent permitted by the Indentures, to (A) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the Notes (which may be delivered at Parent’s request in advance of the Closing Date only if the redemption of such Notes is expressly conditioned upon the occurrence of the Closing and the relevant Indenture permits conditional notices of redemption), pursuant to the redemption provisions of the respective Indenture and (B) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the Notes pursuant to the satisfaction and discharge provisions of the respective Indenture and the other provisions of each such Indenture applicable thereto; provided, that (1) any such redemption or satisfaction and discharge shall be consummated using funds provided by Parent, (2) the consummation of any such redemption or satisfaction and discharge shall be expressly conditioned on the occurrence of the Closing and (3) consummation of any such redemption or satisfaction and discharge shall not be a condition to Closing. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the redemptions contemplated by this Section 5.13(b) to the extent such legal opinions are required to be delivered prior to the Effective Time.
(c)   Without limiting the foregoing, (i) the Company and Parent shall reasonably cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under any of the Company’s outstanding debt securities in connection with the Merger, including in connection with a Debt Offer, the execution of any supplemental indentures described in the Debt Offer Documents and any notice of redemption; provided, that none of the Company, its Subsidiaries or their representatives shall be required to execute or deliver, or agree to any change or modification of, any agreement, document, certificate or opinion that (x) is effective prior to the Closing or that would be effective if the Closing does not occur, (y) is not accurate in light of the facts and circumstances at the time delivered, or (z) would conflict with the terms of the Company’s existing indebtedness or applicable law, and (ii) the Company and Parent shall reasonably cooperate with each other with respect to actions that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under any letter of credit of the Company or its Subsidiaries, which actions shall become effective on or after the Closing Date.
(d)   For purposes hereof:
(i)   “Notes” refers to (i) the 6.00% Senior Secured Convertible Notes due 2025, governed by the Indenture, dated as of June 3, 2022 (as amended and supplemented by the Ninth Supplemental Indenture, dated as of August 15, 2023, the First Amendment to Ninth Supplemental Indenture, dated as of January 2, 2024, and the Second Amendment to Ninth Supplemental Indenture, dated as of February 22, 2024, the “2022 Indenture”), between the Company, Wilmington Trust, National Association, as trustee (the “2022 Indenture Trustee”), and HB Fund LLC, as collateral agent, and (ii) the 8.25% Senior Notes due 2028, governed by the Indenture, dated as of November 10, 2021 (as amended and supplemented by the First Supplemental Indenture thereto dated as of November 10, 2021 and the Second Supplemental Indenture thereto, dated as of November 10, 2021, the “2021 Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2021 Indenture Trustee”).
(ii)   “Indentures” refers to (i) the 2021 Indenture and (ii) the 2022 Indenture.
(iii)   “Trustees” refers to (i) the 2021 Indenture Trustee and (ii) the 2022 Indenture Trustee.

Section 5.14   Obligations of Merger Sub and the Surviving Corporation.   Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 5.15   Resignation of Company Directors.   The Company shall use its reasonable best efforts to cause each director of the Company to deliver in advance of the Effective Time a written resignation to the Company effective at the Effective Time.
Section 5.16   Transaction Litigation.
(a)   From and after the date hereof until the earlier of the Effective Time or the Termination Date, the Company will keep Parent reasonably informed with respect to the status of all Transaction Litigation.
(b)   The Company will (i) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (ii) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (iii) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to a binding arrangement regarding, or agree to compromise, settle or come to a binding arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.16, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
Section 5.17   Certain Tax Matters.   The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, and transfer, recording, registration and other fees and similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Effective Time.
Section 5.18   Integration and Governance.   From and after the date of this Agreement until the Effective Time, each of Parent and the Company shall, and shall cause each of its respective Subsidiaries to, subject to applicable Law, cooperate with the other Party in connection with planning the integration of the businesses of Parent and the Company and the adoption of best practices for Parent and its Subsidiaries following the Effective Time. In furtherance of the foregoing, promptly following the date of this Agreement, Parent and the Company shall mutually develop an integration plan prior to the Closing Date (subject to applicable Law as advised by their respective legal counsels) and a designated integration team from each of the Company and Parent shall meet at such times reasonably requested by Parent or the Company to conduct transition and integration planning.
ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by all Parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:
(a)   The Company Stockholder Approval shall have been obtained;
(b)   No Law, order or agreement with any Governmental Entity shall be in effect, in each case that prohibits or prevents the consummation of the Merger or the other Transactions;
(c)   Each of the consents set forth on Section 6.1(c) of the Company Disclosure Schedule shall have been obtained from the applicable Governmental Entity (whether by lapse of time or express confirmation of the relevant Governmental Entity) and shall be in full force and effect at the Closing; and

(d)   CFIUS Approval shall have been obtained.
Section 6.2   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in (i) this Agreement (other than those representations and warranties set forth in clause 6.2(a)(ii) below) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Material Adverse Effect on Parent and similar qualifiers contained in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, and (ii) Section 4.1(a) (Qualification, Organization, Subsidiaries, etc.), Section 4.2(a) and Section 4.2(b) (Authorization) and Section 4.5 (Finders or Brokers) (A) that are qualified by “materiality” or Material Adverse Effect on Parent shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (B) that are not qualified by “materiality” or Material Adverse Effect on Parent shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in the above clauses (i) and (ii), as applicable) only as of such date or period;
(b)   Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time; and
(c)   Each of Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date and signed by its President or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligation of Parent and Merger Sub to Effect the Merger.   The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or the waiver by Parent) at or prior to the Effective Time of the following conditions:
(a)   The representations and warranties of the Company set forth in (i) this Agreement (other than those representations and warranties set forth in clauses 6.3(a)(ii) through (iv) below) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Material Adverse Effect on the Company and similar qualifiers contained in such representations and warranties) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) Section 3.1(a) (Qualification, Organization, Subsidiaries, etc.), Section 3.2(f) (Agreements with Respect to Company Equity), Section 3.3(a) and Section 3.3(b) (Authorization), Section 3.20 (Opinion of Financial Advisor), Section 3.23 (Finders or Brokers) and Section 3.24 (State Takeover Statute) (A) that are qualified by “materiality” or Material Adverse Effect on the Company shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (B) that are not qualified by “materiality” or Material Adverse Effect on the Company shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (iii) Section 3.2(a) (Capitalization) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing, except for any de minimis inaccuracies and (iv) Section 3.10(b) (No Material Adverse Effect) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in the above clauses (i) through (iv), as applicable) only as of such date or period;
(b)   The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied;
(d)   The Company shall have made all required filings and obtained from the DOE all approvals and consents set forth on Section 6.3(d) of the Company Disclosure Schedule required for the consummation of the Merger and the other Transactions;
(e)   There shall have been no orders, judgments, or decrees that rescind, revoke, stay, withdraw, terminate, cancel, repeal, vacate or invalidate any of (i) the FERC NGA Section 3 Authorization for the LNG Plant or the Section 7 Certificate for the Line 200/Line 300 pipeline system, including the FERC Order extending the deadline to place the LNG Plant in service by April 18, 2029, or (ii) the DOE NGA Section 3 Export Authorizations to countries with a free trade agreement (“FTA”) and countries without a free trade agreement (“non-FTA”); and
(f)   The Company shall have delivered the executed Estoppel Certificates to Parent dated no earlier than sixty (60) days prior to the Closing Date.
Section 6.4   Frustration of Closing Conditions.   Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such Party’s fraud or Willful Breach of any representation, warranty, covenant or agreement in this Agreement.
ARTICLE VII
TERMINATION
Section 7.1   Termination or Abandonment.   Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval has been obtained:
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent, if the Merger shall not have been consummated on or prior to 11:59 p.m., Central time, on December 15, 2024, or such later date as agreed to in writing between the Company and Parent (December 15, 2024 or such later date, the “End Date”); provided, that if the condition to Closing set forth in Section 6.1(d) has not been satisfied or waived on or prior to such date, but all other conditions to Closing set forth in Article VI have been satisfied or waived (except for those conditions that by their terms are to be satisfied at the Closing), the End Date may be extended by either the Company or Parent to 11:59 p.m., Central time, on December 31, 2024, and such date, as so extended, shall be the “End Date” for all purposes in this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party if the failure of the Closing to occur by such date shall be due to the material breach by such Party (or in the case of Parent, by Parent or Merger Sub) of any representation, warranty, covenant or other agreement of such Party (or in the case of Parent, by Parent or Merger Sub) set forth in this Agreement;
(c)   by either the Company or Parent, if an injunction or other Law shall have been issued, entered, enacted, promulgated or become effective permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such injunction or other Law has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a Party if such injunction was due to the failure of such Party (or in the case of Parent, Parent or Merger Sub) to perform any of its obligations under this Agreement;
(d)   by either the Company or Parent, if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded, at which a vote upon the adoption of this Agreement was taken, and the Company Stockholder Approval shall not have been obtained;
(e)   by the Company, if either of Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, is not cured by Parent or Merger Sub, as applicable, within fifteen (15) business days after receiving written notice from the Company describing such breach or failure in reasonable detail (provided, that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein);
(f)   by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, is not cured by the Company within fifteen (15) business days after receiving written notice from Parent describing such breach or failure in reasonable detail (provided, that Parent or Merger Sub is not then in material breach of any representation, warranty, covenant or other agreement contained herein);
(g)   by Parent, prior to the Company Stockholder Approval, in the event of (1) a Change of Recommendation or (2) a Willful Breach by the Company of any of its obligations under Section 5.3 in a manner that materially impedes, interferes with or hinders the consummation of the transactions contemplated hereby on or before the End Date;
(h)   by Parent or the Company, if a CFIUS Turndown has occurred; and
(i)   by the Company, prior to obtaining the Company Stockholder Approval, if (i) the Company has received a Superior Offer, and (ii) the Company Board has authorized the Company to enter into a definitive agreement to consummate such Superior Offer (after complying in all material respects with the procedures set forth in Section 5.3), in order to accept such Superior Offer and enter into a definitive agreement to consummate such Superior Offer substantially concurrently with such termination; provided, that prior to or concurrently with (and as a condition to) such termination, the Company pays or causes to be paid the Company Termination Fee to the extent due and payable under Section 7.3(a) and in the manner provided for in this Agreement.
Section 7.2   Effect of Termination.   In the event of a valid termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no force or effect, without any liability or obligation on the part of any Party or any of its Related Parties, whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity), except (a) for this Section 7.2, Section 7.3 and Article VIII, which provisions shall survive such termination in accordance with their terms, and (b) subject to Section 7.3(d), liability arising out of or the result of, a Party’s fraud or any Willful Breach of any covenant or agreement in this Agreement occurring prior to termination or as provided for in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.
Section 7.3   Termination Fees.
(a)   If this Agreement is terminated by (A) Parent pursuant to Section 7.1(g), then the Company shall pay to Parent, within three (3) business days after the date of termination, the Company Termination Fee by wire transfer of same day federal funds to the account specified by Parent, or (B) by the Company pursuant to Section 7.1(i), then the Company shall pay to Parent, on the date of such termination, the Company Termination Fee by wire transfer of same day federal funds to the account specified by Parent.
(b)   If (A) this Agreement is terminated by (1) Parent pursuant to Section 7.1(f) or (2) Parent or the Company pursuant to Section 7.1(b) and, at the time of such termination, Parent could have terminated this Agreement pursuant to Section 7.1(f) in each case of clause (1) and (2), any Person (other than Parent, Merger Sub or any of their respective affiliates) shall have made an Acquisition Proposal, which shall have been publicly announced or publicly disclosed or otherwise communicated to the Company Board and not have been unconditionally, and in the case of a publicly announced or disclosed Acquisition Proposal, publicly withdrawn prior to such termination, and (B) within twelve (12) months of such termination of this

Agreement, the Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve (12) month period) an Acquisition Transaction, then the Company shall pay to Parent an amount equal to the Company Termination Fee, by wire transfer of same day federal funds to the account specified by Parent, on the earlier of the public announcement of the Company’s entry into such agreement or the consummation of any such Acquisition Transaction. Solely for purposes of this Section 7.3(b), “Acquisition Transaction” shall have the meaning ascribed thereto in Section 5.3, except that all references to twenty-five percent (25%) shall be changed to fifty percent (50%).
(c)   If (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(d), (ii) prior to the Company Stockholders’ Meeting, any Person (other than Parent, Merger Sub or any of their respective affiliates) shall have made an Acquisition Proposal that was publicly announced or publicly disclosed and not publicly withdrawn prior to the Company Stockholders’ Meeting and (iii) within twelve (12) months of such termination of this Agreement, the Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve (12) month period), an Acquisition Transaction, then the Company shall pay to Parent an amount equal to the Company Termination Fee, by wire transfer of same day federal funds to the account specified by Parent, on the earlier of the public announcement of the Company’s entry into such agreement or the consummation of any such Acquisition Transaction. Solely for purposes of this Section 7.3(c), “Acquisition Transaction” shall have the meaning ascribed thereto in Section 5.3, except that all references to twenty-five percent (25%) shall be changed to fifty percent (50%).
(d)   If this Agreement is terminated by either the Company or Parent as provided in Section 7.1(h) and the CFIUS Turndown is primarily a result of any material breach by Parent or Merger Sub of any of its obligations in Section 5.6(e), Section 5.6(f), or Section 5.6(g), Parent shall pay to the Company, within three (3) business days after the date of termination, the CFIUS Termination Fee by wire transfer of same day federal funds to the account specified by the Company.
(e)   Upon payment of the Company Termination Fee or CFIUS Termination Fee to the respective Party pursuant to Sections 7.3, 7.3(b), 7.3(c) or Section 7.3(d) the Company or Parent, respectively, shall not have any further liability with respect to this Agreement or the transactions contemplated hereby; provided, that nothing herein shall release the Company or Parent from liability arising out of or the result of fraud or Willful Breach. The Parties acknowledge and agree that in no event shall the Parties be required to pay the Company Termination Fee or the CFIUS Termination Fee, as applicable, on more than one occasion. In addition, the Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, no Party would enter into this Agreement. If the Company or Parent fails to pay promptly the amounts due pursuant to this Section 7.3, the respective Party will also pay interest on the unpaid amount under this Section 7.3, accruing from its due date, at an interest rate per annum equal to two (2) percentage points in the excess of the prime commercial lending rate quoted by The Wall Street Journal and the reasonable out-of-pocket expenses (including legal fees) in connection with any action taken to collect payment. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   No Survival.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for the covenants and agreements in this Article VIII and the covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time. Effective upon the Closing, the Company and Parent, on behalf of themselves and each of their respective affiliates (each, a “Releasor”), shall irrevocably release, waive and discharge, to the fullest extent permitted by Law, each other Releasor and their respective equity holders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, consultants, other advisors, successors and assigns from any and all obligations and liabilities of any kind or nature whatsoever (including any obligations or liabilities under any Environmental Law) as to facts, conditions, transactions, events or circumstances prior to the Closing that in any way arise out of or are in connection with their respective businesses, assets, liabilities and operations; provided, that the foregoing release shall not apply to (a) obligations of Parent or the Company pursuant to this Agreement or any other agreement, certificate or instrument being executed and delivered pursuant to or in connection with this Agreement or (b) any matter, cause or event solely occurring after the Closing.
Section 8.2   Expenses.   Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such costs and expenses. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Paying Agent.
Section 8.3   Limitations on Recourse.   Each Party agrees, on behalf of itself and its Related Parties, that all Actions (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement or the transactions contemplated hereby; (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with, or as an inducement to, this Agreement); (c) any breach or violation of this Agreement; and (d) any failure of any of the Transactions to be consummated, in each case, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement or the Parent Guaranty and in accordance with, and subject to the terms and conditions of, this Agreement and the Parent Guaranty, as applicable. Notwithstanding anything in this Agreement to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or in connection with any of the transactions contemplated hereby will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any liability, for any claims, causes of action or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), in each case, except for claims that Parent, Merger Sub or the Company, as applicable, may assert (subject, with respect to the following clause (iii), in all respects to the limitations set forth in this Section 8.3 and Section 8.6) (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement (ii) against any Person that is party to, and solely pursuant to the terms and conditions of, the Parent Guaranty, or (iii) against any Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement.
Section 8.4   Counterparts; Effectiveness.   This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 8.5   Governing Law.   This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Section 8.6   Jurisdiction.   Each of the Parties irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by any other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the Parties hereby consents to the service of process in accordance with Section 8.9; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.
Section 8.7   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.8   Specific Enforcement.
(a)   The Parties agree that irreparable damage, for which monetary damages, including payment of the CFIUS Termination Fee or Company Termination Fee, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the Parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.3(d). The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(b)   For the avoidance of doubt, in no event shall the exercise of any Party’s right to seek specific performance pursuant to this Section 8.8 reduce, restrict or otherwise limit such Party’s right, as applicable, to terminate this Agreement pursuant to Article VII and/or pursue all applicable remedies at Law, including seeking payment of the CFIUS Termination Fee and the Company Termination Fee. Notwithstanding the foregoing or elsewhere in this Agreement, (i) while prior to the valid termination of this Agreement, the Company may pursue both a grant of specific performance to cause each other Party to consummate the Merger and the other Transactions and payment of the CFIUS Termination Fee, if, as and when required under Section 7.3(d), in no event shall the Company, directly or indirectly, be permitted or entitled to receive both (A) a grant of specific performance that results in the Closing, on the one hand, and (B) any monetary damages whatsoever, including payment of the CFIUS Termination Fee, on the other hand, and (ii) while prior to the valid termination of this Agreement, Parent and Merger Sub may pursue both a grant of specific performance to cause the Company to consummate the Merger and the other Transactions and payment of the Company Termination Fee, if, as and when required under Section 7.3, in no event shall Parent or Merger Sub, directly or indirectly, be permitted or entitled to receive both (A) a grant of specific performance that results in the Closing, on the one hand, and (B) any monetary damages whatsoever, including payment of the Company Termination Fee, on the other hand.

Section 8.9   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery to the Party to be notified; (b) when sent by email (in which case effectiveness shall be the earlier of (i) upon email confirmation of receipt by the receiving Party (excluding out-of-office or other similar automated replies) or (ii) in the event that an email confirmation of receipt is not delivered, if such email is sent prior to 5:00 p.m. Central Time on a business day, on such business day, and if such email is sent on or after 5:00 p.m. Central Time on a business day or sent on a calendar day other than a business day, the next business day); (c) upon receipt after dispatch by registered or certified mail, postage prepaid; or (d) when delivered by a courier (with confirmation of delivery) to the Party to be notified, in each case, at the following address:
To Parent or Merger Sub:
c/o Woodside Energy Holdings (NA) LLC
1500 Post Oak Blvd.
Houston, Texas 77056
Attention: Daniel Kalms, President
Email:      XXXXXXXX
with copies to:
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attention: Bryn A. Sappington and Blake Redwine
Email:      bryn.sappington@nortonrosefulbright.com
blake.redwine@nortonrosefulbright.com
To the Company:
Tellurian Inc.
1201 Louisiana St., Suite 3100
Houston, Texas 77002
Attention: Daniel Belhumeur
Email:      daniel.belhumeur@tellurianinc.com
with copies to:
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
Attention: W. Robert Shearer
Email:      rshearer@akingump.com
or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 8.10   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties; provided, however, that (a) Merger Sub may assign any of its rights and delegate any of its obligations hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company and Parent, but no such assignment shall relieve Merger Sub of any of its obligations or liabilities hereunder, and (b) Parent may assign any of its rights (but not delegate any of its obligations) under this Agreement to one or more wholly owned direct or indirect and creditworthy Subsidiaries of Parent without the prior written consent of the Company; provided that any such assignment shall not be effective until (1) Parent provides notice to the Company of such assignment of rights, which notice expressly confirms that Parent continues to be bound by all obligations and liabilities under this Agreement and (2) Guarantor signs an instrument confirming that the Parent Guaranty remains in full force and effect following such assignment; so long as, in each of clause (a) and (b), such assignment does not delay the Closing. Subject to the first sentence of this Section 8.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 8.10 shall be null and void.
Section 8.11   Severability.   Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transaction contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.12   Entire Agreement.   This Agreement together with the exhibits hereto, annexes hereto, schedules hereto, the Parent Guaranty and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that the Exhibits, Company Disclosure Schedules and Parent Disclosure Schedules annexed hereto or referred to hereby, including Annex A and Annex B, are “facts ascertainable” as such term is used in Section 251(b) of the DGCL and, do not form a part of this Agreement for purposes of the DGCL but instead operate on the terms of this Agreement as provided herein.
Section 8.13   Amendments; Waivers.   At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE American require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.14   Headings.   Headings of the Articles and Sections of this Agreement are for the convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.15   No Third-Party Beneficiaries.   Each of Parent, Merger Sub and the Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Company or Parent and Merger Sub, as applicable, in accordance with and subject to the terms of this Agreement and (b) except for (i) the provisions of Section 5.9 and Section 8.1, and (ii) the right of the holders of Company Common Stock following the Effective Time to receive the Merger Consideration on the terms and conditions of this Agreement, this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 8.16   Interpretation.   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All references in this Agreement to “$” or “dollars” shall be to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References in this Agreement to “made available” means, with respect to any document, that such document was (i) in the electronic data room relating to the Transactions maintained by the Company or Parent, as applicable, (ii) filed with or furnished to the SEC and available in the Electronic Gathering, Analysis and Retrieval (EDGAR) database of the SEC or (iii) provided by the Company or Parent, as applicable, in physical form for review by the other Party or its Representatives, in each case, by 5:00 p.m. Houston, Texas time two (2) business days prior to the execution of this Agreement. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. The Company Disclosure Schedule and the Parent Disclosure Schedule are ‘facts ascertainable’ outside of this Agreement, as such term is used in Section 251(b) of the DGCL, and are not part of this Agreement.
Section 8.17   Definitions.
(a)   As used in this Agreement:
(i)   “2024 Retention Program” means that certain employee retention program adopted by the Compensation Committee of the Company Board on February 27, 2024.
(ii)   “affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise.
(iii)   “Antitrust Law” means the Sherman Act of 1890, the Clayton Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Trade Commission Act, and all other federal, state, local and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
(iv)   “Benefit Plan” means any (A) “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), (B) bonus, commission, incentive or deferred compensation, equity or equity-based compensation or incentive or phantom equity plan, employer stock and incentive plans, (C) severance, change in control or transaction, deferred compensation, employment, separation, individual consulting, retention, pension, retirement, profit sharing, termination, health, medical, dental, disability, accident, life insurance, vacation, paid time off, perquisite, fringe or (D) other compensation or benefit plan, program, agreement, policy, practice, contract, arrangement or other obligation, whether or not in writing and whether or not subject to ERISA.
(v)   “business day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.
(vi)   “CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as such.
(vii)   “CFIUS Approval” means, following the filing of a CFIUS Filing, CFIUS has issued a written notification to the Parties that (i) CFIUS has concluded that none of the transactions contemplated hereby is a “covered transaction” subject to review under the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and its implementing regulations located at 31 C.F.R. Parts 800, 802 (the “DPA”);

(ii) CFIUS has completed its review or assessment (or, if applicable, any investigation) under the DPA of the transactions contemplated hereby and has determined that there are no unresolved national security concerns with respect to the transactions contemplated hereby, and advised that all action under the DPA has concluded with respect to the transactions contemplated hereby; (iii) CFIUS is unable to conclude action under Section 721 on the basis of the CFIUS Declaration but has not requested the submission of a CFIUS Notice with respect to the transactions contemplated hereby; or (iv) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the CFIUS Filing and the President has either (a) announced a decision not to take any action to suspend, prohibit or place any limitations on any of the transactions contemplated hereby or (b) the period under the DPA during which the President may announce a decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby shall have expired.
(viii)   “CFIUS Termination Fee” means $31,548,000.
(ix)   “Company Double-Trigger Restricted Stock” means the Company Restricted Stock that is not Company Single-Trigger Restricted Stock.
(x)   “Company Double-Trigger RSUs” means the Company RSUs that are not Company Single-Trigger RSUs.
(xi)   “Company Equity Awards” means, collectively, Company Options, Company Restricted Stock and Company RSUs.
(xii)   “Company Equity-Based Awards” means, collectively, Company Equity Awards and Company Tracking Units.
(xiii)   “Company Equity-Based Plans” means the Company Equity Plans and the Tellurian Inc. Incentive Compensation Program, as amended from time to time, and any other Benefit Plan providing for the compensatory grant of Company Equity-Based Awards.
(xiv)   “Company Equity Plans” means the Tellurian Inc. Amended and Restated 2016 Omnibus Incentive Compensation Plan and the Tellurian Investments Inc. Amended and Restated 2016 Omnibus Incentive Plan, each as amended from time to time, and any other Benefit Plan providing for the compensatory grant of Company Equity Awards.
(xv)   “Company Options” means options to purchase shares of Company Common Stock granted under the Company Equity Plans or otherwise.
(xvi)   “Company Permitted Lien” means any Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith by appropriate proceedings and, in each case, for which adequate accruals or reserves have been established and maintained in accordance with GAAP; (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP; (C) arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (D) not created by the Company or its Subsidiaries that affect the underlying fee interest of a Company Leased Real Property provided that a non-disturbance agreement is provided by the holder of such Lien agreeing not to disturb the possession of the Company or its Subsidiary, as applicable, under the applicable Company Real Property Lease; (E) arising under or pursuant to the Company Organizational Documents or the organizational documents of any Subsidiary of the Company; (F) resulting from any facts or circumstances relating to Parent or its affiliates; (G) grants to others of Rights-of-Way, surface leases, crossing rights and amendments, modifications, and releases of Rights-of-Way, easements and surface leases in the ordinary course of business that do not or would not materially impair the current or future use, value or occupancy of such real property; (H) easement, zoning restrictions, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Company Real Property, and not violated by the current use and operation of the Company Real Property and that will not be violated by the future use and operation of the Company Real Property for the LNG Plant; (I) with respect to Rights-of-Way, (1) the terms and conditions of the underlying easement or other agreement creating the applicable right-of-way interest, and (2) any matter affecting fee simple title to the real property that is burdened by the applicable right-of-way and any right, title or interest of the owner of such fee simple title that is subordinate to the Company’s rights under the applicable right-of-way; (J) with respect to the Company Leased Real Property, the terms and conditions of the applicable Company Real Property Leases; (K) created pursuant to the Bridge Loan Documents; or (L) arising from insurance premium financing arrangements entered into in the ordinary course of business, including any associated rights of the financiers to cancel the underlying insurance policies upon default and requirements for consent to assignment of such arrangements.
(xvii)   “Company Restricted Stock” means Company Common Stock subject to restrictions granted under the Company Equity Plans or otherwise.
(xviii)   “Company RSUs” means restricted stock units in respect of Company Common Stock granted under the Company Equity Plans or otherwise.
(xix)   “Company Single-Trigger Restricted Stock” means Company Restricted Stock that will vest upon the Closing in accordance with their terms.
(xx)   “Company Single-Trigger RSUs” means Company RSUs that will vest upon the Closing in accordance with their terms.
(xxi)   “Company Termination Fee” means $36,055,000.
(xxii)   “Company Tracking Units” means tracking units with respect to Company Common Stock granted under the Tellurian Inc. Incentive Compensation Program or otherwise, which may be settled in cash or Shares.
(xxiii)   “Company Warrant” means a warrant issued pursuant to the Company Warrant Agreement exercisable for one (1) share of Company Common Stock in accordance with the terms of the Company Warrant Agreement.
(xxiv)   “Company Warrant Agreement” means that certain Warrant To Purchase Common Stock, dated April 29, 2020, by and between the Company and HB Fund LLC.
(xxv)   “Construction Incentive Plan” means the Construction Incentive Plan adopted to attract, retain and motivate key employees and other service providers of (i) Tellurian, Inc. and its subsidiaries (including Tellurian Services LLC, Tellurian LNG UK Limited and Tellurian LNG Singapore Pte. Ltd) and (ii) Driftwood Holdings LLC and its subsidiaries and successors to further the development of the Driftwood LNG Liquefaction Facility, as set forth in that certain Constructive Incentive Plan Term Sheet and the written agreements evidencing awards thereunder.
(xxvi)   “Continuing Employee” means an employee of the Company or an affiliate of the Company as of immediately prior to the Effective Time who is not a Non-Continuing Employee.
(xxvii)   “Emergency” means any sudden, unexpected or abnormal event which causes, or risks causing, imminent and substantial physical damage to or the endangerment of the safety of any property, imminent and substantial endangerment of health or safety of any Person, or death or injury to any Person, or imminent and substantial damage to the environment, in each case, whether caused by war (whether declared or undeclared), acts of terrorism, weather events, epidemics, outages, explosions, blockades, insurrections, riots, landslides, earthquakes, storms, hurricanes, lightning, floods, extreme cold or freezing, extreme heat, washouts, acts of Governmental Entities, including, but not limited to, confiscation or seizure, or otherwise.
(xxviii)   “Employee Severance Plan” means the Tellurian Inc. Employee Severance Plan, effective as of January 1, 2022.
(xxix)   “Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource or environmental media), public or worker health and safety (to the extent related to exposure to Hazardous Materials), pollution, or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of), any Hazardous Materials, in each case as in effect as of or prior to the Closing Date.
(xxx)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(xxxi)   “Estoppel Certificates” means certificates executed by the landlords of each of the Ground Leases in favor of Parent in form reasonably acceptable to Parent certifying to Parent (A) the amount and status of all Rent payments and security deposits under the Ground Lease; (B) that lessee is in compliance with any conditions under the Ground Lease to be performed by lessee; (C) that lessee is not in default in the payment, performance or observance of any condition or covenant to be performed by lessee under the Ground Lease; and (D) that landlord does not have any offsets or counterclaims under the Ground Lease.
(xxxii)   “Executive Severance Plan” means the Tellurian Inc. Executive Severance Plan (effective as of January 6, 2022; Amended and Restated July 21, 2024).
(xxxiii)   “Former Service Provider” means a former employee, consultant or director of the Company or any of its Subsidiaries, in each case as of immediately prior to the Effective Time.
(xxxiv)   “Gas” means any hydrocarbon or mixture of hydrocarbons consisting essentially of methane and other paraffinic hydrocarbons and non-combustible gases in a gaseous state.
(xxxv)   “Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government.
(xxxvi)   “Ground Leases” means those leases of real property that are within the LNG Plant and Site II, as applicable, as more particularly described in Annex B attached hereto.
(xxxvii)   “Hazardous Materials” means any substance, material or waste that is listed, defined, designated, classified, or regulated, including as hazardous, toxic, radioactive or dangerous, or as a “pollutant” or “contaminant,” or words of similar meaning, under, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law, including without limitation petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, polychlorinated biphenyls or per- and polyfluoroalkyl substances.
(xxxviii)   “Hydrocarbon” shall mean crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas), ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.
(xxxix)   “knowledge” means (A) with respect to Parent and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.17(a)(xxxix) of the Parent Disclosure Schedule after reasonable inquiry of their respective direct reports and (B) with respect to the Company and its Subsidiaries, the actual knowledge of the individuals listed in Section 8.17(a)(xxxix) of the Company Disclosure Schedule after reasonable inquiry of their respective direct reports.
(xl)   “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, complaint, audit, investigation, arbitration or other similarly formal legal proceeding brought by or pending before any Governmental Entity.
(xli)   “LNG” means Gas in a liquid state at or below its point of boiling and at or near a pressure of one atmosphere.
(xlii)   “LNG Plant” means that certain liquified natural gas terminal and related facilities being constructed by Driftwood LNG LLC and other Subsidiaries in Calcasieu Parish, Louisiana.
(xliii)   “Material Adverse Effect” with respect to Parent or the Company, as applicable, means an event, change, effect, fact, circumstance, development or occurrence (“Effect”) that has had, or is reasonably likely to have, a material adverse effect on the business, financial condition, assets or continuing results of operations of such Party and its Subsidiaries, taken as a whole, other than any Effect: (A) in or generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world; or (B) resulting from or arising out of (1) any changes or developments in the industries in which such Party or any of its Subsidiaries conducts its business, (2) any changes or developments in prices for oil, natural gas or other commodities or for such Party’s raw material inputs and end products, (3) the execution, announcement, pendency or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of such Party or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Merger or any of the other Transactions (provided, that this clause (3) shall not apply to any representation or warranty that is intended to address the consequences of the execution, announcement or pendency of the Transactions with respect to any condition to Closing to the extent such condition relates to any such representation and warranty), (4) any taking of any action required by this Agreement or at the written request of Parent, in the case of the Company, or the Company (other than, with respect to the Company, pursuant to Section 5.1(a)), (5) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (6) any changes in GAAP, IFRS or accounting standards or interpretations thereof, (7) (I) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, epidemics, pandemics (including SARS CoV-2), or any weather-related or meteorological events or other force majeure event, acts of God, or natural disasters or (II) outbreak or escalation of hostilities or acts of war or terrorism, sabotage, civil disobedience, cyber-attack or any escalation or general worsening of the foregoing (including, for the avoidance of doubt, the current conflict between the Russian Federation and Ukraine and the war and conflict between Israel and Hamas and related military operations), (8) any failure by such Party to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided, that the exception in this clause (8) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition), (9) any changes in the share price or trading volume of the Company Common Stock, or in the credit rating of Parent, the Company or any of their respective Subsidiaries (provided, that the exception in this clause (9) shall not prevent or otherwise affect a determination that any Effect underlying such change has resulted in, or contributed to, a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clause (A) and clauses (1)  – (2) and (5) – (7) of this clause (B), to the extent disproportionately and adversely affecting such Party and its Subsidiaries, taken as a whole, relative to other companies in the industries in which such Party and its Subsidiaries operate, in which case only the incremental disproportionate, adverse effect relative to other companies in the industries in such Party and its Subsidiaries operate may be taken into account in determining whether there has been, or would reasonably likely be, a “Material Adverse Effect.”
(xliv)   “Mineral Interest” shall mean any fee mineral interests or an undivided fee mineral interest, mineral interests, mineral servitude, non-participating royalty interests, term mineral interests, coalbed methane interests, oil interests, gas interests, reversionary interests, reservations, concessions, executive rights or other similar interests in Hydrocarbons in place or other fee interests in Hydrocarbons.
(xlv)   “Non-Continuing Employee” means an employee of the Company or an affiliate of the Company as of immediately prior to the Effective Time whose employment is terminated by the Company or an affiliate of the Company immediately following the Effective Time.
(xlvi)   “Oil and Gas Leases” means, with respect to a Person, all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, Mineral Interests, carried interests and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which such Person acquires, holds or obtains rights to produce Hydrocarbons from real property interests.
(xlvii)   “Oil and Gas Properties” shall mean: (A) all direct and indirect interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and

Gas Leases may have been pooled, communitized or unitized, working, leasehold and Mineral Interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions; (B) all Wells located on or producing from any of the Oil and Gas Leases, Units, or Mineral Interests and the rights to all Hydrocarbons and other minerals produced therefrom (including the proceeds thereof); (C) all surface interests, easements, surface use agreements, rights-of-way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons; (D) all interests in machinery, equipment (including Well equipment and machinery), production, completion, injection, disposal, gathering, transportation, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), rigs, pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, and other personal property used, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons; and (E) all other interests of any kind or character associated with, appurtenant to or necessary for the operation of any of the foregoing.
(xlviii)   “ordinary course of business” means the ordinary course of business of the Company and its Subsidiaries, consistent in all material respects with (A) activities considered normal and customary for the natural gas and liquid natural gas industry, and (B) natural gas and liquid natural gas industry practices; provided, however, that the acquisition or disposition of any other assets for more than $1,000,000 shall not be deemed to be in the ordinary course of business.
(xlix)   “Parent Permitted Lien” means any Lien: (A) for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established in accordance with IFRS; (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established in accordance with IFRS; (C) arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (D) not created by Parent or its Subsidiaries that affect the underlying fee interest of real property leased by Parent or any Subsidiary of Parent; (E) arising under or pursuant to the Parent Organizational Documents or the organizational documents of any Subsidiary of Parent; (F) resulting from any facts or circumstances relating to the Company or its affiliates; (G) grants to others of Rights-of-Way, surface leases, crossing rights and amendments, modifications, and releases of Rights-of-Way, easements and surface leases in the ordinary course of business that do not or would not materially impair the use or occupancy of such real property; or (H) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over any real property owned by Parent, and not violated by the current or future use and operation of such owned real property.
(l)   “Parent SEC Documents” means any forms, documents and reports, schedules, certifications, prospectuses, registration and other statements filed or furnished by Parent or an affiliate of Parent with the SEC prior to the date hereof and since January 1, 2022.
(li)   “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.
(lii)   “Related Parties” means (A) with respect to the Company, the Company and its Subsidiaries and any of its or their respective former, current or future, direct or indirect, stockholders, managers, members, directors, partners, officers, affiliates, equity holders, members, officers and agents or other Representatives, and any successor or assign of the foregoing and (B) with respect to each of Parent and Merger Sub, such Party and its Subsidiaries any of its or their respective former, current or future, direct or indirect, stockholders, managers, members, directors, partners, officers, affiliates, equity holders, members, officers and agents or other Representatives, and any successor or assign of the foregoing.

(liii)   “Rights-of-Way” means easements, licenses, rights-of-way, permits, servitudes, leasehold estates, instruments creating an interest in real property, and other similar real estate interests.
(liv)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(lv)   “Site II” means that certain real property located in Cameron Parish, Louisiana that is the subject of the (A) Amended Lease Agreement between Westlands Corporation, et al., as Lessor, and G2 Net-Zero LNG LLC, as Lessee, dated April 15, 2022, as assigned from G2-Net-Zero LNG LLC to Tellurian Production Investments LLC by Assignment and Assumption of Lease Agreement dated February 13, 2023, as referenced in the Notice of Lease recorded on April 14, 2022, at Instrument Number 351887, official records of Cameron Parish, Louisiana, and (B) Amended Lease Agreement between Pujo Land, L.L.C., as Lessor, and G2 Net-Zero LNG LLC, as Lessee, dated April 15, 2022, as assigned from G2-Net-Zero LNG LLC to Tellurian Production Investments LLC by Assignment and Assumption of Lease Agreement dated February 13, 2023, as referenced in the Notice of Lease recorded on April 14, 2022, at Instrument Number 351888, official records of Cameron Parish, Louisiana.
(lvi)   “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which: (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (C) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.
(lvii)   “Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations.
(lviii)   “Tax” means any and all U.S. federal, state or local or non-U.S. or provincial taxes (and customs duties, fees, assessments and similar charges in the nature of a tax), including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, and including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection or with respect thereto.
(lix)   “Tax Return” means any return, report, form, election, notice or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with any Governmental Entity with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
(lx)   “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, affiliates, directors, employees or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, affiliates, directors or employees, in each case in connection with, arising from or otherwise relating to the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any regulatory filing or any other communications to the stockholders of the Company, in each case other than any Legal Proceedings solely among the Parties or their respective affiliates, related to this Agreement or the Transactions.
(lxi)   “Transactions” means the transactions contemplated by this Agreement.

(lxii)   “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
(lxiii)   “Units” means all pooled, communitized, or unitized acreage that includes all or a part of any Oil and Gas Lease.
(lxiv)   “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state, local and foreign Laws related to plant closings, relocations, mass layoffs or employment losses.
(lxv)   “Wells” means Hydrocarbon wells, carbon dioxide wells, saltwater disposal wells, injection wells and storage wells, whether producing, operating, shut-in or temporarily abandoned, located on any real property associated with an Oil and Gas Property of the Company or any of its Subsidiaries.
(lxvi)    ”Willful Breach” means a material breach, or failure to perform, that is the consequence of a deliberate act or omission of an officer, employee or Representative of a Party or of its affiliate with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.
(b)   Each of the following terms is defined in the section of this Agreement set forth opposite such term:
Defined Term	Section
2021 Indenture	5.13(d)(i)
2021 Indenture Trustee	5.13(d)(i)
2022 Indenture	5.13(d)(i)
2022 Indenture Trustee	5.13(d)(i)
Acceptable Confidentiality Agreement	5.3(a)
Acquisition Proposal	5.3(h)(i)
Acquisition Transaction	5.3(h)(ii), 7.3(b) and 7.3(c)
Action	5.9(b)
Agreement	Preamble
Anti-Corruption Laws	3.7(c)
Balance Sheet Date	3.6
BIS	3.26(b)
Book-Entry Share	2.2(b)(ii)(A)
Bridge Loan Agreement	Recitals
Bridge Loan Documents	Recitals
Bridge Loan Facility	Recitals
Bridge Loans	Recitals
Buyer Approvals	4.2(b)
Capitalization Date	3.2(a)
Cash-Out Equity Awards	2.4(e)
Cash-Out Restricted Stock	2.4(c)
Cash-Out RSUs	2.4(e)
Certificate	2.2(b)(i)
Certificate of Merger	1.3
CFIUS Declaration	5.6(e)
CFIUS Filing	5.6(f)

Defined Term	Section
CFIUS Notice	5.6(f)
CFIUS Turndown	5.6(g)
Change of Recommendation	5.3(d)
Closing	1.2
Closing Date	1.2
Code	2.6
Company	Preamble
Company Approvals	3.3(b)
Company Awards	2.4(f)
Company Benefit Plan	3.9(a)
Company Board	Recitals
Company Board Recommendation	3.3(a)
Company Common Stock	2.1(a)
Company Disclosure Schedule	Article III
Company Employee	3.15(a)
Company Intellectual Property	3.16(a)
Company Leased Real Property	3.18(a)
Company Material Contracts	3.21(a)
Company Organizational Documents	3.1(b)
Company Owned Intellectual Property	3.16(b)
Company Owned Real Property	3.18(a)
Company Permits	3.7(b)
Company Preferred Stock	3.2(a)
Company Real Property	3.18(a)
Company Real Property Leases	3.18(a)
Company Reserve Report	3.17
Company SEC Documents	3.4(a)
Company Stockholder Approval	3.3(a)
Company Stockholders’ Meeting	5.4(d)
Confidentiality Agreement	5.2(b)
Consent Solicitation	5.13(a)
Contract	3.21(a)
Converted Equity Awards	2.4(d)
Converted Equity-Based Awards	2.4(f)
Converted Restricted Stock	2.4(b)
Converted RSU	2.4(d)
Converted Tracking Unit	2.4(f)
Debt Offer	5.13(a)
Debt Offer Documents	5.13(a)
DGCL	1.1
Dissenting Shares	2.3
D&O Insurance	5.9(c)
DOE	3.13(b)

Defined Term	Section
Driftwood LNG	3.13(a)
Driftwood Pipeline	3.13(a)
Effective Time	1.3
Eligible Shares	2.1(a)
End Date	7.1(b)
Equitable Exception	3.3(a)
Equity-Based Award Notice	2.4(g)
ERISA Affiliate	3.9(a)
Exchange Act	3.3(b)
Excluded Shares	2.1(b)
Export Control and Economic Sanctions Laws	3.26(b)
FCC	3.13(b)
FCPA	3.7(c)
FERC	3.13(a)
Foreign Antitrust Laws	3.3(b)
GAAP	3.4(c)
Governmental Entity	2.2(d)
Guarantor	Recitals
ICA	3.13(b)
Indemnified Party	5.9(a)
Indentures	5.13(d)(ii)
Intellectual Property	3.16(a)
Intervening Event	5.3(h)(iii)
IT Assets	Section 3.16(e)
Labor Agreement	3.15(a)
Law or Laws	3.7(a)
Lien	3.2(g)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Merger Sub Board	Recitals
NGA	3.13(a)
NGPA	3.13(a)
Notes	5.13(d)(i)
NSAI	3.17(a)
NYSE	3.3(b)
NYSE American	3.3(b)
OFAC	3.26(b)
Parent Board	4.2(a)
Parent Disclosure Schedule	Article IV
Parent Guaranty	Recitals
Parent Organizational Documents	4.1(b)
Parent Plan	5.5(d)

Defined Term	Section
Paying Agent Agreement	2.2(a)
Paying Agent	2.2(a)
Proxy Statement	3.12
PUHCA	3.13(a)
Releasor	8.1
Remedies Exceptions	3.18(a)
Representatives	5.2(a)
Sanctioned Jurisdiction	3.26(b)
Sanctioned Party	3.26(b)
Sarbanes-Oxley Act	3.5
SEC	3.3(b)
Security Incident	3.16(f)
Series C Preferred Stock	3.2(a)
Severance Plans	5.5(a)
Share	2.1(a)
Superior Offer	5.3(h)(iv)
Surviving Corporation	1.1
Termination Date	5.1(a)
Transferred Employee	5.5(a)
Trustees	5.13(d)(iii)
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.
PARENT:
WOODSIDE ENERGY HOLDINGS (NA) LLC
By:
/s/ Daniel Kalms

Name: Daniel Kalms
Title:   President
MERGER SUB:
WOODSIDE ENERGY (TRANSITORY) INC.
By:
/s/ Daniel Kalms

Name: Daniel Kalms
Title:   President
[Signature Page to Agreement and Plan of Merger]

THE COMPANY:
TELLURIAN INC.
By:
/s/ Daniel Belhumeur

Name: Daniel Belhumeur
Title:   President
[Signature Page to Agreement and Plan of Merger]

Exhibit 1
Form of Surviving Corporation Certificate of Incorporation
[Attached.]

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TELLURIAN INC.
FIRST.   The name of the corporation is Tellurian Inc. (the “Corporation”).
SECOND.   The address of the Corporation’s registered office in the State of Delaware is 108 Lakeland Avenue, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.
THIRD.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
FOURTH.   The total number of shares that the Corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each such share is $1.00. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote and the Common Stock shall vote together as a single class.
FIFTH.   The board of directors of the Corporation shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.
SIXTH.   Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.
SEVENTH.   To the fullest extent permitted by applicable law, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director or officer as a director or officer, as applicable, except (i) for breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to any director, pursuant to Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) with respect to any officer, in any action by or in the right of the Corporation. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.
EIGHTH.   The Corporation shall have the authority to the full extent not prohibited by law, as provided in the bylaws of the Corporation or otherwise authorized by the Board of Directors or by the stockholders of the Corporation, to indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, from and against any and all expenses, liabilities or losses asserted against, or incurred by any such person in any such capacity, or arising out of their status as such; and the indemnification authorized herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
NINTH.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ANNEX B
OPINION OF LAZARD FRÈRES & CO. LLC
[See attached]

July 21, 2024
The Board of Directors
Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, TX 77002
Dear Members of the Board:
We understand that Tellurian Inc., a Delaware corporation (“Company”), Woodside Energy Holdings (NA) LLC, a Delaware limited liability company (“Buyer”), and Woodside Energy (Transitory) Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of July 21, 2024 (the “Agreement”), pursuant to which Merger Sub will be merged with and into Company (the “Transaction”), with Company continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. Pursuant to the Agreement, (i) (x) each outstanding share of common stock, par value $0.01 per share, of Company (“Company Common Stock”) will be converted into the right to receive $1.00 in cash per share of Company Common Stock (the “Consideration”) and (y) each outstanding share of preferred stock, par value $0.01 per share, of Company, designated as Series C Preferred Stock (“Series C Preferred Stock”), pursuant to the terms of its Certificate of Designation, will be converted into the right to receive $8.16489 in cash per share of Series C Preferred Stock (the “Preferred Stock Merger Consideration”), in each case, (A) other than (1) shares of Company Common Stock and shares of Series C Preferred Stock held directly by Company in treasury, (2) shares of Company Common Stock and shares of Series C Preferred Stock held directly by Buyer or Merger Sub immediately prior to the Effective Time (as defined in the Agreement) and (3) shares of Company Common Stock and shares of Series C Preferred Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock or Series C Preferred Stock, as applicable, in accordance with, and who comply in all respects with, Section 262 of the General Corporation Law of the State of Delaware, as amended (such holders of shares described in this clause (A), collectively, “Excluded Holders”), and (B) subject to certain adjustments as more fully described in the Agreement; (ii) (v) each Company Option (as defined in the Agreement) that outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) an amount of cash equal to the product of (A) the total number of shares of Company Common Stock underlying the Company Option multiplied by (B) the excess, if any, of the Consideration over the exercise price of such Company Option (other than any such Company Option with respect to which the exercise price is equal to or greater than the Consideration, in which case such Company Option shall be cancelled for no consideration), (w) each share of (A) Company Double-Trigger Restricted Stock (as defined in the Agreement) that is outstanding as of immediately prior to the Effective Time (other than shares of Company Double-Trigger Restricted Stock (as defined in the Agreement) that are outstanding as of immediately prior to the Effective Time and held by a Non-Continuing Employee (as defined in the Agreement)) shall automatically be cancelled and converted into the right to receive, upon vesting of such Company Double-Trigger Restricted Stock, a lump-sum amount in cash (without interest) equal to the Consideration and (B) each share of Company Single-Trigger Restricted Stock and each share of Company Double-Trigger Restricted Stock that is outstanding as of immediately prior to the Effective Time and held by a Non-Continuing Employee shall become fully vested and shall be cancelled and converted into the right to receive an amount in cash (without interest) equal to the Consideration, (x) each (A) Company Double-Trigger RSU (as defined in the Agreement) that is outstanding as of immediately prior to the Effective Time (other than the Company Double-Trigger RSUs held by a Non-Continuing Employee) shall automatically be cancelled and converted into a Converted RSU (as defined in the Agreement) having the right to receive, upon vesting and settlement of such Converted RSU, a lump-sum amount in cash (without interest), equal to the Consideration and (B) each Company Single-Trigger RSU (as defined in the Agreement) and each Company Double-Trigger RSU held by a Non-Continuing Employee that is outstanding as of immediately prior to the Effective Time shall become fully vested and shall be cancelled and converted into the right to receive an amount in cash (without interest) equal to the Consideration and (z) each Company Tracking Unit (as defined in the Agreement) that is outstanding as of immediately prior to the Effective Time shall automatically be cancelled and converted into a Converted Tracking Unit (as defined in the Agreement) having the right to receive, upon vesting and settlement of such Converted Tracking Unit, a lump-sum amount in cash (without interest) equal to the Consideration; and (iii) each outstanding Company Warrant (as defined in the Agreement) shall automatically cease to represent a Company Warrant exercisable for Company

Common Stock and shall become a warrant exercisable for the Consideration. The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to the holders of Company Common Stock (other than Excluded Holders) in the Transaction pursuant to the Agreement.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of the draft of the Agreement dated July 20, 2024;

(ii)
Reviewed the financial terms and conditions of the draft Guaranty dated July 20, 2024, between Woodside Energy (USA), Inc. and Company;

(iii)
Reviewed certain publicly available historical business and financial information relating to Company;

(iv)
Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company;

(v)
Held discussions with members of the senior management of Company with respect to the business and prospects of Company;

(vi)
Reviewed historical stock prices and trading volumes of Company Common Stock; and

(vii)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or concerning the solvency or fair value of Company, and we have not been furnished with any such valuation or appraisal. Management of Company has advised us that it believes that the financial forecasts most recently provided to us by Company reflect the best currently available estimates and judgments of such management as to the future financial performance of Company. Accordingly, at your direction, for purposes of our analyses in connection with this opinion we have utilized solely such forecasts and not any other forecasts prepared by management of the Company relating to the business of Company. With respect to the financial forecasts and related probability weightings utilized in our analyses, we have assumed, with the consent of Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company and the likelihood of achieving Final Investment Decision (including any related probability weighting) with respect to Company’s LNG development projects. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based (including any related probability weighting). We note that we have not utilized a comparable companies analysis or a precedent transaction analysis in connection with this opinion given the absence of publicly traded companies and transactions involving companies that are, in each case, sufficiently relevant given the development stage and financial performance of Company.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We further note that volatility in the credit, commodities and financial markets, may have an effect on Company or the Transaction and we are not expressing an opinion as to the effects of such volatility on Company or the Transaction. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Without limiting the generality of the foregoing, we note that notwithstanding the fact that Woodside Energy (USA), Inc., a subsidiary of Woodside Energy Group Ltd, is providing a guarantee of all of Buyer’s obligations under the Agreement that is capped at $250 million, we are assuming, at the direction of Company, that Buyer will have sufficient capital to fund the total Consideration and will satisfy all of its obligations under the Agreement in accordance with its terms. We also have assumed, with the consent of Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction (including the terms of the Preferred Stock Merger Consideration and the Bridge Loan Agreement to be entered into among Company, certain of the Company’s Subsidiaries (as defined in the Agreement) and an Affiliate (as defined in the Agreement) of Buyer). We further have assumed, with the consent of Company, that adjustments (if any) to the Consideration will not be material in any respect to our analyses or opinion. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the consideration payable to holders of Series C Preferred Stock or the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Company in connection with the Transaction and will receive a fee for such services, which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to Company, for which we have received compensation, including, during the past two years, having advised Company in connection with the sale of its Haynesville Shale upstream assets earlier this month. In the ordinary course, Lazard and its affiliates and employees may trade securities of Company, Buyer and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Company, Buyer and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company (in its capacity as such) and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder or any other person as to how such stockholder or person should vote or act with respect to the Transaction or any matter relating thereto.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than Excluded Holders).
Very truly yours,
LAZARD FRERES & CO. LLC
By
/s/ George Bilicic

George Bilicic
Managing Director

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SCAN TOVIEW MATERIALS & VOTET ELLURIAN INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 2, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV55696-S95695TELLURIAN INC.Please indicate if you plan to attend this meeting2. To approve, on a nonbinding advisory basis, compensation that will or may become payable to our named executive officers in connection with themerger.1. To approve and adopt the merger agreement.3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes atthe time of the special meeting to approve the adoption of the merger agreement.In their discretion, the proxies are authorized to vote on such other business as may properly come before the special meeting of stockholders and anyadjournment or postponement thereof.The Board of Directors recommends you vote FOR the following:Yes NoFor Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.comV55697-S95695TELLURIAN INC.Special Meeting of StockholdersThursday, October 3, 2024 at 8:30 a.m. Central TimeThis proxy is solicited by or on behalf of the Board of DirectorsThe undersigned stockholder(s) hereby appoint(s) Daniel A. Belhumeur and Meredith S. Mouer, or either of them, as proxies,each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designatedon the reverse side of this ballot, all of the shares of common and/or preferred stock that the stockholder(s) is/are entitledto vote at the Special Meeting of Stockholders to be held at 8:30 a.m. Central Time on Thursday, October 3, 2024, at theHyatt Regency Houston Downtown, located at 1200 Louisiana Street, Second Floor, Arboretum 1-2 Room, Houston, Texas 77002,and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side